    As filed with the Securities and Exchange Commission on August 19, 1997
                                                       Registration No. 33-83818

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                               AMENDMENT NO. 3 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

           CREDIT SUISSE FIRST BOSTON STRUCTURED PRODUCTS CORPORATION
             (Exact name of Registrant as specified in its charter) on behalf of itself and trusts with respect to which it is the depositor

                                                              11 Madison Avenue
         Delaware                                         New York, New York  10010                               13-3752880
(State or other jurisdiction of                                 (212) 325-2000                                  (I.R.S. Employer
incorporation or organization)     (Address, including zip code, and telephone number, including area code,    Identification No.)
                                                 of registrant's principal executive offices)

                                  Gina Hubbell
                     President and Chief Executive Officer

           Credit Suisse First Boston Structured Products Corporation
                               11 Madison Avenue
                            New York, New York 10010
                                 (212) 325-2000
                      (Name, address, including zip code,
        and telephone number, including area code, of agent for service)
                               __________________
                                    Copy to:
                                James D. Johnson
                                Sidley & Austin
                                875 Third Avenue
                            New York, New York 10022
                               __________________
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
                               __________________
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                            ________________________
                        CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum     Proposed Maximum     Amount of
Title of Each Class of                   Amount to be   Offering Price Per       Aggregate       Registration
Securities to be Registered (1)         Registered (2)       Unit (2)        Offering Price (2)     Fee (3)
-------------------------------------------------------------------------------------------------------------
Collateralized Bond Obligations, and
Trust Certificates                         [ ]                         100%           [ ]                $345
-------------------------------------------------------------------------------------------------------------

(1)  The securities are also being registered for the purpose of market making.
(2)  Estimated solely for the purpose of calculating the registration fee.

(3)  $345 previously paid.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION

                 PRELIMINARY PROSPECTUS DATED _________, 199_
--------------------------------------------------------------------------------

                                   PROSPECTUS
--------------------------------------------------------------------------------

           CREDIT SUISSE FIRST BOSTON STRUCTURED PRODUCTS CORPORATION

             COLLATERALIZED BOND OBLIGATIONS AND TRUST CERTIFICATES

                    BACKED BY CERTAIN UNDERLYING SECURITIES
                  AND OTHER UNDERLYING ASSETS DESCRIBED HEREIN

                              (ISSUABLE IN SERIES)

               This Prospectus relates to Collateralized Bond Obligations (the "Bonds") and Trust Certificates (the "Trust Certificates") (collectively, the "Securities") that may be issued from time to time in one or more series (each a "Series") under this Prospectus and the related Prospectus Supplement. The Securities of each Series will be (i) Bonds representing indebtedness of Credit Suisse First Boston Structured Products Corporation (the "Company") or of a trust (a "Trust") established or controlled by the Company, (ii) certificates ("Trust Certificates") evidencing beneficial ownership interests in the Underlying Assets (as defined below) deposited into a Trust by the Company or an affiliate thereof or (iii) a combination of Bonds and Trust Certificates.

               Certain assets (the "Underlying Assets") will secure or otherwise underlie the Securities of each Series. The Underlying Assets will consist of any combination of one or more of (i) (a) bonds, debentures, notes and other debt securities ("Underlying Debt Securities") issued by corporations, partnerships, trusts, limited liability companies and other types of domestic entities (each an "Underlying Debt Issuer") that, in each case, (1) are eligible to issue securities registered on a registration statement on Form S-3 by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and (2) file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as of the closing date for the Securities offered pursuant to the related Prospectus Supplement, (b) Government Securities (as such term is defined herein) described under "The Underlying Assets--Government Securities" and the related Prospectus Supplement and (c) Private Label Custody Receipt Securities (as such term is defined herein) described under "The Underlying Assets-- Private Label Custody Receipt Securities" and the related Prospectus Supplement (such Government Securities, if any, Private Label Custody Receipt Securities, if any, and the Underlying Debt Securities are referred to herein, collectively, as "Underlying Securities"), (ii) credit or liquidity enhancement ("Underlying Enhancement") consisting of surety bonds or insurance policies issued by one or more insurance companies ("Financial Guaranty Insurance"), letters of credit ("Letters of Credit"), other credit enhancement and/or liquidity facilities (in addition to any overcollateralization, senior/subordinated structures and other structural elements of Securities of a Series ("Structural Enhancement")), (iii) interest rate swap agreements, interest rate cap agreements and interest rate floor agreements ("Swap Agreements"), (iv) cash or guaranteed investment contracts ("Guaranteed Investment Contracts") and/or (v) proceeds of any of the foregoing, all as described in the related Prospectus Supplement.

               The Securities will be sold from time to time under this Prospectus on terms established for each Series at the time of sale and described in the related Prospectus Supplement. See "Certain Information To Be Set Forth In The Prospectus Supplement".

               The Bonds of a Series will be non-recourse obligations of the issuer thereof (the "Issuer") and Trust Certificates of a Series will evidence an interest in the related Trust only. The Securities will not be insured or guaranteed by any governmental agency or instrumentality or by any person affiliated with the Company or the Issuer thereof, unless otherwise specified in the related Prospectus Supplement. It is not expected that the Issuer will have any significant assets other than the Underlying Assets and other assets backing the issuance of other securities. The Securities are different from, and should not be deemed to be a substitute for, direct ownership of the Underlying Assets.

               PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 22 HEREIN.
               PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER "ERISA CONSIDERATIONS" HEREIN.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

               The Securities offered by this Prospectus and by the related Prospectus Supplement may be sold to or through underwriters, through dealers or agents or directly to purchasers. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by the related Prospectus Supplement.

                           CREDIT SUISSE FIRST BOSTON
--------------------------------------------------------------------------------

             The date of this Prospectus is _________, 199_.

                             AVAILABLE INFORMATION

               This Prospectus, together with the Prospectus Supplement for each Series of Securities contains a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such registration statement (the "Registration Statement") and the exhibits thereto which the Company has filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. The Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the SEC. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the SEC. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain regional offices of the SEC located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov). It is not intended that any Issuer will send any financial or other reports to Holders of Securities (other than as described under "The Indenture -- Reports to Bondholders" and "The Trust Agreement -- Reports to Trust Certificateholders").

               Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus Supplement and Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
     Any such statement so modified or
     superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Credit Suisse First Boston Structured Products Corporation, 11 Madison Avenue, New York, New York 10010. Telephone requests for such copies should be directed to the Secretary of Credit Suisse First Boston Structured Products Corporation at (212) 325-2000.


                      CERTAIN INFORMATION TO BE SET FORTH
                          IN THE PROSPECTUS SUPPLEMENT

     GENERAL

               The Prospectus Supplement relating to a Series will, among other things, set forth certain terms of such Securities and will describe certain aspects of the Underlying Assets. In addition, the Prospectus Supplement may contain statements that supplement or modify the related provisions of this Prospectus with respect to such Series; accordingly, the Prospectus should be read in conjunction with, and may with respect to such Series be supplemented by, the Prospectus Supplement. For definitions of certain capitalized terms, see "Glossary".

     TERMS OF SERIES

               The Prospectus Supplement relating to a Series will set forth the following terms of such Series: (i) whether such Securities are Bonds, Trust Certificates or a combination thereof; (ii) the initial aggregate principal amount and the Bond Interest Rate or Trust Certificate Interest Rate (or method for determining such rate) and authorized denominations of each Class of such Series; (iii) the circumstances, if any, in which the Securities of such Series are subject to redemption or to an Optional Call Right or other retirement prior to maturity or repurchase; (iv) the Final Scheduled Payment Date of each Class of such Series; (v) the method used to calculate the aggregate amount of principal, if any, available and required to be applied to the Securities of such Series on each Payment Date, the timing of the application of principal, if any, and the order of priority of the application of such principal to the various Classes and the allocation of the principal to be so applied; (vi) whether such Securities are to be issued in Classes, describing the relationship between/among such Classes, including the extent and terms of subordination of any Subordinated Securities, and the specific terms of each; (vii) the identity of each Class of Accrual Securities, Variable Interest Securities, Subordinated Securities, Retail Securities, Zero Coupon Securities, Principal-Only Securities, Interest-Only Securities and Participating Securities included in such Series, if any, or other type of Class of Securities, if any, included in such Series; (viii) the Payment Dates for the various Classes of Bonds or Trust

     Certificates; (ix) the Assumed Reinvestment Rate, if any, and (if applicable) the percentage of Excess Cash Flow to be applied to payments of principal of the Series; (x) the plan of distribution of such Series; (xi) whether the Securities are to be issuable in registered form or bearer form or both, and if Securities in bearer form are issued, whether bearer Securities may be exchanged for registered securities and the circumstances and places for such exchange, if permitted; (xiii) with respect to the federal income tax consequences of such Series, certain elections or intended treatment thereof; (xiv) the currency or currency unit in which the Securities are denominated, if other than U.S. dollars; (xv) if applicable, the terms on which the Trust may issue any indebtedness; (xvi) whether all or any portion of the Underlying Assets may be loaned or pledged to the Company, any affiliate of the Company or any other person (and, if so, the terms or conditions of any such loan or pledge); (xvii) the restrictions on the transferability of Securities; (xviii) whether such Series may be held through CEDEL and/or Euroclear and, if so, how such Series will be held with such clearing agencies; and (xix) any other material terms of such Series or material information relating to the offering thereof.

     UNDERLYING ASSETS

               The Prospectus Supplement (or, if such information is not available in advance as of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the SEC) relating to a Series will set forth the following aspects of the Underlying Assets, to the extent applicable: (i) with respect to the Underlying Debt Securities included therein, (A) the title of each Underlying Debt Security, (B) the aggregate principal amount and type of such Underlying Debt Securities, (C) the stated interest rate, if any, borne by each of such Underlying Debt Securities and the timing of, and manner of determining, any adjustments to such stated interest rate, (D) the weighted average of such interest rates,
     (E) the stated maturity date of each of such Underlying Debt Securities,
     (F) the weighted average stated maturity date of such Underlying Debt Securities, (G) the identity of each Underlying Debt Issuer (including any guarantor and any provider of credit support), (H) certain credit characteristics of such Underlying Debt Issuer, including such Underlying Debt Issuer's rating, if any, and any special risk factors, (I) the existence and extent of any guaranty of or credit support with respect to such Underlying Debt Securities, (J) the conditions under which, and the terms on which, such Underlying Debt Securities may be prepaid or redeemed prior to the stated maturity thereof, (K) the terms, if any, on which the Trustee or its agent may exchange or sell any Underlying Debt Security and
     (L) the type of information that is made publicly available by each Underlying Debt Issuer, including how purchasers of Securities may obtain such publicly available information with respect to each Underlying Debt Issuer; (ii) for each Series the Underlying Assets with respect to which will include certain Government Securities (as such term is defined herein), certain information with respect to such Government Securities described herein under "The Underlying Assets-Government Securities", (iii) for each Series the Underlying Assets with respect to which contain Private Label Custody Receipt Securities (as such term is defined herein), certain information with respect to such Private Label Custody Receipt Securities described herein under "The Underlying Assets--Private Label Custody Receipt Securities", (iv) certain terms of any Underlying Enhancement included therein, including certain contractual terms of the Underlying Enhancement and the identity and rating, if available, of each issuer thereof; (v) certain terms of any Swap Agreements included therein, including certain contractual terms of the Swap Agreements and the identity and rating (if such rating is available) of each counterparty thereto and any guarantor thereof; (vi) certain characteristics of any other Underlying Assets and
     (vii) the terms, if any, on which the Trustee or its agent may exchange or sell any Underlying Asset.

                                    SUMMARY

             The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the Indenture or the Trust Agreement relating thereto (the material terms of which are described in this Prospectus and the Prospectus Supplement), together with any other agreements or instruments related thereto. For definitions of certain capitalized terms, see "Glossary".


SECURITIES OFFERED                      The Securities of each Series will be
                                        (i) Bonds representing indebtedness
                                        of the Company or a Trust established
                                        or controlled by the Company, (ii)
                                        Trust Certificates evidencing
                                        beneficial ownership interests in
                                        assets deposited into a Trust by the
                                        Company or an affiliate thereof or
                                        (iii) a combination of Bonds and
                                        Trust Certificates.  Certain
                                        "Underlying Assets", described below,
                                        will secure or otherwise underlie the
                                        Securities.

Bonds The Bonds may be issued from time to time in separately secured Series pursuant to the Indenture. Each Series will consist of one or more Classes, one or more of which may be Classes of Accrual Bonds, Variable Interest Bonds, Retail Bonds, Zero Coupon Bonds, Principal-Only Bonds, Interest-Only Bonds, Participating
                                        Bonds, Senior Bonds or Subordinated
                                        Bonds.  The respective Classes may
                                        differ with respect to, among other
                                        things, the amounts allocated to,
                                        timing and the priority of principal
                                        and interest payments, if any, Final
                                        Scheduled Payment Date, Payment Dates
                                        and Bond Interest Rates.  The
                                        Prospectus Supplement will describe
                                        the forms in which the Bonds will be
                                        issued and maintained (i.e., in fully
                                        registered form, in book-entry form
                                        through the facilities of DTC or
                                        another depository or in bearer form
                                        or a combination thereof) and the
                                        authorized denominations thereof.
                                        Bonds in bearer form will be offered
                                        only outside the United States to
                                        non-United States persons and to
                                        offices located outside the United
                                        States of certain United States
                                        financial institutions.

Trust Certificates                      The Trust Certificates are issuable
                                        from time to time in separate Series
                                        pursuant to the Trust Agreement.
                                        Each Trust Certificate of a Series
                                        will evidence a beneficial
                                        ownership interest in the Trust for such Series. Each Series of Trust
                                        Certificates will consist of one or more
                                        Classes of Trust Certificates, one or
                                        more of which may be Classes of Accrual
                                        Trust Certificates, Variable Interest
                                        Trust Certificates, Zero Coupon Trust
                                        Certificates, Principal-Only Trust
                                        Certificates, Interest-Only Trust
                                        Certificates, Participating Trust
                                        Certificates, Subordinated Trust
                                        Certificates or Senior Trust
                                        Certificates. The respective Classes may differ with respect to, among other things, the amount, percentage and timing of distributions of principal, interest or both. The Prospectus
                                        Supplement will describe the form in
                                        which the Trust Certificates will be
                                        issued and maintained (i.e., in fully
                                        registered form, in book-entry form
                                        through the facilities of DTC or another depository or in bearer form or a combination thereof). Holders of Trust
                                        Certificates will have the right to
                                        receive distributions based on their pro rata interests in the related Trust.
                                        Such distributions will be scheduled in
                                        the manner of payments of interest
                                        and/or principal on a debt security and, accordingly, the discussion in this
                                        Prospectus and the related Prospectus
                                        Supplement will use the terms interest
                                        and principal to describe such
                                        distributions on Trust Certificates even though such distributions may not constitute principal or interest on debt securities.
CERTAIN TERMS OF THE
SECURITIES

Available Funds                         Interest and principal payments on a
                                        Series of Securities are payable
                                        solely from Available Funds on each
                                        Payment Date in the amounts and
                                        priorities described in the related
                                        Prospectus Supplement.  If Available
                                        Funds are insufficient on any Payment
                                        Date to make required interest and
                                        principal payments, Securityholders
                                        will not be paid the full amount of
                                        such payments and will suffer losses,
                                        unless the related Prospectus
                                        Supplement provides that such
                                        shortfalls will be carried over and
                                        sufficient Available Funds exist on a
                                        subsequent Payment Date to pay such
                                        shortfalls.  There can be no
                                        assurance that Available Funds on any
                                        Payment Date will be sufficient to
                                        make all required interest and
                                        principal payments to
                                        Securityholders.  Except to the
                                        extent otherwise provided in the
                                        related Prospectus Supplement, no
                                        amount of Available Funds (including
                                        Reinvestment Income, if any,
                                        on distributions received by the Issuer
                                        in respect of the Underlying Securities) will be payable to the Issuer.

Interest Each Class of a Series of Securities (other than a Class of Zero Coupon Securities or Principal-Only
                                        Securities and other than as set
                                        forth in the following paragraph)
                                        will accrue interest at the interest
                                        rate set forth in the related
                                        Prospectus Supplement (or, in the
                                        case of Variable Interest Securities,
                                        as determined by the method described
                                        therein). The interest rate will be
                                        fixed or variable.  If the interest
                                        rate is variable, the interest rate
                                        may be based on an Index or otherwise
                                        may change by reference to the
                                        Underlying Assets or as otherwise
                                        specified in the related Prospectus
                                        Supplement.  The Index may be, among
                                        other things, LIBOR, a Prime Rate,
                                        COFI, a Commercial Paper Rate, a
                                        Federal Funds Rate or an index based
                                        on the price of certain commodities
                                        (such as crude oil, natural gas,
                                        gold, silver or coffee) or the value
                                        of certain intangibles (such as stock
                                        indices, bond indices, foreign
                                        exchange rates or the Consumer Price
                                        Index).

                                        In the case of certain Trust
                                        Certificates, distributions will be
                                        based on distributions and other
                                        payments in respect of the related
                                        Underlying Assets so that such Trust
                                        Certificates may not be entitled to
                                        any specified fixed or variable rate
                                        of interest or specified principal
                                        amount.

                                        Interest on all Securities which bear
                                        interest, other than Accrual
                                        Securities, will be due and payable
                                        on the Payment Dates specified in the
                                        related Prospectus Supplement.
                                        However, to the extent set forth in
                                        the related Prospectus Supplement,
                                        failure to pay interest on a current
                                        basis may not necessarily be an Event
                                        of Default with respect to a
                                        particular Series of Securities.
                                        Payments of interest on a Class of
                                        Variable Interest Securities will be
                                        made on the Variable Interest Payment
                                        Dates set forth in the related
                                        Prospectus Supplement.  Interest on
                                        any Class of Accrual Securities will
                                        not be paid currently, but will
                                        accrue and the amount of interest so
                                        accrued will be added to the
                                        principal thereof on each Payment
                                        Date through the Accrual Termination
                                        Date specified in the related
                                        Prospectus Supplement.  Following the
                                        applicable Accrual Termination

                                        Date, interest payments on such
                                        Securities will be made on the Compound
                                        Value thereof.

                                        Interest-Only Securities may be assigned a "Notional Principal Amount" that is used for convenience in expressing the calculation of interest and not to indicate any entitlement to payment of such Notional Principal Amount. The Notional Principal Amount will be determined at the time of issuance of such Securities based on the principal balances or Discounted Amounts of the Underlying Assets attributable to the Securities of a Series entitled to receive principal and will be adjusted periodically over the life of the Securities based on adjustments to the principal balances or Discounted Amounts of such Underlying Assets.

                                        Principal-Only Securities will not
                                        accrue interest and will not be entitled to receive any distributions in respect of interest. Holders of Zero Coupon Securities will not receive payment of interest prior to the Final Scheduled Payment Date of such Securities.

                                        Additionally, if so specified in the
                                        related Prospectus Supplement, interest
                                        accrued for an Interest Accrual Period
                                        for one or more Classes may be
                                        calculated on the assumption that
                                        principal payments (and additions to
                                        principal of the Securities), and
                                        allocations of losses on the Underlying
                                        Assets (if so specified in the related
                                        Prospectus Supplement), are made on the
                                        first day of the preceding Interest
                                        Accrual Period and not on the Payment
                                        Date for such preceding Interest Accrual
                                        Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

                                        With respect to any Class of Variable
                                        Interest Securities, the related
                                        Prospectus Supplement will set forth:
                                        (i) the initial Bond Rate or Trust
                                        Certificate Interest Rate (or the manner of determining such rate); (ii) the method by which the Bond Rate or Trust Certificate Interest Rate will be determined from time to time, including any related Index; (iii) the periodic intervals at which such determination will be made; (iv) the Maximum Variable Interest Rate or the

                                        Minimum Variable Interest Rate, if any,
                                        for such Variable Interest Securities;
                                        (v) the Variable Interest Period and
                                        (vi) any other material terms relevant
                                        to such Class of Securities.

Principal                               Except with respect to Zero Coupon
                                        Securities, Accrual Securities and
                                        Interest-Only Securities and as
                                        described in the second paragraph
                                        under "-Interest" above, on each
                                        Payment Date, principal payments will
                                        be made from Available Funds on the
                                        Securities of each Series in the
                                        amount and as specified in the
                                        related Prospectus Supplement.  If
                                        the Series of Securities has a Class
                                        of Accrual Securities, additional
                                        principal payments on the Securities
                                        of other Classes will be made on each
                                        Payment Date in an amount equal to
                                        the interest accrued, but not then
                                        payable, on such Accrual Securities
                                        for the related Interest Accrual
                                        Period.  All payments of principal of
                                        a Series of Securities will be
                                        allocated among the Classes of such
                                        Series at the times, in the manner
                                        and in the priority (which may, in
                                        certain cases, include allocation by
                                        random lot) set forth in the related
                                        Prospectus Supplement.

Final Scheduled Payment                 The Final Scheduled Payment Date for
Date                                    each Class of Securities of a Series
                                        is the date after which no Securities
                                        of such Class are scheduled to remain
                                        outstanding, assuming timely payments
                                        or distributions are made on the
                                        Underlying Securities in accordance
                                        with their terms.  The Final
                                        Scheduled Payment Date of a Class may
                                        correspond to the maturity date of
                                        the Underlying Securities that have
                                        the latest stated maturity or will be
                                        determined as described herein and in
                                        the related Prospectus Supplement.

                                        The actual final payment date for
                                        each Class of Securities of a Series
                                        will depend primarily upon the rate
                                        of payments (including redemptions
                                        and prepayments) of the Underlying
                                        Securities. The rate of payments of
                                        the Underlying Securities for a Class
                                        will depend on a variety of factors,
                                        including the terms of the Underlying
                                        Securities and the prevailing level
                                        of interest rates from time to time
                                        and other factors.  No assurance can
                                        be given as to the actual payment
                                        (including redemption or prepayment)
                                        experience with respect to a Class.
                                        See "Risk Factors -- Certain Yield,
                                        Redemption and Prepayment
                                        Considerations".

Redemption of Bonds                     If specified in the related
                                        Prospectus Supplement, Bonds of a
                                        Series will be subject to special
                                        redemption, in whole or in part, if,
                                        as a result of principal payments, if
                                        any, on, and/or redemptions, if any,
                                        of, the related Underlying Securities
                                        or low reinvestment yields, or both,
                                        the Trustee determines (based on
                                        assumptions, if any, specified in the
                                        Indenture and after giving effect to
                                        the amounts, if any, available to be
                                        withdrawn from any Reserve Fund and
                                        any other Underlying Enhancement for
                                        such Series) that the amount
                                        anticipated to be available in the
                                        Collection Account, if any, assuming
                                        minimum reinvestment rates, for such
                                        Series on the date specified in the
                                        related Prospectus Supplement will be
                                        insufficient to meet debt service
                                        requirements on any portion of the
                                        Bonds.  Any such redemption would be
                                        limited to the aggregate amount of
                                        all principal payments on (and/or
                                        redemption payments with respect to)
                                        the Underlying Securities received
                                        since the last Payment Date or
                                        Special Redemption Date, whichever is
                                        later, and may shorten the maturity
                                        of any Bond so redeemed by no more
                                        than the period between the date of
                                        such special redemption and the next
                                        Payment Date for such Bonds.  Special
                                        redemptions of Bonds of a Series will
                                        be made in the same priority and
                                        manner as principal payments are made
                                        on a Payment Date.  Except to the
                                        extent otherwise provided in the
                                        related Prospectus Supplement, Bonds
                                        subject to special redemption will be
                                        redeemed on the applicable Special
                                        Redemption Date at a Redemption Price
                                        equal to 100% of their unpaid
                                        principal amount plus accrued
                                        interest on such principal, or on the
                                        Notional Principal Amount, if
                                        applicable, to the date specified in
                                        such Prospectus Supplement.  To the
                                        extent described in such Prospectus
                                        Supplement, Bonds of a Series may be
                                        subject to special redemption in
                                        whole or in part following certain
                                        defaults under the related Underlying
                                        Enhancement Agreement or in certain
                                        other circumstances.

                                        To the extent, if any, specified in
                                        the related Prospectus Supplement,
                                        one or more Classes of any Series of
                                        Bonds may be redeemed in whole or in
                                        part, at the Issuer's option, on any
                                        Payment Date on or after the date(s)
                                        and at the

                                        Redemption Price(s) specified in the
                                        related Prospectus Supplement.

                                        If specified in the related Prospectus
                                        Supplement for a Series, the Bonds of
                                        one or more Classes of Retail Bonds may
                                        be subject to mandatory redemptions by
                                        lot or by such other method set forth in the Prospectus Supplement. The related Prospectus Supplement relating to a Series of Bonds with Retail Bonds will set forth Class priorities, if any, and conditions with respect to redemptions. Retail Bonds to be redeemed will be selected by random lot in $1,000 units, after making all permitted redemptions requested by Holders of Retail Bonds or by such other method as may be set forth in the Prospectus Supplement.

Optional Call Right                     If specified in the related Prospectus
With Respect to Bonds                   Supplement, any Class of Bonds may be
                                        subject to the right of the
                                        Optionholder, at the time or times
                                        specified in such Prospectus Supplement, upon 30 days' written notice to the Trustee, to purchase all, but not less than all, of such Bonds for a cash purchase price equal to the Aggregate
                                        Outstanding Principal of such Bonds,
                                        together with that portion, if any, of
                                        the next scheduled distribution (other
                                        than any amount of such distribution
                                        representing principal) on such Bonds
                                        that is then accrued and unpaid.

Optional Call Right                     If specified in the related
With Respect to Trust                   Prospectus Supplement, any Class of
Certificates                            Trust Certificates may be subject to
                                        the right of the Optionholder, at the
                                        time or times specified in such
                                        Prospectus Supplement, upon 30 days'
                                        written notice to the Trustee, to
                                        purchase all, but not less than all,
                                        of such Trust Certificates or the
                                        Underlying Assets of the related
                                        Trust for a cash purchase price equal
                                        to, unless otherwise specified in the
                                        related Prospectus Supplement, the
                                        Aggregate Outstanding Principal of
                                        such Trust Certificates together with
                                        that portion, if any, of the next
                                        scheduled distribution (other than
                                        any amount of such distribution
                                        representing principal) on such Trust
                                        Certificates that is then accrued and
                                        unpaid.

Optional and Special                    If so specified in the Prospectus
Termination of Trust                    Supplement related to a Series of
                                        Trust Certificates, the Company, or
                                        such other entity that is specified
                                        in the related Prospectus Supplement,
                                        may, at its option, cause an early
                                        termination of the related Trust by
                                        repurchasing all of the Underlying
                                        Securities remaining in the Trust, at
                                        a purchase price of not less than par
                                        (unless otherwise specified in such
                                        Prospectus Supplement), on or after a
                                        specified date, or on or after such
                                        time as the aggregate principal
                                        balance of the Trust Certificates of
                                        any Class of the Series is less than
                                        the amount or percentage specified in
                                        the related Prospectus Supplement.

                                        If specified in the related
                                        Prospectus Supplement, any Class of
                                        the Trust Certificates may be subject
                                        to repurchase at the request of the
                                        Holders of such Class or to mandatory
                                        repurchase by the Company (including
                                        by random lot) upon the terms and
                                        conditions so specified.

RISK FACTORS                            For discussion of risk factors that
                                        should be considered with respect to
                                        an investment in the Securities,
                                        including those relating to the
                                        limited liquidity of an investment in
                                        the Securities, the limited
                                        obligations evidenced by the
                                        Securities, the limited amount and
                                        nature of credit support, if any, and
                                        the credit and other risks with
                                        respect to the Underlying Assets, see
                                        "Risk Factors" herein and in the
                                        related Prospectus Supplement.

UNDERLYING ASSETS                       The Prospectus Supplement will
                                        describe the Underlying Securities,
                                        any Underlying Enhancements and any
                                        Swap Agreements, as well as any
                                        miscellaneous assets, that will
                                        constitute the Underlying Assets with
                                        respect to the related Series.

Underlying Debt Securities              Underlying Debt Securities for a
                                        Series will consist of any
                                        combination of bonds, debentures,
                                        notes and other debt securities
                                        issued by Underlying Debt Issuers.
                                        Each Underlying Debt Issuer will, as
                                        of the date of issuance of the
                                        Securities of a Series, be (i)
                                        eligible to issue securities
                                        registered on a registration
                                        statement on Form S-3 promulgated by
                                        the SEC under the Securities Act and
                                        (ii) a
                                        reporting person under Section 12 or
                                        Section 15(d) of the Exchange Act. Each
                                        of the Underlying Debt Securities will
                                        as of such date have been (i) originally issued in a transaction either (x) registered pursuant to the Securities
                                        Act or (y) not registered pursuant
                                        thereto, if such unregistered Underlying
                                        Debt Security is freely transferable by
                                        the Issuer of such Series under
                                        paragraph (k) of Rule 144 promulgated by the SEC under the Securities Act, and
                                        (ii) previously purchased by the Company or any of its affiliates in the secondary market (i.e., not from the Underlying Debt Issuer or any of its affiliates, and not as part of the initial distribution thereof).

                                        The Prospectus Supplement will specify,
                                        to the extent applicable: (i) the title
                                        of each Underlying Debt Security; (ii)
                                        the aggregate principal amount of the
                                        Underlying Debt Securities; (iii) the
                                        stated interest rate, if any, of such
                                        Underlying Debt Securities and the
                                        timing of, and manner of determining,
                                        any adjustments to such stated interest
                                        rate; (iv) the weighted average of such
                                        interest rates; (v) the stated maturity
                                        date of each of the Underlying Debt
                                        Securities; (vi) the weighted average
                                        stated maturity date of such Underlying
                                        Debt Securities; (vii) the identity of
                                        each Underlying Debt Issuer (including
                                        any guarantor or provider of credit
                                        support); (viii) certain credit
                                        characteristics of such Underlying Debt
                                        Issuer, including such Underlying Debt
                                        Issuer's rating, if any, and any special risk factors; (ix) the existence and extent of any guaranty or credit support with respect to the Underlying Debt Securities; (x) the conditions under which, and the terms on which, any Underlying Debt Security may be prepaid or redeemed prior to its stated maturity date; (xi) the terms, if any, on which the Trustee or its agent may exchange or sell any Underlying Debt Securities; and
                                        (xii) the type of information that is
                                        made publicly available by each
                                        Underlying Debt Issuer, including how
                                        purchasers of Securities may obtain such publicly available information with respect to each Underlying Debt Issuer.

Government Securities                   If so specified in the applicable
                                        Prospectus Supplement, the Underlying
                                        Assets for a Series may include any
                                        combination of (i) receipts or other
                                        instruments created under the

                                        Department of the Treasury's Separate
                                        Trading of Registered Interest and
                                        Principal of Securities, or STRIPS,
                                        program ("Treasury Strips"), which
                                        interest and/or principal strips
                                        evidence ownership of specific interest
                                        and/or principal payments to be made on
                                        certain United States Treasury Bonds
                                        ("Treasury Bonds"), (ii) Treasury Bonds
                                        and (iii) certain other debt securities
                                        ("GSE Bonds") of United States
                                        government sponsored enterprises
                                        ("GSEs") (GSE Bonds, together with
                                        Treasury Strips and Treasury Bonds,
                                        collectively, "Government Securities")
                                        (the issuer of any Government Securities is referred to herein as an "Underlying Government Issuer"). The specific terms of the Government Securities, if any, included in a Trust will be set forth in the applicable Prospectus Supplement.

Private Label Custody                   If so specified in the applicable
Receipt Securities                      Prospectus Supplement, the Trust Fund
                                        for a Series may include any combination of (i) receipts or other instruments
                                        (other than Treasury Strips) evidencing
                                        ownership of specific interest and/or
                                        principal payments to be made on certain
                                        Treasury Bonds held by a custodian
                                        ("Private Label Custody Strips") and
                                        (ii) receipts or other instruments
                                        evidencing ownership of specific
                                        interest and/or principal payments to be made on certain Resolution Funding
                                        Corporation ("REFCO") bonds ("REFCO
                                        Strips"; and together with Private Label
                                        Custody Strips, "Private Label Custody
                                        Receipt Securities") (the issuer of any
                                        Private Label Custody Receipt Securities is referred to herein as an "Underlying
                                        Private Label Custody Receipt Issuer";
                                        and the Underlying Debt Issuers,
                                        Underlying Government Issuers, if any,
                                        and the Underlying Private Label Custody
                                        Receipt Issuers, if any, are referred
                                        to, collectively, as the "Underlying
                                        Issuers"). The specific terms of the
                                        Private Label Custody Receipt
                                        Securities, if any, included in a Trust
                                        Fund will be set forth in the applicable
                                        Prospectus Supplement.

Underlying Enhancements
                                        Underlying Enhancements for a Series may consist of Reserve Funds, Financial Guaranty Insurance, Letters of Credit or other types of credit support or liquidity facilities that are intended to enhance the cash flows derived from the

                                        Underlying Debt Securities. Structural
                                        Enhancements, discussed below, are not
                                        considered part of the Underlying Assets but are enhancements resulting from the structural elements of the Securities of the applicable Series, such as overcollateralization or senior/subordinated structures.

- Reserve Funds                         Reserve Funds may consist of cash,
                                        Letters of Credit, Eligible Investments, demand notes or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement.
                                        Any Reserve Funds for a Series may also
                                        be funded over time through application
                                        of a specified amount of cash flow, to
                                        the extent described in the related
                                        Prospectus Supplement. Such a Reserve
                                        Fund may be established to increase the
                                        likelihood of the timely distributions
                                        on the Securities of such Series or to
                                        reduce the likelihood of a special
                                        redemption with respect to any Series.
                                        Reserve Funds may be established to
                                        provide protection against certain
                                        losses or delinquencies in addition to
                                        or in lieu of other credit support.

                                        Additional information concerning any
                                        Reserve Funds, including the
                                        circumstances under which moneys therein will be applied with respect to Securities, the balance required to be maintained in such Reserve Funds, the manner in which such required balance will decrease over time and the manner of funding any such Reserve Fund, will be set forth in the related Prospectus Supplement.

- Financial Guaranty                    If so specified in the related
   Insurance                            Prospectus Supplement, credit support
                                        for a Series may be provided by
                                        Financial Guaranty Insurance issued
                                        by one or more insurance companies.
                                        Such Financial Guaranty Insurance may
                                        guarantee timely payments of
                                        interest, principal and other amounts
                                        on the basis of a schedule of
                                        principal distributions to the extent
                                        set forth in or determined in the
                                        manner specified in the related
                                        Prospectus Supplement.

- Letters of Credit                     A Letter of Credit may provide
                                        limited protection against certain
                                        losses in addition to or in lieu of
                                        other credit support.  The Letter of
                                        Credit Issuer will be obligated to
                                        honor demands with respect to such
                                        Letter of Credit, to the extent of
                                        the amount available thereunder, to
                                        provide funds
                                        under the circumstances and subject to
                                        such conditions as are specified in the
                                        related Prospectus Supplement. The
                                        liability of the Letter of Credit Issuer under its Letter of Credit may be reduced by the amount of unreimbursed payments thereunder.

                                        The maximum liability of a Letter of
                                        Credit Issuer under its letter of credit will generally be an amount equal to the Letter of Credit Percentage specified in the related Prospectus Supplement. The maximum amount available at any time to be paid under a Letter of Credit will be determined in the manner specified in the related Prospectus Supplement.

- Other Underlying                      Certain terms of any other Underlying
   Enhancements                         Enhancements, which may include
                                        guaranties, credit support or
                                        liquidity facilities, will be set
                                        forth in the related Prospectus
                                        Supplement.

Swap Agreements                         The Underlying Assets with respect to
                                        a Series may include Swap Agreements
                                        consisting of interest rate swap
                                        agreements, interest rate cap
                                        agreements, interest rate floor
                                        agreements and other instruments
                                        relating to interest rates of the
                                        Underlying Securities or the
                                        Securities of such Series. The
                                        related Prospectus Supplement will
                                        specify the means by which each
                                        counterparty to a Swap Agreement
                                        receives consideration for its
                                        obligations (for example, cash flows
                                        from other Underlying Assets, in
                                        specified amounts, may be payable to
                                        such counterparty or a single upfront
                                        payment may be made to such
                                        counterparty at the time of issuance
                                        of such Series).

Guaranteed Investment                   The Issuer may obtain and deliver to
Contracts                               the Trustee Guaranteed Investment
                                        Contracts pursuant to which moneys
                                        held in the funds and accounts
                                        established for such Series will be
                                        invested at a specified rate for the
                                        Series.  The principal terms of any
                                        such Guaranteed Investment Contract,
                                        including provisions relating to the
                                        timing, manner and amount of payments
                                        thereunder and provisions relating to
                                        the termination thereof, will be
                                        described in the Prospectus
                                        Supplement for the related Series.
                                        Additionally, the related Prospectus
                                        Supplement may provide certain
                                        information
                                        with respect to the issuer of such
                                        Guaranteed Investment Contract.

Other Underlying Assets                 If so specified in the related
                                        Prospectus Supplement, the Trust will
                                        own other Underlying Assets described
                                        therein.

STRUCTURAL                              Structural Enhancements for a Series
ENHANCEMENTS                            may consist of overcollateralization,
                                        senior/subordinated structures,
                                        groupings of Underlying Assets and
                                        other structural elements of the
                                        Series.

Overcollateralization                   To the extent specified in the
                                        related Prospectus Supplement, a
                                        Series may be structured such that
                                        the outstanding principal balances or
                                        Aggregate Discounted Amount of the
                                        Underlying Assets relating to a
                                        Series may exceed the Aggregate
                                        Outstanding Principal of such Series,
                                        thereby resulting in intended
                                        overcollateralization.  See
                                        "Underlying Assets -- Discounted
                                        Amount" below.

Senior/Subordinated                     A Series of Securities may include one
Structures                              or more Classes of Subordinated
                                        Securities. The rights of Holders of
                                        such Subordinated Securities to receive
                                        distributions on any Payment Date will
                                        be subordinated in right and priority to the rights of Holders of Senior
                                        Securities of the Series to the extent
                                        described in the related Prospectus
                                        Supplement. If so specified in the
                                        related Prospectus Supplement,
                                        subordination may apply only in the
                                        event of certain types of losses not
                                        covered by Underlying Enhancement or
                                        other Structural Enhancement. Such
                                        subordination may be in lieu of
                                        providing Underlying Enhancement with
                                        respect to losses arising from such
                                        events.

                                        The related Prospectus Supplement will
                                        set forth information concerning the
                                        amount of subordination of a Class or
                                        Classes of Subordinated Securities in a
                                        Series, the circumstances in which such
                                        subordination will be applicable, the
                                        manner, if any, in which the amount of
                                        subordination will decrease over time,
                                        the manner of funding any related
                                        Reserve Fund and the conditions under
                                        which amounts in any related Reserve
                                        Fund will be used to make payments to
                                        Holders of Senior Securities and/or to
                                        Holders of Subordinated Securities or be released.

Groupings of Underlying                 If the Underlying Assets are divided
Assets                                  into separate Groups, each securing or
                                        supporting a separate Class or Classes
                                        of a Series, credit support may be
                                        provided by a cross-support feature or
                                        cross-collateralization, as specified in the related Prospectus Supplement.
                                        Pursuant to a cross-support feature, on
                                        any Payment Date, distributions will be
                                        made with respect to Senior Securities
                                        relating to one Group prior to
                                        distributions to Subordinated Securities relating to another Group. Pursuant to cross-collateralization, Subordinated
                                        Securities will be allocated losses and
                                        shortfalls from one or more Groups
                                        before such losses are allocated to the
                                        Senior Securities relating to such Group or Groups, and Subordinated Securities will be subordinated in right of payment to one or more Classes of Securities relating to one or more Groups.

Discounted Amount                       If provided in the related Prospectus
                                        Supplement, each Underlying Security
                                        will be assigned an initial
                                        Discounted Amount.  The initial
                                        Aggregate Discounted Amount will not
                                        be less than the original Aggregate
                                        Outstanding Principal of such Series.
                                        The Aggregate Discounted Amount of
                                        Underlying Securities relating to any
                                        Series of Securities is intended to
                                        represent the principal amount of
                                        Securities of such Series that, based
                                        on certain assumptions stated in the
                                        related Prospectus Supplement, can be
                                        supported by payments on such
                                        Underlying Securities, together with,
                                        depending on the type of Underlying
                                        Securities and the method used to
                                        determine their Aggregate Discounted
                                        Amount, Reinvestment Income, if any,
                                        at the related Assumed Reinvestment
                                        Rate, if any, and amounts in any
                                        Reserve Fund established for that
                                        Series and any values ascribed to any
                                        other Underlying Assets relating to
                                        such Series.  No assurance can be
                                        given that such Aggregate Discounted
                                        Amount will in fact represent such
                                        principal amount of Securities of
                                        such Series and no third party will
                                        pass upon the validity of the
                                        assumptions referred to above.

Other Structural                        The Prospectus Supplement will
Enhancements                            specify any additional Structural
                                        Enhancement applicable to Securities
                                        of a Series with respect to, for
                                        example, shortfalls arising due to
                                        cross-collateralization, differences
                                        in the Indices on the Securities of a
                                        Series and the interest rates on the
                                        Underlying Assets,
                                        insufficient cash flows from the
                                        Underlying Assets or for other reasons.

THE ISSUER; LIMITED                     It is not expected that the Issuer of
RECOURSE                                any Series of Securities will have
                                        any assets available for payments on
                                        such Series, other than the related
                                        Underlying Assets.  The Bonds will be
                                        non-recourse obligations of such
                                        Issuer.  The Indenture for a
                                        particular Series of Bonds may permit
                                        the Underlying Assets pledged to
                                        secure such Bonds to be transferred
                                        by the Issuer to a trust or other
                                        limited purpose affiliate of the
                                        Company, subject to the obligations
                                        of such Bonds, thereby relieving the
                                        Issuer of its obligations with
                                        respect to such Bonds.  The Trust
                                        Certificates will represent a
                                        beneficial ownership interest in the
                                        Underlying Assets of the related
                                        Trust.  Each Series of Bonds will be
                                        separately secured, and no Series of
                                        Bonds will have any claim against or
                                        security interest in the Underlying
                                        Assets relating to any other Series
                                        of Securities (other than with
                                        respect to Underlying Enhancement in
                                        the case of a Covered Series).
                                        Similarly, no Series of Trust
                                        Certificates will have a beneficial
                                        ownership interest in Underlying
                                        Assets relating to any other Series
                                        of Securities (other than with
                                        respect to Underlying Enhancement in
                                        the case of a Covered Series).

THE COMPANY                             The Company is a special-purpose
                                        Delaware corporation organized for
                                        the purpose of (i) acting as
                                        originator, settlor or depositor with
                                        respect to Trusts formed to issue
                                        Securities, (ii) issuing securities
                                        (including the Securities and other
                                        securities backed by underlying
                                        obligations of various types) and
                                        (iii) acting as settlor or depositor
                                        with respect to trusts, custody
                                        accounts or similar arrangements or
                                        as general or limited partner in
                                        partnerships formed to issue
                                        securities.  It is not expected that
                                        the Company will have any significant
                                        assets other than the Underlying
                                        Assets and other assets backing the
                                        issuance of other securities. The
                                        Company is an affiliate of CSFB.
                                        Neither CSFB nor any of its
                                        affiliates (other than, to the extent
                                        specified in the related Prospectus
                                        Supplement with respect to any
                                        Series, the Company) has guaranteed,
                                        will guarantee or is or will be
                                        otherwise obligated with respect to
                                        any Series of Securities.

                                        The Company's principal executive
                                        office is located at 11 Madison
                                        Avenue, New York, New York 10010, and
                                        its telephone number is (212)
                                        325-2000.

CERTAIN FEDERAL INCOME                  The federal income tax consequences
TAX CONSIDERATIONS;                     of an investment in a Security of any
CERTAIN OTHER TAX                       Series will depend on the
CONSIDERATIONS                          characterization of that Security
                                        (such as a debt obligation, an
                                        interest in a grantor trust or an
                                        equity interest in a trust
                                        characterized as a partnership for
                                        federal income tax purposes) and the
                                        nature of the related Underlying
                                        Assets.  Prospective investors should
                                        read "Certain Federal Income Tax
                                        Consequences" herein and any
                                        comparable information in the
                                        Prospectus Supplement and consult
                                        their own tax advisors regarding the
                                        federal income tax consequences to
                                        them of investing in the Securities,
                                        and should also consider any other
                                        tax consequences applicable to them.



CERTAIN ERISA                           Persons investing assets of employee
CONSIDERATIONS                          benefit plans subject to ERISA or of
                                        plans as defined in Section 4975 of
                                        the Code should read "Certain ERISA
                                        Considerations" and consult their own
                                        legal advisors to determine whether
                                        and to what extent the Securities of
                                        any Series constitute permissible
                                        investments for such employee benefit
                                        plans.


LEGAL INVESTMENT                        Investors the investment authority of
                                        which is subject to legal
                                        restrictions should consult their own
                                        legal advisors to determine whether
                                        and to what extent the Securities of
                                        any Series constitute legal
                                        investments for them.

USE OF PROCEEDS                         The Issuer will use the net proceeds
                                        from the sale of each Series (i) to
                                        purchase the related Underlying
                                        Assets, (ii) to repay indebtedness
                                        that has been incurred to acquire
                                        Underlying Assets and any other
                                        assets constituting the related Trust
                                        Fund, (iii) to establish any Reserve
                                        Funds described in the related
                                        Prospectus Supplement, (iv) to pay
                                        costs of structuring, guaranteeing
                                        and issuing such Securities or (v)
                                        for other purposes set forth in the
                                        Prospectus Supplement.

RATINGS It will be a condition to the issuance of any Securities offered by this Prospectus and the related Prospectus

                                        Supplement that they be rated in one of
                                        the four highest applicable rating
                                        categories by at least one Rating
                                        Agency. The rating or ratings applicable to Securities of each Series will be as set forth in the related Prospectus Supplement.

                                        A security rating should be evaluated
                                        independently of similar ratings of
                                        different types of securities. A
                                        security rating does not address the
                                        effect of redemption, prepayment or
                                        reinvestment rates on investors' yields.
                                        A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

             Prospective investors should consider, together with the other information contained in this Prospectus and the related Prospectus Supplement, the following risk factors in connection with the purchase of the Securities. Certain risk factors relating to Underlying Debt Securities and the related Underlying Issuers, the Government Securities, if any, and the Private Label Custody Receipt Securities, if any, may also apply in various respects to other Underlying Assets (such as Underlying Enhancement and Swap Agreements) and the related obligors or counterparties with respect thereto.

   PASSIVE HOLDING AND DEFICIENCY ON SALE OF UNDERLYING ASSETS

             The Issuer or Trustee will generally hold to maturity and not dispose of any Underlying Securities, regardless of adverse events, financial or otherwise, that may affect the value of the Underlying Securities or the related Underlying Issuer. If there is a payment default on any Underlying Securities or any other default that may result in acceleration of the Underlying Securities, the defaulted Underlying Securities will be disposed of or otherwise dealt with in the manner provided in the related Governing Document. Such arrangements may not result in full payment of principal or interest or full distributions to Holders of Securities and may affect the weighted average life of the Securities. If the Underlying Securities were sold upon an Event of Default with respect to the related Series of Securities or upon other conditions specified in the related Prospectus Supplement, there is no assurance that the proceeds of the sale would pay in full the principal of or interest on or amounts distributable with respect to the Securities of such Series or would otherwise recoup investors' investments therein. The value of the Underlying Securities upon such a sale would depend on their credit quality, prevailing interest rates and other factors.

   CONCENTRATION OF CREDIT RISK

             A Series of Securities with respect to which there are only a limited number of Underlying Issuers will be subject to credit risks greater than those incurred by investing in many other asset-backed securities, because the reduction of credit risk relating to the underlying assets through diversification generally present in such transactions will not exist. Such Series will be subject particularly to the credit risk of each such Underlying Issuer. In particular, the Securities may be subject to greater risk with respect to such factors as the industry type or geographic location of such Underlying Issuer, including any special local economic or business characteristics of the Underlying Issuer as well as economic factors relevant to its industry generally. These risks may be particularly acute in the case of Underlying Securities that have low ratings or that are unrated. The related Prospectus Supplement will contain certain information relating to such credit risk and will provide or incorporate by reference financial information with respect to each Underlying Issuer the Underlying Securities of which comprise 10% or more of the pool of Underlying Securities of the Series.

             If an Underlying Issuer were to become a debtor in a Bankruptcy Case, a delay or substantial reduction in payments on the related obligation may occur, and the Underlying Issuer might have insufficient funds to make all required payments on such obligation. Such event would likely delay or impair payments on the related Securities.

   LIMITED AVAILABLE INFORMATION REGARDING THE UNDERLYING ISSUERS AND UNDERLYING SECURITIES

             This Prospectus relates only to the Securities offered hereby and does not relate to the Underlying Securities. All disclosures contained in this Prospectus regarding the Underlying Securities are derived from (i) information delivered to the Issuer as holder of the Underlying Securities and (ii) publicly available documents. Neither the Issuer nor any of the underwriters of the Securities has participated in the preparation of such information or documents, or made any due diligence inquiry with respect to the information provided therein. There can be no assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the Underlying Securities or the Underlying Issuers have been publicly disclosed or disclosed in information delivered to the Issuer as holder of the Underlying Securities.

             In addition, there can be no assurance that an Underlying Debt Issuer will not elect to suspend its Exchange Act reporting after the date hereof if such Underlying Debt Issuer no longer has a class of security listed on a national securities exchange or held of record by 300 or more holders. In such event, information (including financial information) then available to the Issuer with respect to such Underlying Debt Issuer will not be as extensive, timely or readily available as that previously made available under the Exchange Act. Accordingly, in such event, the information with respect to any such Underlying Debt Issuer that the Issuer can include in its Exchange Act reports will be similarly limited. Notwithstanding the foregoing to the extent specified in the applicable Prospectus Supplement, the Issuer will make available, or cause to be made available, certain periodic trustee or similar reports relating to the Underlying Securities and the Underlying Issuers to the extent such reports are delivered to holders of the Underlying Securities.

   SUBSTANTIAL LEVERAGE

             The Underlying Debt Issuers may be highly leveraged. This could adversely affect Holders of the Securities because under such circumstances
   (i) an Underlying Debt Issuer's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes will be restricted; (ii) a significant portion of an Underlying Debt Issuer's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Underlying Debt Issuer for such operations; (iii) certain of an Underlying Debt Issuer's borrowings may be at variable rates of interest, which could result in higher interest expense in the event of an increase in interest rates; and (iv) if such indebtedness contains financial and restrictive covenants, the failure to comply may result in events of default which, if not cured or waived, could have a material adverse effect on the Underlying Debt Issuer's ability to make payments to holders of the

   Underlying Debt Securities such as the Issuer, thereby having a material adverse effect on Holders of Securities.

   UNSECURED AND SUBORDINATED STATUS OF UNDERLYING DEBT SECURITIES

             The Underlying Debt Securities may be general unsecured obligations of the Underlying Issuers and may be subordinated in right of payment to the individual Underlying Issuer's existing and future senior indebtedness. In the event of a bankruptcy involving an Underlying Issuer or any default in the payment of any secured indebtedness of the Underlying Issuer, Holders of such secured indebtedness will be entitled to payment in full from all assets (and proceeds thereof) of the Underlying Issuer pledged to secure such indebtedness prior to any payment of such assets (or proceeds) to Holders of the Underlying Debt Securities such as the Issuer, thereby having a material adverse effect on Holders of Securities. In addition, in the event of such bankruptcy of an Underlying Issuer or any default of any senior indebtedness of the Underlying Issuer to which the Underlying Debt Securities may be subordinated, holders of such senior indebtedness may be entitled to payment in full prior to any payments to holders of the Underlying Debt Securities, with a material adverse effect on Holders of Securities.

   STRUCTURAL SUBORDINATION OF UNDERLYING DEBT SECURITIES

             Direct creditors or preferred stockholders of any subsidiary of a particular Underlying Issuer, although not Holders of senior indebtedness of the Underlying Issuer, will have a direct claim on the assets and cash flows of such subsidiary, prior to the claims of holders of the Underlying Debt Securities. Therefore, all existing and future liabilities (if any) of the Underlying Issuer's subsidiaries will be effectively senior to the Underlying Debt Securities. To the extent that assets of such an Underlying Issuer, which would otherwise be available to pay holders of the related Underlying Debt Securities, are owned by the Underlying Issuer's subsidiary, such structural subordination may adversely affect the holders of such Underlying Debt Securities, including the Issuer and thereby the Holders of Securities.

   ABSENCE OR INEFFECTIVENESS OF CONTRACTUAL PROTECTIONS

             The Underlying Securities may not contain any significant contractual protections (such as financial covenants, restrictions on changes of control of the Underlying Issuer or rights of redemption upon changes of control of the Underlying Issuer, restrictions on sales of assets or dividends, limitations on incurrence of secured indebtedness or of indebtedness by subsidiaries of the Underlying Issuer (with concomitant structural subordination of the Underlying Securities) or, in the case of subordinated Underlying Securities, against subordination of such Underlying Securities to additional senior indebtedness) against actions by or events affecting the Underlying Issuer. The occurrence of such actions or events could materially adversely affect the value and likelihood of repayment of the Underlying Securities. Such actions or events could include significant changes in the debt-to-equity ratio or capitalization of the Underlying Issuer caused by a change of control, a sale of assets, extraordinary dividend or other restructuring, the incurrence of significant amounts of debt secured by existing assets of the Underlying Issuer or structural or other subordination of the Underlying Securities.

             In addition, any contractual protection provided with respect to the Underlying Securities may not effectively provide significant protection for the Holders of Securities if, for instance, the enforcement of such protections requires the affirmative vote of Holders of a majority in outstanding amount of such Underlying Securities or other joint vote requirement and such affirmative vote requirement is not satisfied. To the extent that the Underlying Securities of a Series represent a small portion of the class of such Underlying Securities, the Issuer's ability to influence any such vote will be correspondingly limited.

   LIMITED OBLIGATIONS AND INTERESTS

             The Securities will not represent a recourse obligation of or interest in the Company or any of its affiliates. The Securities of each Series will not be insured or guaranteed by any government agency or instrumentality, the Company, any person affiliated with the Company or the Issuer, or any other Person. The obligations, if any, of the Company with respect to the Securities of any Series will only be pursuant to certain limited representations and warranties, which will relate primarily to the transfer of the Underlying Assets to the Issuer free and clear of liens and encumbrances. The Company does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Company were required to repurchase an Underlying Asset with respect to which the Company has breached a representation or warranty, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Underlying Asset to the Company, or from a reserve fund established to provide funds for such repurchases. The Company has no obligation to establish or maintain any such reserve fund.

   LIMITED UNDERLYING ASSETS

             Holders of Securities of each Series must rely solely upon distributions on the Underlying Assets with respect to such Series. If such Underlying Assets are insufficient to make required payments or distributions with respect to such Securities, no other assets of the Company or the Issuer will be available for payment of the deficiency. The Securities of one Series will generally not have any claim against or security interest in the Underlying Assets relating to the Securities of any other Series.

             In addition, certain amounts held for the benefit of Securities of any Series remaining in one or more funds or accounts, including any Collection Account and any Reserve Fund, may be withdrawn under certain specified conditions and circumstances described in the related Prospectus Supplement. In the event of such withdrawal, these amounts will not be pledged to, or available for, future payment of principal of or interest on or distribution of amounts with respect to the Securities of such Series. Because payments of principal and interest and distributions with respect to the Underlying Securities may, if so provided in the related

   Prospectus Supplement, be applied to Classes of Securities of a Series in the priority specified in the related Prospectus Supplement, a deficiency that arises after Securities of any such Series having higher priority in payment have been fully or partially repaid will have a disproportionately greater effect on the Securities of Classes having lower priority in payment.

   LIMITED LIQUIDITY

             There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The Securities will not be redeemable unless otherwise provided in the Prospectus Supplement. Although Credit Suisse First Boston Corporation, directly or through one or more affiliates, may make a secondary market in the Securities of a Series, it has no obligation to do so and any such market making, if commenced, may be discontinued at any time without notice.

   CERTAIN YIELD, REDEMPTION AND PREPAYMENT CONSIDERATIONS

             Underlying Securities with respect to a Series may be redeemable and the Securities may be subject to special, optional or mandatory redemption or prepayment or an Optional Call Right, all as specified in the related Prospectus Supplement. Such redemptions, prepayments or Optional Call Right would shorten the average life and could adversely affect the yield of any Securities of such Series. The rate of redemptions or prepayments of Underlying Securities may be dependent on the financial or other condition of the related Underlying Issuer, from time to time may be influenced by a variety of economic, tax, legal and other factors and may not be measurable against any readily available model of prepayments. There can be no assurance as to the rate of redemptions or prepayments on the Underlying Securities, or as to when exercise of any Optional Call Right will occur. As a result, the actual maturity of or final distribution on any Security could occur significantly earlier than its Final Scheduled Payment Date. The actual maturity of or final distribution on the Securities of any Series also will be affected by the extent to which Excess Cash Flow is applied to payments or distributions of principal on the Securities. A Series of Securities may include Classes of Securities with priorities of payment and, as a result, yields on other Classes of Securities of such Series may be more sensitive to redemptions or prepayments of Underlying Securities.

             A Series may include a Class offered at a significant premium or discount. Yields on such Class of Securities will be sensitive, and in some cases extremely sensitive, to redemptions or prepayments of Underlying Securities or exercise of any Optional Call Right and, in the case of a Class sold at a premium, where the amount of interest payable with respect to such Class is extremely disproportionate to principal, a holder might, in some redemption, prepayment or call scenarios, fail to recoup its original investment. If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is faster than that actually experienced on the related Underlying Securities, the actual yield to maturity or final distribution will be lower than that so calculated.

   Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is slower than that actually experienced on the Underlying Securities, the actual yield to maturity or final distribution will be lower than that so calculated. See "Certain Yield and Redemption Considerations".

   INTEREST AND EXCHANGE RATE RISKS

             Securities of certain Series will be particularly subject to interest or exchange rate risk. Fluctuations in interest or exchange rates will have a significant effect on the yield to maturity of such Securities and may, under certain circumstances, result in a negative yield. Such reduced or negative yields would adversely affect the yields to maturity of Holders of such Securities.

   BASIS RISK; RATE DIFFERENCES BETWEEN SECURITIES AND UNDERLYING SECURITIES

             With respect to certain Series of Securities, the Underlying Securities may have interest rates based on an Index specified in the related Prospectus Supplement. Such Underlying Securities may bear interest at rates which also vary inversely with respect to one or more Indices. However, such Securities and such Underlying Securities may bear interest based on different interest rates, commodities or intangibles. It is possible that the rate borne by the Underlying Securities will be below the rate borne by the Securities. Such a situation might continue to exist indefinitely, and could adversely affect the yield on the Securities. The related Prospectus Supplement will describe the extent of any such rate differences.

   LIMITED REMEDIES FOLLOWING DEFAULT

             The market value of the Underlying Securities of any Series may fluctuate as general interest rates fluctuate or otherwise. Following an Event of Default with respect to a Series of Securities, there is no assurance that the market value of such Underlying Securities, giving effect to related Enhancements and Swap Agreements, if any, will be equal to or greater than the unpaid principal and accrued interest due on such Securities, together with any other expenses or liabilities payable thereon. If such Underlying Securities are sold following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Securities. In addition, in certain events there may be restrictions on selling the Underlying Securities securing a Series. See "The Indenture - Events of Default".

             In addition, upon an Event of Default with respect to a Series and a resulting sale of the Underlying Securities securing such Series, the proceeds of such sale will be applied to the payment of certain amounts due to the Trustee and certain other administrative and other expenses prior to the payment of accrued interest on, and then to the payment of the then principal balance of, such Series. Consequently, in the event of any such Event of Default and sale of Underlying Securities, any Classes on which principal payments have previously been made may have, in the aggregate, a greater proportion of their principal repaid than will Classes on which principal payments have not previously been made.

             If the principal of the Securities of a Series is declared due and payable, the Holders of any such Securities issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the Federal Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accreted value"). There is no assurance as to how such accreted value would be determined if such event occurred.

   INTERMEDIATE OWNERSHIP ARRANGEMENTS; RELATED BANKRUPTCY AND INSOLVENCY RISKS

             If any Underlying Securities of any Series consist of interests in trust, custodial or other arrangements for the holding of other Underlying Securities, the rights of the Issuer or Trustee with respect to such Series to receive payments on such Underlying Securities and to take possession of such Underlying Securities may be affected by various factors, including any claims arising in relation to the transfer of such Underlying Securities into such trust, custodial or other arrangement, any bankruptcy, receivership or similar risks relating to such trust, custodial or other arrangement and the contractual terms of such trust, custodial or other arrangement (which may, for instance, restrict the withdrawability of the Underlying Securities or impose majority other joint voting requirements with respect to decisions made by Holders of such interests in such trust, custodial or other arrangements).

   SWAP AGREEMENTS AND RELATED RISKS

             The Underlying Assets may include various Swap Agreements, such as interest rate swaps, interest rate caps and interest rate floors. Interest rate swaps involve the exchange by one party with another party of their respective commitments to pay or receive amounts computed by reference to a fixed rate or a floating rate index and a notional principal amount (the reference amount with respect to which such obligations are determined, although no actual exchange of such amount occurs), e.g., an exchange of floating rate payments for fixed rate payments. An interest rate cap entitles the purchaser thereof, to the extent that a specified index exceeds a predetermined interest rate, to receive payments computed by reference to a fixed rate or a floating rate index and a notional principal amount from the party selling such interest rate cap. An interest rate floor entitles the purchaser thereof, to the extent that a specified index falls below a predetermined interest rate, to receive payments computed by reference to a fixed rate or a floating rate index and a notional principal amount from the party selling such interest rate floor. Fluctuations in interest rates may have a significant effect on the yield to maturity of such Swap Agreements or the levels of support that Swap Agreements can provide to the Securities. In addition, the protection provided by such Swap Agreements may be limited to cover only certain interest rate or other risks to which the Securities may be subject. Continued payments on the Swap Agreements may be affected by the financial condition of the counterparties thereto (or, in some instances, the guarantor thereunder). There can be no assurance that such counterparties will be able to perform their obligations thereunder (or that any related obligations of the Issuer to dedicate any portion of the cash flow from other Underlying Assets will necessarily be effectively terminated or that any such termination will be on a basis that is economically equivalent to the counterparty's continuing performance). Such counterparties will generally not provide any significant contractual protection (such as financial covenants, change of control provisions or restrictions on sales of assets, dividends or incurrence of secured indebtedness) in connection with their obligations under the Swap Agreements and, accordingly, the financial condition of such counterparties may be subject to adverse changes. Failure by a counterparty (or the related guarantor, if any) to make the payments required under the Swap Agreements may result in the delay or failure to make payments on the related Securities. Such failure might result from generalized marketplace defaults resulting from the substantial amount of Swap Agreements entered into by each participant in the marketplace therefor. In addition, the notional amounts on which payments are made may vary under certain circumstances and may not bear any correlation to principal amounts of the related Securities.

   REGULATORY UNCERTAINTY RELATING TO CERTAIN SWAP AGREEMENTS

             Although the Company will not include as Underlying Assets securing or underlying the Securities of any Series any Swap Agreements that it believes will be subject in any material respect to CFTC regulations, there may be regulatory uncertainty with respect to certain types of Swap Agreements. Among other matters, it is sometimes uncertain whether a Swap Agreement is subject to regulation at all, and if it is, whether the appropriate regulatory authority is the SEC or the CFTC. Criteria promulgated by the CFTC that provide a safe harbor from CFTC regulation can be ambiguous in certain circumstances. Furthermore, the scope of the exemption from CFTC regulation outside the safe harbor is unclear in some situations. In addition, Congress, the SEC and the CFTC are currently examining the regulation of Swap Agreements generally and may impose additional adverse requirements. There can be no assurance of the correctness of any assessment of the regulatory status of any Swap Agreement or that such regulations and exemptions will not be modified in the future.

   LIMITED NATURE OF RATING

             Any rating assigned to the Securities by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that Holders of such Securities will receive payments required to be made to them. In the case of Series of Securities secured by Underlying Securities, such rating will not constitute an assessment of the likelihood that prepayments or redemptions of the Underlying Securities will be made by the related obligors, or of the degree to which the rate of such prepayments or redemptions might differ from that originally anticipated. Such rating will not address the possibility that prepayments or redemptions at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that investors purchasing a Security at a significant premium might fail to recoup their initial investment under certain prepayment or redemption scenarios.

             The amount of Underlying Assets required to support a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based on actuarial analysis of the behavior of assets in a group that is larger than the pool securing the Series. There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience generally or that the data derived from a large pool of assets will accurately predict the delinquency or loss experience of any particular pool of Underlying Securities. In most cases, such analysis may be based on the value of the property underlying the Underlying Securities. There can be no assurance that such value will accurately reflect the future value of the property and, therefore, whether or not the Securities will be paid in full.

   ENHANCEMENT LIMITATIONS

             The amount, type and nature of Underlying Enhancement and Structural Enhancement required with respect to the Securities of any Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based on an actuarial analysis of the behavior of assets in a group that is larger than the pool securing the Series. Such analysis is often the basis on which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience or that the data derived from a large pool of assets accurately predicts the delinquency or loss experience of any particular pool of Underlying Securities.

             In addition, if principal payments on or with respect to the Securities of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of available Enhancement may be exhausted before the principal of the lower priority Classes has been repaid. As a result, the impact of significant losses may bear primarily on the Securities of the later maturing Classes.

             Moreover, Enhancement may not cover all potential losses or risks; for example, Underlying Enhancement may or may not cover fraud or negligence by the Underlying Issuers or other parties. Also, if a form of Underlying Enhancement covers more than one Series of Securities, Holders of Securities of each Covered Series will be subject to the risk that such Underlying Enhancement will be exhausted by the claims of other Covered Series before such Covered Series receives any coverage. The obligations of the issuers of any credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Securities may include a Class or multiple Classes of Subordinated Securities to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Securities the amount of subordination will be limited and will decline under certain circumstances, and any related Reserve Fund could be depleted in certain circumstances.

   OVERCOLLATERALIZATION AND SUBORDINATION LIMITATIONS

             To provide Holders of Securities of each Series with a degree of protection against loss, the related Underlying Securities may have an Aggregate Discounted Amount in excess of the principal amount or stated amount of the Securities or Excess Cash Flow may be applied to create overcollateralization. Alternatively, a Series of Securities may include one or more Classes of Subordinated Securities. Such overcollateralization or subordination will be at amounts established in consultation with the Rating Agency rating the Series based on an assumed level of defaults, delinquencies, other losses, application of Excess Cash Flow or other factors. However, there can be no assurance that the loss experience on such Underlying Securities will not exceed such assumed levels, adversely affecting the ability of the Issuer to meet debt service or distribution requirements on the Securities. Although overcollateralization and subordination are intended to reduce the risk of delinquent payments or losses to Holders of Senior Securities, the amount of overcollateralization or subordination, as the case may be, will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances.


                                 THE SECURITIES

             The following summaries describe certain provisions common to each Series. Certain terms used below are used with the meanings ascribed to them in the Indenture or the Trust Agreement.

   THE BONDS - GENERAL

             The Bonds will be issued in separate Series pursuant to the Indenture. A copy of a form of Indenture has been filed with the SEC as an exhibit to the Registration Statement. A copy of the Series Supplement for a Series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the Bonds of the related Series.

             The Indenture will not limit the amount of Bonds that can be issued thereunder and provides that any Series may be issued thereunder up to the aggregate principal amount specified in the related Series Supplement that may be authorized from time to time by the Issuer. Each Series will consist of one or more Classes, one or more of which may be Accrual Bonds, Variable Interest Bonds, Retail Bonds, Zero Coupon Bonds, Principal-Only Bonds, Interest-Only Bonds or Participating Bonds. A Series may also include one or more Classes of Subordinated Securities. If so specified in the related Prospectus Supplement, such Subordinated Securities may be offered hereby and by the related Prospectus Supplement. Each Class of a Series will be issued in registered or bearer form, as designated in the related Prospectus Supplement for a Series, in the minimum denominations specified in the related Prospectus Supplement. See "Registered Securities and Bearer Securities". Bonds of a Series may be issued in whole or part in book-entry form.

             Except to the extent otherwise provided in the related Prospectus Supplement, commencing on the date specified in the related Prospectus Supplement payments of principal of and interest on the Bonds will be made on each Payment Date as set forth in the related Prospectus Supplement.

             To the extent applicable to a Series of Securities, the Trustee will include with each payment on a Bond a statement showing, among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Bond of each Class having the minimum denomination for Bonds of such Class, any realized losses on the Underlying Assets, and on each Payment Date prior to the commencement of principal payments on a Class of Accrual Bonds, the aggregate unpaid principal amount of each Class of Bonds, the interest accrued since the prior Payment Date and added to the principal of an Accrual Bond having the minimum denomination for Bonds of such Class and the new principal of such Bond.

   THE TRUST CERTIFICATES - GENERAL

             The Trust Certificates will be issued in separate Series pursuant to separate Series Supplements to the Master Trust Agreement between the Company and Trustee named in the related Prospectus Supplement (the "Trust Agreement"). A form of Trust Agreement has been filed as an exhibit to the Registration Statement. The Series Supplement relating to each Series of Trust Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within 15 days following the issuance of such Series of Trust Certificates. The following summaries describe certain provisions common to each Series of Trust Certificates.

             Each Series of Trust Certificates will consist of one or more Classes, one or more of which may consist of Accrual Trust Certificates, Variable Interest Trust Certificates, Interest-Only Trust Certificates, Principal-Only Trust Certificates and Zero Coupon Trust Certificates. A Series of Trust Certificates may also include one or more Classes of Subordinated Trust Certificates. Trust Certificates are not debt securities and Holders of Trust Certificates are not entitled to payments of interest and principal as such. Rather, Holders of Trust Certificates will have the right to receive distributions based on their pro rata interests in the related Trust. Such distributions may be scheduled in the manner of payments of interest and/or principal on a debt security and, accordingly, the discussion in this Prospectus and the related Prospectus Supplement will use the terms interest and principal to describe distributions on Trust Certificates. In the case of certain Trust Certificates, distributions generally will be based on the distributions and other payments in respect of the Underlying Assets, and such Trust Certificates may not be entitled to any specified rate of interest and may not have any specified principal amount.

             Each Series will be issued in fully registered form or bearer form, in the minimum original amount or notional amount for Trust Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Securities may be registered, and the Securities may be exchanged, upon the payment of a reasonable service charge to the Trustee, together with any tax or governmental charge payable in connection with such registration of transfer or exchange, except as otherwise provided in the Prospectus Supplement. If specified in the related Prospectus

   Supplement, one or more Classes of a Series may be available in book-entry form only. See "Registered Securities and Bearer Securities".

             Except to the extent otherwise provided in the related Prospectus Supplement, commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Trust Certificates will be made on each Payment Date as set forth in the related Prospectus Supplement.

             To the extent applicable to a Series of Securities, the Trustee will include with each distribution on a Trust Certificate a statement showing, among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Trust Certificate of each Class having the minimum denomination for Trust Certificates of such Class, any realized losses on the Underlying Assets, if applicable, and on each Payment Date prior to the commencement of principal payments on a Class of Accrual Securities, the aggregate unpaid principal amount of each Class of Trust Certificates, the interest accrued since the prior Payment Date and added to the principal of an Accrual Trust Certificate having the minimum denomination for Trust Certificates of such Class and the new principal balance of such Trust Certificate. See "The Trust Agreement - Reports to Trust Certificateholders".

   REGISTERED SECURITIES AND BEARER SECURITIES

             The Prospectus Supplement will specify whether the Securities of the related Series will be issuable as registered Securities without coupons, as bearer Securities with coupons attached or as both registered Securities without coupons and bearer Securities with coupons. It is not currently contemplated that Trust Certificates of any Series will be issuable as bearer Securities. If any Trust Certificates of any Series are to be issuable as bearer Securities, the terms and limitations relating to issuance of such Trust Certificates as bearer Securities will be set forth in the applicable Prospectus Supplement.

             Unless otherwise provided under applicable law at the time of issuance of any bearer Securities, in connection with the sale during the restricted period described below under "Limitations on Issuance of Bearer Securities", no bearer Security will be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities"). A bearer Security in definitive form may be delivered to a location in the United States only if, prior to such delivery, the owner of such Security or a financial institution or clearing organization through which the owner holds such Security, directly or indirectly, provides a written certificate in the form required by the Indenture to the effect that:
   (a) such Security is owned by a Person (other than a financial institution for purposes of resale during the restricted period) who is not a United States Person (as defined below under "Limitations on Issuance of Bearer Securities"); (b) such Security is owned by a United States Person (other than a financial institution for purposes of resale during the restricted period) who is (i) a foreign branch of a United States financial institution or (ii) a United States Person who acquired such Security through the foreign branch of a United States financial institution and who for purposes of such certification holds such security through such financial institution on the date of certification and, in either case, such United States financial institution has agreed, by execution and delivery of the appropriate certificate or certificates, to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder; or (c) such Security is owned by a financial institution for purposes of resale during the restricted period and such financial institution certifies that it has not acquired such Security for purposes of resale directly or indirectly to a United States Person or to a Person within the United States. See "Limitations on Issuance of Bearer Securities".

   EXCHANGE, REGISTRATION AND TRANSFER

        Registered Securities

             Registered Securities of any Series will be exchangeable for other registered Securities of the same Series of any authorized denominations and of a like aggregate principal amount and tenor. Registered Securities may be presented for exchange and registration of transfer (with the form of transfer thereon duly endorsed) at the office of the transfer agent designated by the Issuer in the applicable Prospectus Supplement (or any duly appointed successor to such transfer agent). Except as otherwise described herein or in the applicable Prospectus Supplement, such exchange or transfer of registered Securities will be effected upon payment of a reasonable service charge to the Trustee (or such transfer agent), together with any applicable taxes and other governmental charges and upon the Trustee (or such transfer agent) being satisfied with the documents of title and identity of the Person making the request.

             The Trustee (or such transfer agent) will maintain a register (the "Security Register") for the exchange and transfer of registered Securities and the Trustee (or such transfer agent) and the Issuer will treat the person in whose name a registered Security is registered on the Security Register as the Holder of such registered Security for all purposes, including for purposes of making payments or distributions with respect to such Security and effecting the exchange or transfer of such Security. Holders ("Beneficial Owners") of beneficial interests in registered Securities (including Beneficial Owners of Book-Entry Securities of which DTC is the Holder, as described below under "Book-Entry Registration") that are not Holders of record on the Security Register will not be recognized as Holders, and Beneficial Owners will only be permitted to exercise the rights of Holders indirectly through the Holders.

        Bearer Securities

             Bearer Securities of any Series will be exchangeable for other bearer Securities of the same Series of any authorized denominations and of a like aggregate principal amount and tenor. If Securities of any Series are issuable as both registered Securities and as bearer Securities, at the option of the Holder, on request confirmed in writing, and subject to the terms of the relevant Governing Document, bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such Series will be exchangeable into registered Securities of the same Series of any authorized denominations and of a like aggregate principal amount and tenor. Registered Securities (including registered Securities received in exchange for bearer Securities) may not be exchanged for bearer Securities.

             Any bearer Security surrendered in exchange for a registered or bearer Security between the relevant record date and the relevant Payment Date with respect to any payment of interest shall be surrendered without the coupon relating to such Payment Date and interest represented by such coupon will not be payable in respect of the registered Security issued in exchange for such bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the relevant Governing Document.

             Bearer Securities may be presented for exchange at the office of the Trustee (or another transfer agent designated in the applicable Prospectus Supplement (or any duly appointed successor to such transfer agent)), without a service charge and upon payment of any applicable taxes and other governmental charges.

   PAYMENT AND PAYING AGENTS

        Registered Securities

             Except to the extent otherwise provided in the applicable Prospectus Supplement, distributions of principal of and interest on or amounts distributable with respect to Securities of a Series in registered form will be made by transfer of immediately available funds to the respective accounts in the United States of Securityholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement, except that (i) with respect to any Securityholder other than DTC, if such Securityholder as not provided to the Trustee, at least 15 days prior to the date of such distribution, information as to an account in the United States to which such distribution may be wire transferred, such distribution will be made by check mailed to such Securityholder at the most recent address of such Securityholder appearing in the Register and (ii) the final distribution in retirement of a Security will be made only upon presentation and surrender of such Security at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement.

        Bearer Securities

             Provided that the certificate described above under "Registered Securities and Bearer Securities" has been received, principal of and interest on Bonds issued as bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agent or Paying Agents outside the United States and its possessions as the Issuer may designate from time to time, to the applicable holder, by check or by transfer to an account maintained by such holder with a financial institution located outside the United States and its possessions. Payment of interest on bearer Securities on any Payment Date will be made only against surrender of the coupon relating to such Payment Date.

             No payment with respect to any bearer Security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment or distribution of principal of and interest on bearer Securities denominated and payable in U.S. dollars will be made at the office of the Paying Agent or Paying Agents designated by the Issuer in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

   BOOK-ENTRY REGISTRATION

        Book-Entry Securities

             If so provided in the applicable Prospectus Supplement, securities of any Series will be eligible, but will not be required, to be held by the Persons acquiring such Securities through DTC in the United States or through CEDEL or Euroclear in Europe (any such Securities, "Book-Entry Eligible Securities"). In addition, if so provided in the applicable Prospectus Supplement, Securities of any Series may be issuable on a book-entry only basis and will be required to be held by the Person acquiring such Securities through DTC in the United States (any such securities, "Book-Entry Only Securities" and, together with Book-Entry Eligible Securities, "Book-Entry Securities"). Persons acquiring Book-Entry Securities may hold such Securities directly through DTC, CEDEL or Euroclear if such Persons are Participants in such systems or indirectly through Persons that are Participants in such systems.

             Any Holder of a Book-Entry Eligible Security (and any initial purchaser of a Book-Entry Eligible Security entitled to become a Holder thereof) may elect for such Security to be transferred to or issued in the name of, and held by, DTC, CEDEL or Euroclear. Any Beneficial Owner of a Book-Entry Eligible Security held by DTC, CEDEL or Euroclear may elect to hold such Security directly as Holder by causing such system to transfer such Security to such Beneficial Owner. Any such issuance or transfer shall be subject to and effected in accordance with the applicable rules of DTC, CEDEL or Euroclear and the applicable provisions relating to issuance and transfer of such Security set forth in the applicable Governing Document.

             Except in the limited circumstances described below under "Issuance of Definitive Securities for Book-Entry Only Securities", Book-Entry Only Securities will be held only through DTC, CEDEL or Euroclear and Beneficial Owners of such Securities will not be entitled to receive certificates representing such Securities. Bonds will be issued as Book-Entry Only Securities. See "Global Clearance, Settlement and Tax Documentation Procedures".

   The DTC System

             Book-Entry Securities held by DTC will be held in certificated form in the name of Cede & Co., as nominee for DTC. Book-Entry Securities held by CEDEL or Euroclear will be held in CEDEL's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in the Depositories' names on the books of DTC. Citibank, N.A. will act as depository for CEDEL, and Morgan Guaranty Trust Company of New York will act as depository for Euroclear (in such capacities, the "Depositories").

             Transfers of Book-Entry Securities between DTC Participants will occur in the ordinary way in accordance with DTC's rules and operating procedures. Transfers of Book-Entry Securities between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

             Transfers between DTC Participants, on the one hand, and CEDEL or Euroclear Participants, on the other hand, will be effected by DTC in accordance with DTC's rules and operating procedures on behalf of the relevant European international clearing system by its Depository. Such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the Participants in such system in accordance with such clearing system's rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

             Because of time-zone differences, credits of Securities received by CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing day and dated the business day following the DTC settlement date. Such credits or any transactions in such Securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of Securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for Book-Entry Only Securities constituting Bonds, and tax documentation procedures relating to such Securities, see "Global Clearance, Settlement and Tax Documentation Procedures".

             DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC.

   DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates.
   Direct Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the underwriters of any Securities). DTC is owned by a number of its direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the SEC.

             Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities held by DTC may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal of and interest on the Securities from the Paying Agent through the Participants, who in turn will receive them from DTC. Under the book-entry format, Beneficial Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Beneficial Owners.

             Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities held by DTC and is required to transmit payments of principal of and interest on and distributions of amounts with respect to such Securities that are actually received by DTC. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to such Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners of Book-Entry Securities held by DTC will not possess Securities, Beneficial Owners will receive payments and will be able to transfer their interests in such Securities.

             Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner of Book-Entry Securities held by DTC to pledge such Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a physical certificate for such Securities.

             DTC has advised the Company that it will take any action permitted to be taken by a Holder of Book-Entry Securities held by DTC under the applicable Governing Document only at the direction of one or more Participants to whose account with DTC such Securities are credited. Additionally, DTC has advised the Company that it will take such actions with respect to specified percentages of the Beneficial Owners only at the direction of and on behalf of

   Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

             CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL was founded in 1970 to hold securities for CEDEL Participants and to facilitate the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. Internally, CEDEL is overseen by a Board of Directors comprising the Chairman, the Chief Executive Officer and senior executives drawn from among its shareholders. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any securities. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

             The Euroclear System was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 30 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Euroclear Operator, under contract with the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

             The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Federal Reserve Board and the New York State Banking Department, as well as the Belgian Banking Commission.

             Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

             Distributions with respect to Securities held thorough CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. The CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Holder of Book-Entry Securities under the applicable Governing Document on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such action on its behalf through DTC.

             Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither the Issuer nor any Paying Agent will have any responsibility for the performance by DTC, CEDEL or Euroclear or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

        Issuance of Definitive Securities for Book-Entry Only Securities

             Book-Entry Only Securities of any Series will be issued as Definitive Securities to Persons other than DTC only if (i) the Issuer advises the Trustee in writing that DTC (or its successor) is no longer willing or able properly to discharge its responsibilities as Depository with respect to the Securities, and the Trustee, the Issuer and the Company are unable to locate a qualified successor, (ii) the Issuer at its option elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Securityholders representing not less than 50% of the aggregate outstanding principal amount of the Securities of such Series advise the Trustee, the Issuer and DTC through Participants in writing that the continuation of a book-entry system through DTC is no longer in the best interests of the Securityholders. Upon the occurrence of any of such events and surrender by DTC of the certificate or certificates representing the Securities of such Series and provision of instruction for re-registration, the Trustee will issue the Securities in the form of Definitive Securities, and thereafter the Issuer and the Trustee will recognize the Holders of such Definitive Securities as Holders under the applicable Governing Document.

   DISCOUNTED AMOUNT OF UNDERLYING ASSETS

             If stated in the applicable Prospectus Supplement, each Underlying Security securing a Series or comprising a Trust, as the case may be, will be assigned an initial Discounted Amount determined in the manner and subject to the assumptions specified in the related Prospectus Supplement. The initial Aggregate Discounted Amount of the Underlying Securities pledged to secure a Series or comprising a Trust, as the case may be, will not be less than the initial Aggregate Outstanding Principal of the related Series at the date of issuance thereof.

             Except to the extent otherwise provided in the related Prospectus Supplement, the Discounted Amount of each Underlying Security securing a Series or comprising a Trust is the principal amount of the related Securities which, based upon certain assumptions that will be set forth in the related Prospectus Supplement, can be supported by distributions of principal and interest on such Underlying Security, together with Reinvestment Income thereon, if any, at the Assumed Reinvestment Rate, if any, which may be a contractually specified interest rate pursuant to a Guaranteed Investment Contract, and amounts available to be withdrawn (if applicable) from any Pledged Fund or Account, all as specified in the related Prospectus Supplement. Except to the extent otherwise provided in the related Prospectus Supplement, the Discounted Amount at any time of an Underlying Security included in the Underlying Assets securing a Series or comprising a Trust will be equal to the lesser of (i) the present value of an assumed stream of payments of principal and interest on such Underlying Security together with Reinvestment Income thereon, if any, discounted with the same frequency as payments are made on Securities of such Series at the highest interest rate borne by such Securities and (ii) the product of any collateral value cap set forth in the related Governing Document and the then outstanding principal amount thereof.

             The Assumed Reinvestment Rate, if any, for a Series will be the rate on which amounts deposited in the Collection Account will be assumed to accrue interest or a rate insured or guaranteed by means of a surety bond, Guaranteed Investment Contract, or similar arrangement. If the Assumed Reinvestment Rate is insured or guaranteed, the related Prospectus Supplement will set forth the terms of such arrangement.

             To the extent, if any, that a Discounted Amount is associated with an Underlying Asset other than an Underlying Security, the Prospectus Supplement will describe such Discounted Amount and the method by which it is determined.

             No assurance can be given that such Aggregate Discounted Amount will in fact represent such principal amount of Securities of such Series and no third party will pass upon the validity of the assumptions referred to above.

   INTEREST AND PRINCIPAL PAYMENTS - GENERAL

             Interest and/or principal payments on a Series of Securities are payable solely from Available Funds on each Payment Date in the amounts and priorities described in the related

   Prospectus Supplement. If Available Funds are insufficient on any Payment Date to make required interest and principal payments, Securityholders will not be paid the full amount of such payments and will suffer losses, unless the related Prospectus Supplement provides that such shortfalls will be carried over and sufficient Available Funds exist on some subsequent Payment Date to pay such shortfalls. There can be no assurance that Available Funds on any Payment Date will be sufficient to make all required interest and/or principal payments to Securityholders. Except to the extent otherwise provided in the related Prospectus Supplement, no amount of Available Funds (including Reinvestment Income, if any, on distributions received by the Issuer in respect of the Underlying Securities) will be payable to the Issuer. The Prospectus Supplement will describe the procedures for collecting payments on the Underlying Securities, paying any fees for administrative service and Underlying Enhancement, and making principal and interest payments to Holders of Securities.

   PAYMENTS OF INTEREST

             Each Class of a Series (other than a Class of Zero Coupon Securities or Principal-Only Securities) will accrue interest at the rate per annum specified, or in the manner determined and set forth, in the related Prospectus Supplement (calculated on the basis of a 360-day year of twelve 30-day months). Interest on all Securities that accrue interest, other than Accrual Securities, will be due and payable on the Payment Dates specified in the related Prospectus Supplement. However, failure to pay interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Securities.

             Payment of interest on a Class of Accrual Securities will commence only following the Accrual Termination Date. Prior to such time, interest on such Class of Accrual Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. Following the applicable Accrual Termination Date, interest payments will be made on such Class on the Compound Value of such Class. The Compound Value of a Class of Accrual Securities equals the original principal amount of the Class, plus accrued and unpaid interest added to such principal amount through the immediately preceding Payment Date, less any principal payments previously made on that Class and, if specified in the related Prospectus Supplement, losses allocable thereto. Each payment of interest on each Class of Securities (or addition to principal in the case of a Class of Accrual Securities) on a Payment Date will include all interest accrued during the related Interest Accrual Period preceding such Payment Date, which Interest Accrual Period will end on the day preceding each Payment Date or such earlier date as may be specified in the related Prospectus Supplement. If the Interest Accrual Period for a Series ends on a date other than a Payment Date for such Series, the yield realized by the Holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued during an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments (and additions to principal of the Securities) and allocations of losses on the Underlying Assets (if so specified in the related Prospectus Supplement) are made on the first day of the preceding Interest Accrual Period and not on the Payment Date for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

             A Series may include one or more Classes of Variable Interest Securities. The Variable Interest Rate of Variable Interest Securities will be a variable or adjustable rate, subject to a Maximum Variable Interest Rate and a Minimum Variable Interest Rate (which Variable Interest Rate, Maximum Variable Interest Rate or Minimum Variable Interest Rate may be based on an Index). The Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable, for Variable Interest Securities will be set forth in the related Prospectus Supplement and need not be the same as the Payment Dates for other Securities in such Series, but may be either more or less frequent. Unless otherwise specified in the related Prospectus Supplement or herein, references to Payment Dates include Variable Interest Payment Dates. For each Class of Variable Interest Securities, the related Prospectus Supplement will set forth the initial Bond Interest Rate or Trust Certificate Interest Rate (or the method of determining it), the Variable Interest Period and the formula, index or other method by which the Bond Interest Rate or Trust Certificate Interest Rate for each Variable Interest Period will be determined.

             Interest-Only Securities or interest weighted securities, among others, may be assigned a "Notional Principal Amount", which is used for convenience in expressing the calculation of interest and not to indicate any entitlement to payment of such Notional Principal Amount. The Notional Principal Amount will be determined at the time of issuance of such Securities based on the principal balances or Discounted Amounts of the Underlying Assets attributable to the Securities of a Series entitled to receive principal, and will be adjusted monthly over the life of the Securities based on adjustments to the principal balances or Discounted Amounts of such Underlying Assets.

             If so specified in the related Prospectus Supplement, if funds in the Collection Account are insufficient to make required payments of interest on any Payment Date, amounts available for payment to the Securityholders of each Class will be allocated pro rata in the proportion in which the outstanding principal balance of each Security bears to the aggregate outstanding principal balance of all Securities of such Class, except that Subordinated Securityholders, if any, will not receive any payments of interest on the Subordinated Securities until Senior Securityholders receive payment of interest due them (in each case as described in the related Prospectus Supplement).

   PAYMENTS OF PRINCIPAL

             On each Payment Date for a Series, the Issuer will make principal payments to the Holders of the Securities of such Series on which principal is then due and payable. Payments of principal on a Series will be allocated among Classes of such Series in the order of priority and amounts specified in the related Prospectus Supplement. All payments of principal of Securities of a Class will be applied either on a pro rata or random-lot basis, as specified in the related Prospectus Supplement. In the case of certain Trust Certificates, distributions generally will be based on the distributions and other payments in respect of the Underlying Securities, and such Trust Certificates may not have any specified principal amount.

             The Principal Payment Amount will be determined as specified on the related Prospectus Supplement.

             If so specified in the related Prospectus Supplement, on any Payment Date on which the principal balance of the Underlying Assets is reduced due to losses on the Underlying Assets, (i) the amount of such losses will be allocated first to reduce the Aggregate Outstanding Principal of the Subordinated Securities or otherwise to implement the specified terms of subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Such reductions of principal of a Class or Classes of Securities ranking pari passu will be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

             One or more Classes of a Series may consist of Subordinated Securities. Subordinated Securities may be included in a Series to provide credit support to Senior Securities as described under "Structural Enhancement" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinated Securities may be limited as described in the related Prospectus Supplement. If the Underlying Assets are divided into separate Groups securing separate Classes of a Series, credit support may be provided by a cross-support feature pursuant to which distributions will be made to Senior Securities relating to one Group prior to distributions on Subordinated Securities relating to another Group.

   SPECIAL REDEMPTION OF BONDS

             If specified in the related Prospectus Supplement, the Bonds of a Series may be subject to special redemption on the day of any month specified therein if, as a result of the redemption of the Underlying Assets securing such Bonds or the low yield available for reinvestment, or both, the Trustee determines (based on assumptions specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account, on the date specified in the related Prospectus Supplement for such Series, is anticipated to be insufficient to pay debt service on the Bonds of such Series on such Payment Date. The principal amount of Bonds of such Series required to be so redeemed will not exceed the principal amount otherwise required to be paid on the next Payment Date. Therefore, the primary result of such a special redemption of Bonds is payment of principal prior to the next scheduled Payment Date with respect to principal of the Bonds.

             To the extent described in the related Prospectus Supplement, Bonds of a Series may be subject to special redemption in whole or in part following certain defaults under an Underlying Enhancement, and in certain other circumstances.

             All payments of principal pursuant to any special redemption will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any special redemption will be mailed by the Issuer or the Trustee prior to the Special Redemption Date. The Redemption Price for any Bonds so redeemed will be equal to 100% of the principal amount of such Bonds (or 100% of the Compound Value of any Accrual Bonds) or portions thereof so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

             If Underlying Assets having an Aggregate Value at least equal to the original Aggregate Outstanding Principal of a Series are not pledged and delivered to the Trustee on the related Closing Date, the Company or one of its affiliates will deposit cash or Eligible Investments on an interim basis with the Trustee on such Closing Date in lieu of such Undelivered Assets. If Underlying Assets are not subsequently delivered within 90 days of issuance of the Bonds, the amount of such deposit corresponding to principal may be used to pay a corresponding amount of principal of the Bonds to the extent set forth, and on the Payment Dates specified, in the Prospectus Supplement.

   OPTIONAL REDEMPTION OF BONDS

             If so specified in the related Prospectus Supplement, the Issuer may, at its option, redeem, in whole or in part, one or more Classes of any Series on any Payment Date for such Series of Bonds on or after the dates, if any, specified in such Prospectus Supplement. Notice of such redemption will be given by the Issuer or Trustee prior to the Redemption Date. The Redemption Price for any Bond so redeemed will be specified in the related Prospectus Supplement.

   MANDATORY REDEMPTION OF RETAIL BONDS

             If specified in the related Prospectus Supplement, Bonds of one or more Classes of a Series of Retail Bonds may be subject to mandatory redemption by lot or by such other method set forth in the Prospectus Supplement. No Bonds of a particular Class will be redeemed until all Bonds in each Class having a higher priority of redemption have been paid in full.

             Retail Bonds within a Class will be selected for redemption by random lot in $1,000 units after all redemptions requested by Holders of Retail Bonds in the Class have been made or by such other method set forth in the Prospectus Supplement. Procedures relating to optional redemptions requested by Holders of Retail Bonds and to mandatory redemptions by the Issuer of Retail Bonds and the Class priorities, if any, and conditions with respect to such redemptions, will be described in the related Prospectus Supplement.

   OPTIONAL TERMINATION OF TRUST

             If so specified in the related Prospectus Supplement for a Series, the Company, or another entity designated in the related Prospectus Supplement, may, at its option, cause an early termination of a Trust by repurchasing all the Underlying Assets from such Trust on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Trust Certificates is less than a specified percentage of their initial aggregate principal amount. See "The Trust Agreement - Termination".

   OTHER REPURCHASES OF TRUST CERTIFICATES

             If so specified in the related Prospectus Supplement for a Series, any Class of the Trust Certificates of such Series may be subject to repurchase at the request of the Holders of such Class. Any such redemption right at the request of Holders with respect to a Class of a Series of the Trust Certificates will be described in the related Prospectus Supplement and will be on terms and conditions described therein.

   OPTIONAL CALL RIGHT

             If specified in the applicable Prospectus Supplement relating to a Series of Securities, the Optionholder will have an Optional Call Right, at the time or times specified therein, upon 30 days' written notice to the Trustee (which will promptly give notice thereof to all affected Securityholders), to purchase all, but not less than all, the Securities of such Series or, in the case of Trust Certificates, the Underlying Assets of the related Trust (as specified in such Prospectus Supplement), in either case at a cash purchase price equal to, unless otherwise specified in such Prospectus Supplement, the Aggregate Outstanding Principal of such Securities, together with that portion, if any, of the next scheduled periodic distribution (other than any amount of such distribution representing principal) on such Securities that is then accrued and unpaid. Upon the exercise of an Optional Call Right with respect to any Series of Securities, the Optionholder will transfer to the Trustee an amount in cash equal to such purchase price. Such Trustee shall promptly distribute such cash purchase price received by it to the Holders of such Securities. Such distribution shall be deemed made in full satisfaction of all rights pertaining to the Securities of such Series held by such Holders and, immediately after such distribution has been effected, such Securities shall no longer evidence an obligation of the related Issuer. Concurrently with such distribution, the Trustee will (i) if the Optional Call Right applies to Securities rather than the Underlying Assets of a Trust, issue to the Optionholder a new certificate of such Series of Securities representing either all the Bonds of such Series then outstanding or the entire beneficial interest in the related Trust or (ii) if the Optional Call Right applies to the Underlying Assets of a Trust, transfer to the Optionholder all such Underlying Assets and terminate the related Trust and Series Supplement.

   WITHDRAWAL OF UNDERLYING ASSETS BY THE COMPANY AND THE TRUSTEE

             The Company and the Trustee may own and deal in securities of the same issue and maturity as any of the Underlying Assets and may own and deal in Securities of any Series and withdraw from the lien or custody of the Trustee Underlying Assets in an amount equal to the interest in the Underlying Assets represented by Securities of any Series owned by the Company or the Trustee, as applicable, and, upon effecting such withdrawal, may own and deal in such Underlying Assets. Profits realized in connection with any such withdrawal shall be for the exclusive benefit of the Company or the Trustee, as applicable.

   RATINGS

             It will be a condition to the issuance of any Securities offered by this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest applicable rating categories by at least one Rating Agency. The rating or ratings applicable to Securities of each Series will be as set forth in the related Prospectus Supplement.

             A security rating should be evaluated independently of similar ratings of different types of securities. A security rating does not address the effect of redemption, prepayment or reinvestment rates on investors' yields. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

             See "Risk Factors - Limited Nature of Rating". Pursuant to the terms of the Indenture or Trust Agreement, as applicable, the Company may not issue any Securities which would result in the lowering of the then current ratings of the outstanding Securities of any Series issued thereunder.


            CERTAIN YIELD, REDEMPTION AND PREPAYMENT CONSIDERATIONS

   TIMING OF PAYMENT OF INTEREST AND PRINCIPAL

             If so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities) and allocations of losses on the Underlying Assets are made on the first day of the preceding Interest Accrual Period and not on the Payment Date with respect to such preceding Interest Accrual Period. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during such Interest Accrual Period.

   REDEMPTIONS AND PREPAYMENTS

             The following discussion and related disclosure herein are of particular relevance to Securities the related Underlying Securities of which are redeemable or subject to prepayment at the option of the Underlying Issuer thereof.

             The yield to maturity or final distribution on the Securities will be affected by the rate of redemptions or prepayments of Underlying Securities. The rate at which redemptions or prepayments occur on such Underlying Securities will be affected by a variety of factors, including the terms of the Underlying Securities, the level of prevailing interest rates, the availability of credit and economic, tax, legal and other factors. The rate of principal payments or distributions on Securities generally will correspond to the rate of principal payments, including redemptions or prepayments, on the Underlying Securities.

             If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is faster than that actually experienced on the Underlying Securities, the actual yield to maturity or final distribution will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is slower than that actually experienced on the Underlying Securities, the actual yield to maturity or final distribution will be lower than that so calculated.

             Changes in the timing of redemptions or prepayments of the Underlying Securities may significantly affect the actual yield to maturity of an investor in the Securities even if the average rate of redemptions or prepayments is consistent with the investor's expectation. In general, the earlier a redemption payment or prepayment is received on the Underlying Securities and paid on an investor's Securities, the greater the effect on such investor's yield to maturity or final distribution. The effect on an investor's yield of principal payments or distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments or distributions.

             Redemptions or prepayments of Securities will affect the weighted average life of and the yield on the Securities. Such redemptions or prepayments may occur in a declining interest rate environment, during which investors may be unable to invest proceeds received in such a redemption or prepayment in comparable instruments at rates similar to those received on the Securities.

   INTEREST RATE RISK

             Certain Securities, including Interest-Only Securities and Principal-Only Securities may exhibit special sensitivity to interest rate fluctuations. Fluctuations in interest rates will have a significant effect on the yield to maturity of such Securities and may, in certain circumstances, result in a negative yield. Such reduced or negative yields would adversely affect the yields to maturity of Holders of Securities issued hereunder. The related Prospectus Supplement for such a Series may specify the percentage of the pool of Underlying Assets that are expected to be especially sensitive to interest rate fluctuations and may list expected yields to maturity of Securityholders under a variety of interest rate scenarios.

   REDEMPTIONS, PREPAYMENTS AND WEIGHTED AVERAGE LIFE

             The Final Scheduled Payment Date for a Class is the date specified in the related Prospectus Supplement, calculated on the basis of the assumptions applicable to such Series set forth therein, no later than which the entire Aggregate Outstanding Principal thereof will be fully paid.

             The rate on reinvestment of distributions of principal and interest on the Underlying Securities for a Series, the rates at which principal payments are received on such Underlying Securities and the rate at which payments are made from any Reserve Fund or other Underlying Enhancement for such Series may affect the ultimate maturity of each Class of such Series. Redemptions or prepayments of the Underlying Securities will accelerate the rate at which principal is paid or distributed on the Securities, and slower payment rates on the Underlying Securities will slow the rate at which principal is paid or distributed on the Securities. High reinvestment rates tend to increase the amount of Excess Cash Flow, which, to the extent applied to principal payments or distributions on the Securities, will accelerate principal payments or distributions on such Securities.

             Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Series will be influenced by the rate at which principal on the Underlying Securities is paid.

             In addition, the weighted average life of the Securities may be affected by the varying maturities of the Underlying Securities. If any Underlying Securities of a Series have actual terms to maturity of less than those assumed in calculating the Final Scheduled Payment Date, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Payment Dates, even in the absence of a reinvestment return higher than the Assumed Reinvestment Rate, if any. Conversely, if any Underlying Securities of a Series have actual terms to maturity that are greater than those assumed in calculating the Final Scheduled Payment Date, one or more Classes of the Series may not be fully paid by their respective Final Scheduled Payment Dates. Accordingly, the redemption or prepayment experience of the Underlying

   Securities will, to some extent, be a function of the mix of interest rates and maturities of the Underlying Securities.

   OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

        Fixed or Adjustable Rate Obligation

             The Underlying Securities may consist of fixed or adjustable rate obligations. The rate of redemptions and prepayments with respect to adjustable rate obligations has fluctuated in recent years. No assurance can be given as to the rate of redemptions or prepayments of the Underlying Securities in stable or changing interest rate environments.

        Underlying Issuer Default

             If an Underlying Issuer defaults on the related Underlying Securities, payments to Holders of Securities would be impaired. If the default is not cured, it may effectively shorten the weighted average life of the Securities. If the default is cured, it may lengthen the weighted average life of the Securities. Partial cures will either shorten or lengthen weighted average life, depending on how much of the defaulted amount was ultimately repaid. No assurance can be given that no Underlying Issuer will default. If an Underlying Issuer does default, no assurance can be given as to when such default will occur and how much of the defaulted amount will ultimately be repaid. Underlying Enhancements may be intended to mitigate some of the foregoing effects, but there can be no assurance as to the degree of such mitigation.


                             THE UNDERLYING ASSETS

   GENERAL

             The Prospectus Supplement will describe the Underlying Assets that will (i) secure the related Series of Bonds (pursuant to a pledge by the Issuer to the Trustee of all right, title and interest of the Issuer in such Underlying Assets) and/or (ii) constitute the Trust for the related Series of Trust Certificates, transferred to the Trustee by the Company or one of its affiliates. The Underlying Assets will include the Underlying Debt Securities and may also include Government Securities, Private Label Custody Receipt Securities, Underlying Enhancements, Swap Agreements and miscellaneous other Underlying Assets, all as specified in the related Prospectus Supplement.

             The Trustee or its agents or nominees will have possession of any Underlying Assets in which a security interest may be perfected by possession, and will be the registered owner of any registered security that is an Underlying Asset.

             The Underlying Assets for a Series will equally and ratably secure or underlie each Class of such Series, without priority of one Class over the other (subject to any subordination of

   Subordinated Securities of a Series), and the Underlying Assets with respect to each Series will serve as Underlying Assets only for that Series.

   UNDERLYING DEBT SECURITIES

             Underlying Debt Securities for a Series will consist of any combination of bonds, debentures, notes and other debt securities issued by Underlying Debt Issuers. Each Underlying Debt Issuer will, as of the date of issuance of the Securities of a Series, be (i) eligible to issue securities registered on a registration statement on Form S-3 promulgated by the SEC under the Securities Act and (ii) a reporting person under Section 12 or
   Section 15(d) of the Exchange Act. Each of the Underlying Debt Securities will as of such date have been (i) originally issued in a transaction either
   (x) registered pursuant to the Securities Act or (y) not registered pursuant thereto, if such unregistered Underlying Debt Security is freely transferable by the Issuer of such Series under paragraph (k) of Rule 144 promulgated by the SEC under the Securities Act, and (ii) previously purchased by the Company or any of its affiliates in the secondary market (i.e., not from the Underlying Debt Issuer or any of its affiliates, and not as part of the initial distribution thereof).

             Each Underlying Debt Security will be identified in a schedule attached as an exhibit to the applicable Governing Document and amended from time to time upon any additions or deletions of Underlying Debt Securities. Such schedule will include the outstanding principal amount, interest rate, payment terms, maturity, rating, if any, and certain other information with respect to the Underlying Debt Securities.

             Each Underlying Debt Security (i) will be issued by an Underlying Debt Issuer satisfying the criteria set forth in the second paragraph preceding this paragraph; (ii) may bear interest, if any, at a fixed or variable rate (which variable may be based on an Index specified in the related Prospectus Supplement); (iii) will mature on the date set forth in the related Prospectus Supplement; (iv) may benefit from credit support such as reserve funds, financial guaranty insurance, letters of credit or other types of credit support or liquidity facilities that are intended to enhance the cash flows derived from the assets underlying the Underlying Debt Security; (v) may benefit from (or be subject to additional risks as a result of) structural enhancements such as overcollateralization and senior/subordinate structures; (vi) may be subject to redemption or prepayment prior to the stated maturity thereof; and (vii) may have such other material terms as are described in the related Prospectus Supplement.

             The Prospectus Supplement will specify, to the extent applicable:
   (i) title of each Underlying Debt Security; (ii) the aggregate principal amount of the Underlying Debt Securities; (iii) the stated interest rate, if any, borne by such Underlying Debt Security and the timing of, and manner of determining, any adjustments to such stated interest rate; (iv) the weighted average of such interest rates; (v) the stated maturity of each Underlying Debt Security; (vi) the weighted average stated maturity of such Underlying Debt Securities; (vii) the identity of each Underlying Debt Issuer, including any guarantor or provider of credit support; (viii) certain credit characteristics of such Underlying Debt Issuer, including such Underlying Debt Issuer's rating, if any, and any special risk factors; (ix) the existence and extent of any guaranty or credit support with respect to the Underlying Debt Securities;
   (x) the conditions under which, and the terms on which, any Underlying Debt Security may be redeemed prior to the stated maturity thereof; (xi) the percentage of the Underlying Debt Securities that are subject to redemption or prepayment; (xii) the terms, if any, on which the Trustee or its agent may exchange or sell any Underlying Debt Security; (xiii) the existence and type of information that is made publicly available by each Underlying Debt Issuer, including where and how purchasers of Securities may obtain such publicly available information with respect to each Underlying Debt Issuer; and (xiv) certain financial information with respect to Underlying Debt Issuers, the Underlying Securities of which comprise a material part of the related Underlying Assets.

   GOVERNMENT SECURITIES

        General

             If so specified in the applicable Prospectus Supplement, the Underlying Assets for a Series may include any combination of (i) receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of Securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on certain United States Treasury Bonds ("Treasury Bonds"), (ii) Treasury Bonds and (iii) certain other debt securities ("GSE Bonds") of United States government sponsored enterprises ("GSEs") (GSE Bonds, together with Treasury Strips and Treasury Bonds, collectively, "Government Securities"). The Government Securities, if any, included in a Trust Fund are intended to assure investors that funds are available to make certain specified payments of principal and/or interest due on the related Certificates. As such, the Government Securities, if any, included in a Trust Fund are intended both to
   (i) support the ratings assigned to such Certificates, and (ii) perform a function similar to that described herein under "Credit Support". A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below.

             The Prospectus Supplement for each Series of Certificates the Underlying Assets with respect to which contain Government Securities will contain information as to: (i) the title and series of each such Government Security, the aggregate principal amount, denomination and form thereof; (ii) the limit, if any, upon the aggregate principal amount of such Government Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Government Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Government Security will bear interest, if any, the date or dates from which such interest will accrue; and the dates on which such interest will be payable; whether such Government Security was issued at a price lower than the principal amount thereof; (vi) material events of default or restrictive covenants provided for with respect to such Government Security;
   (vii) the rating thereof, if any; and (viii) the issuer of each Government Security; (ix) the material risks, if any, posed by any such Government Securities and the issuers thereof (which risks, if appropriate, will be described in the "Risk Factors" section of the related Prospectus Supplement); and (x) any other material terms of such Government Security. With respect to a Trust which includes a pool of Government Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Government Securities' pool, certain material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii),
   (iv) and (v) of the preceding sentence and any other material terms regarding such pool.

             The Government Securities included in a Trust Fund will be senior, unsecured, nonredeemable obligations of the issuer thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in a Trust with respect to a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Securities.

        Treasury Bonds

             Treasury Bonds are issued by and are the obligations of The United States of America. As such, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples thereof.

        Treasury Strips

             In general, Treasury Strips are created by separating, or "stripping", the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments (generally semiannual) due on the Treasury Bond to which such Treasury Strip relates.

             In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under "Private Label Custody Receipt Securities"), and investment banks no longer sponsor new issues of custodial receipts.

             Treasury Strips may be either "serial" or "callable". A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on such Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount thereof. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. Such Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of such Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strip will be included in a Trust Fund. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received thereon. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders thereof in accordance with procedures applicable to the particular issue of such Treasury Strips.


        GSE Bonds

             As specified in the applicable Prospectus Supplement, the obligations of one or more of the following GSEs may be included as Underlying Assets of a Trust. The Federal National Mortgage Association ("Fannie Mae"), The Federal Home Loan Mortgage Association ("Freddie Mac"), The Student Loan Marketing Association ("Sallie Mae"), REFCO, Tennessee Valley Authority ("TVA"), The Federal Home Loan Banks ("FHLB") (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), and The Federal Farm Credit Banks ("FFCB"). GSE debt securities are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in the Underlying Assets with respect to a Series of Securities only to the extent that (i) its obligations are supported by the full faith and credit of the United States government or (ii) such organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to such organization. Unless otherwise specified in the related Prospectus Supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

             Unless otherwise specified in the related Prospectus Supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent ("Fiscal Agent") for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

             GSE Bonds may be subject to certain contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of certain specified events. Unless otherwise specified in the related Prospectus Supplement, each GSE is limited to such activities as will promote its statutory purposes as set forth in the publicly available information with respect to such issuer. A GSEs promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require such GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

        The Federal National Mortgage Association

             Fannie Mae is a federally chartered and stockholder owned corporation organized and exiting under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provided funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities ("MBS"). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

             Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016; telephone (202) 752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

        The Federal Home Loan Mortgage Corporation

             Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages (including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing.
   The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in such mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short-term and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

             Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102, outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

   The Student Loan Marketing Association

             Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily thorough secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan ("FFEL") program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments of any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if such obligations are issued by such eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

             Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007; telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

   The Resolution Funding Corporation

             REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the "RTC"). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

             The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

             Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

   The Federal Home Loan Banks

             The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the "FHLB"), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

             The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable Prospectus Supplement, questions regarding such financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone
   (202) 408-2901.

   Unless otherwise specified in the applicable Prospectus Supplement, copies of such reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

   Tennessee Valley Authority

             TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

             TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499, Attention: Vice President and Treasurer, telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

   Federal Farm Credit Banks

             The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the "System"). Through its Banks ("FCBs") and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, certain farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the "Farm Credit Act"), and are subject to regulation by a Federal agency, the Farm Credit Administration (the "FCA"). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to certain related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

             The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("Systemwide Debt Securities"). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the "Funding Corporation").

             Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent thereto and certain press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable Prospectus Supplement, such information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302; telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

   PRIVATE LABEL CUSTODY RECEIPT SECURITIES

   General

             If so specified in the applicable Prospectus Supplement, the Trust Fund for a Series may include any combination of (i) receipts or other instruments (other than Treasury Strips) evidencing ownership of specific interest and/or principal payments to be made on certain Treasury Bonds held by a custodian ("Private Label Custody Strips") and (ii) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on certain Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and, together with Private Label Custody Strips, "Private Label Custody Receipt Securities") (such Private Label Custody Receipt Securities, if any, Government Securities, if any, and the Underlying Debt Securities are referred to herein, collectively, as the "Underlying Securities"). The Private Label Custody Receipt Securities, if any, included in a Trust Fund are intended to assure investors that funds are available to make certain specified payments of principal and/or interest due on the related Certificates. As such, the Private Label Custody Receipt Securities, if any, included in a Trust Fund are intended both to (i) support the ratings assigned to such Certificates, and (ii) perform a function similar to that described herein under "Credit Support". A description of the respective general features of Private Label Custody Receipt Securities is set forth below.

             The Prospectus Supplement for each Series of Certificates the Trust Fund with respect to which contains Private Label Custody Receipt Securities will contain information as to: (i) the title and series of each such Private Label Custody Receipt Security, the aggregate principal amount, denomination and form thereof; (ii) the limit, if any, upon the aggregate principal amount of such Private Label Custody Receipt Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Private Label Custody Receipt Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Private Label Custody Receipt Security will bear interest, if any, the date or dates from which such interest will accrue; and the dates on which such interest will be payable; (v) whether such Private Label Custody Receipt Security was issued at a price lower than the principal amount thereof, (vi) material events of default or restrictive covenants provided for with respect to such Private Label Custody Receipt Security; (vii) the rating thereof, if any: (viii) the issuer of such Private Label Custody Receipt Security; (ix) the material risks, if any, posed by any such Private Label Custody Receipt Security and the issuer thereof (which risks, if appropriate, will be described in the "Risk Factors" section of the Prospectus Supplement); and (x) any other material terms of such Private Label Custody Receipt Security. With respect to a Trust Fund which includes a pool of Private Label Custody Receipt Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities' pool, certain material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii), (iv) and (v) of the preceding sentence and any other material terms regarding such pool.

             The Private Label Custody Receipt Securities included in a Trust Fund will be senior, unsecured, nonredeemable obligations of the issuer thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust Fund with respect to a Series of Certificates is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Certificates.

   Private Label Custody Strips

             The first "stripping" of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the "strip" at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act ("TEFRA") which required holders of such strips to accrue a portion of the discount toward par annually and report such accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

             The shift to "book-entry only" Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would thereupon issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983.

   Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program's sponsor. As a result, the market that developed for such receipts was segmented.

             In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

             Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

             A holder of a Private Label Custody Strip (as opposed to a STRIP) cannot enforce payment on such Treasury Strip against the Treasury; instead, such holder must look to the custodian for payment. Such custodian (and such holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond) can enforce payment of the underlying Treasury Bond against the Treasury. In the event any Private Label Custody Strips are included in a Trust Fund with respect to any Series of Certificates, the Prospectus Supplement for such Series will include the identity and a brief description of each custodian that issued such Private Label Custody Strips. In the event the Depositor knows that the depositor of the Treasury Bonds underlying such Private Label Custody Strips is the Depositor or any of its affiliates, the Depositor will disclose such fact in such Prospectus Supplement.

   REFCO Strips

             A REFCO Bond may be divided into its separate components, consisting of: (i) each future semi-annual interest distribution (an "Interest Component"); and (ii) the principal payment (the "Principal Component") (each component individually hereinafter referred to as a "REFCO Strip"). REFCO Strips are not created by REFCO; instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

             For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semi-annual interest payment of $1,000 or an integral multiple thereof. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

             A holder of a REFCO Strip cannot enforce payment on such REFCO Strip against REFCO; instead, such holder must look to the custodian for payment . Such custodian (and such holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond) can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in the Trust will be set forth in the related Prospectus Supplement. In the event the Company knows that the depositor of the REFCO Bonds underlying the REFCO Strips included in the Trust is the Company or any of its affiliates, the Company will disclose such fact in such Prospectus Supplement.

   UNDERLYING ENHANCEMENT

        General

             For any Series, Underlying Enhancement may be provided with respect to one or more Classes thereof. Underlying Enhancements for a Series may consist of Reserve Funds, Financial Guaranty Insurance, Letters of Credit or other types of credit support or liquidity facilities that are intended to enhance the cash flows derived from the Underlying Securities. If so specified in the related Prospectus Supplement, any form of Underlying Enhancement may be structured so as to be drawn on by more than one Series to the extent described therein. Structural Enhancements, discussed below, are not considered part of the Underlying Assets but are enhancements resulting from the structural elements of the Securities of the applicable Series.

             Underlying Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by Underlying Enhancement or which are not covered by the Underlying Enhancement, Securityholders, as applicable, will bear their allocable share of deficiencies. Moreover, if a form of Underlying Enhancement covers more than one Series of Securities (each, an "Enhanced Series"), Holders of Securities of another Enhanced Series covered by the same Underlying Enhancement will be subject to the risk that such Underlying Enhancement will be exhausted by the claims of such other Enhanced Series before such Enhanced Series receives any of its intended share of such coverage.

             If Underlying Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (i) the amount payable under such Underlying Enhancement, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount payable under such Underlying Enhancement may be reduced and under which such Underlying Enhancement may be terminated or replaced and (iv) the material provisions of any agreement relating to such Underlying Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any Underlying Enhancement, including the identity and rating, if any, of such issuer.

        Reserve Funds

             One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement may be deposited. The Reserve Funds for a Series also may be funded over time by depositing therein a specified amount of the distributions received on the related Underlying Assets as specified in the related Prospectus Supplement.

             Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments or distributions of principal of or interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency, or to reduce the likelihood of special redemptions with respect to any Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Following each Payment Date amounts in such Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application.

             Moneys deposited in any Reserve Funds will be invested in Eligible Investments. Any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund.

             Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make payments or distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

        Financial Guaranty Insurance

             If so specified in the related Prospectus Supplement, Financial Guaranty Insurance in the form of an insurance policy or surety bond with respect to a Series of Securities will be provided by one or more insurance companies. Such Financial Guaranty Insurance, if any, will guarantee, with respect to one or more Classes of Securities of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Financial Guaranty Insurance will also guarantee against any payment made to a Securityholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the Financial Guaranty Insurance for a Series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the Securities of the related Series.

        Letter of Credit

             If so specified in the related Prospectus Supplement, the Letter of Credit with respect to a Series of Securities will be issued by the Letter of Credit Issuer specified in such related Prospectus Supplement. Under the Letter of Credit, the Letter of Credit Issuer will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed prior payments thereunder, equal to the Letter of Credit Percentage specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Letter of Credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The obligations of the Letter of Credit Issuer under the Letter of Credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement and the termination of the applicable Governing Document, as the case may be. A copy of the Letter of Credit for a Series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

   SWAP AGREEMENTS

             A Series may include one or more Swap Agreements as Underlying Assets. Swap Agreements may include interest rate swaps, interest rate caps and interest rate floors relating to the interest rates of the Underlying Securities and the Securities of the related Series.

             Interest rate swaps involve the exchange by the Issuer with another party of their respective commitments to pay or receive amounts computed by reference to a fixed rate or a floating rate index and a notional principal amount (the reference amount with respect to which such obligations are determined, although no actual exchange of such amount occurs), such as an exchange of floating rate payments for fixed rate payments. The payments exchanged by the parties are the product of the rate commitments of each multiplied by the notional principal amount, however, no payments of principal are ever made. An interest rate cap entitles the purchaser thereof, to the extent that a specified index exceeds a predetermined interest rate, to receive payments computed by reference to a fixed rate or a floating rate index and a notional principal amount from the party selling such interest rate cap. An interest rate floor entitles the purchaser thereof, to the extent that a specified index falls below a predetermined interest rate, to receive payments computed by reference to a fixed rate or a floating rate index and a notional principal amount from the party selling such interest rate floor. Certain of the Swap Agreements may be contracted with and/or guaranteed by specified affiliates of the Company.

             The Issuer will usually enter into Swap Agreements on a net basis: that is, where the two parties are each required to make a payment, the Issuer will receive or pay, as the case may be, only the net amount of the two payments. The Issuer may enter into Swap Agreements with affiliates of the Company, member banks of the Federal Reserve System, affiliates of members of the New York Stock Exchange or other entities. The Issuer will therefore be subject to the credit risk of its counterparties. If such a counterparty should default, the Issuer will have contractual remedies pursuant to the agreements related to the transaction but such remedies may be subject to bankruptcy and insolvency laws which could affect the Issuer's rights as a creditor. The swap market has grown substantially in recent years, with a large number of banks and financial services firms acting both as principals and as agents using standardized swap documentation. As a result, the market for certain common interest rate swaps has become relatively liquid. Caps and floors are more recent innovations and are less liquid than swaps. There can be no assurance, however, that the Issuer will be able to enter into interest rate swaps or to purchase interest rate caps or floors at prices or on terms that are advantageous to the Issuer. In addition, although the terms of interest rate swaps, caps and floors may provide for termination, there can be no assurance that the Issuer will be able to terminate an interest rate swap or to sell or offset interest rate caps or floors that it has purchased.

             The Swap Agreements to be included in any Series will be contracts that are expected not to be subject to the Securities Act or the Commodity Exchange Act, and therefore to be unregulated by the SEC and the CFTC. In addition, it is not expected that such Swap Agreements will be regulated by the Comptroller of the Currency or the Federal Reserve Board. However, no assurance can be given that none of the SEC, the CFTC, the Comptroller of the Currency and the Federal Reserve Board will assert jurisdiction over such contracts. If the CFTC were to assert jurisdiction successfully, such contracts could be characterized as illegal off-exchange futures contracts. In such case, the right to receive payments under the contracts would be limited or extinguished.

             The 1992 Act amended the CEA to authorize the CFTC to exempt any agreement, contract or transaction that otherwise would be subject to the CEA, either unconditionally or on stated terms or conditions or for stated periods, from the substantive requirements of the CEA. In particular, the CFTC was authorized to exempt certain derivative instruments from the requirement that they be traded on exchanges designated by the CFTC (the "exchange-traded requirement"). The CFTC has promulgated rules exempting from all provisions of the CEA, including the exchange-traded requirement, certain swap transactions and certain so-called "hybrid instruments", which have features of both debt or equity securities and futures or options contracts, except that certain swap transactions remain subject to certain antifraud provisions. To be exempt from the CEA under this regulatory safe harbor: (i) the swap must be entered into solely between eligible swap participants (as defined in the CFTC rules); (ii) the swap must not be part of a fungible class of agreements that are standardized as to their material economic terms; (iii) the creditworthiness of the parties must be a material consideration in entering into or determining the terms of the swap agreement, including price; and (iv) the swap must not be entered into and traded on or through a multilateral transaction execution facility. The regulatory safe harbor is non-exclusive; thus, derivative instruments falling outside its scope may be exempt from CEA provisions by virtue of other, potentially broader, safe harbors.

             Each Swap Agreement (i) unless otherwise set forth in the related Prospectus Supplement, will be based upon the standard forms prepared by the International Swaps and Derivatives Association, Inc., (ii) will provide that the related counterparty will be obligated to make such payments and the Trust will be obligated to make such payments, each as are described in the related Prospectus Supplement, (iii) may be subject to termination by either party thereto upon the occurrence of certain events, which events, if applicable, will be described in the related Prospectus Supplement, (iv) may provide for the payment of certain amounts by the Trust or the counterparty upon the termination thereof, which amounts, if applicable, will be described in the related Prospectus Supplement and (v) may include other provisions which, to the extent applicable and material, will be described in the related Prospectus Supplement.

             In addition, the Prospectus Supplement for a Series including one or more Swap Agreements as Underlying Assets will specify, to the extent applicable: (i) the types of Swap Agreements included; (ii) a description of each Swap Agreement; (iii) the aggregate amount, notional or otherwise, of each Swap Agreement; (iv) the identity of all counterparties and guarantors;
   (v) the credit characteristics of any such counterparty or guarantor, including any special risk factors; (vi) the types of interest rate fluctuations to which each Swap Agreement is expected to be most sensitive;
   (vii) the term of each Swap Agreement; (viii) the means by which each counterparty to a Swap Agreement receives consideration for its obligations with respect to such Swap Agreement (for example, a single upfront payment may be made to such counterparty at the time of issuance of such Series, or cash flows from other Underlying Assets, in specified amounts, may be payable to such counterparty); (ix) the effect of inclusion of such Swap Agreements in the Underlying Assets; (x) the existence and type of information that is made publicly available by certain counterparties or guarantors, including where and how purchasers of Securities may obtain such publicly available information with respect to such counterparties or guarantors; (xi) any special risk factors associated with a novel or unique Swap Agreement; and
   (xii) certain summary financial information or audited financial statements (or reference to filings with the SEC containing such information or statements, if such counterparty or guarantor is eligible to issue securities pursuant to Instruction I.B.1 of Form S-3 at the time of issuance of such Series) with respect to a counterparty or guarantor, if the Swap Agreement to which such counterparty or guarantor is a party comprises more than 10% or more than 20% respectively, of the value of the Underlying Assets with respect to such Series (based on the then discounted present value of all expected cash flows, on a net basis). The calculation of the discounted present value of the expected cash flows, on a net basis, with respect to any Swap Agreement will be calculated by the Company in good faith, based on the terms of the Swap Agreement, using customary methodologies and market practices (e.g., with respect to the applicable discount rate, discount period, and other applicable variables). For the proposes of the foregoing, the Company will assume that the Swap Agreement is not terminated prior to the expiration of the term thereof. The Prospectus Supplement also may disclose certain information relating to the availability of financial information on counterparties and guarantors, if any.

   GUARANTEED INVESTMENT CONTRACT

             If specified in the related Prospectus Supplement, on or prior to the Delivery Date the Issuer will obtain a Guaranteed Investment Contract with a guarantor acceptable to the Rating Agencies rating the Securities (the "Guarantor"), pursuant to which certain distributions on the Underlying Assets will be invested by the Trustee with the Guarantor, and the Guarantor will pay interest at the rate per annum set forth in such Guaranteed Investment Contract on amounts invested. Whenever funds are required to be paid to the Securityholders, the Guarantor will remit such funds to the Trustee.

   OTHER UNDERLYING ENHANCEMENTS

             Certain terms of any other Underlying Enhancements, which may include guaranties, credit support and liquidity facilities, will be set forth in the related Prospectus Supplement.

   COLLECTION ACCOUNT

             A separate Collection Account for each Series will be established by the Trustee, or if the Trustee is not also the Paying Agent by the Paying Agent, for receipt of all monthly principal and interest payments on the Underlying Securities with respect to such Series and the amount of cash, if any, to be initially deposited therein by the Issuer, Reinvestment Income, if any, thereon and any amounts withdrawn from any Reserve Funds for such Series. If specified in the related Prospectus Supplement, Reinvestment Income, if any, or other gain from investments of moneys in the Collection Account will be credited to the Collection Account for such Series and any loss resulting from such investments will be charged to such Collection Account. See "Investment of Funds" below. Funds on deposit in the Collection Account will be available for application to the payment of principal of and interest on the Securities of the related Series and for certain other payments to the extent provided for in the Indenture or Trust Agreement and described in the related Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, no amount of Available Funds will be payable to the Issuer.

   OTHER FUNDS OR ACCOUNTS

             A Series may also be secured by certain other funds and accounts for the purpose of, among other things, paying certain administrative fees and operating expenses and accumulating funds that are credited to the Issuer's account pending their distribution to the Issuer.

   INVESTMENT OF FUNDS

             Except to the extent otherwise provided in the related Prospectus Supplement, moneys in the Collection Account and certain other funds and accounts for a Series are to be invested by the Trustee, as directed by the Company, in certain Eligible Investments acceptable to each Rating Agency rating such Series, which will consist of one or more of the following: (i) obligations of, or guaranteed as to both full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States and repurchase agreements with respect to any such obligations entered into with an Eligible Institution; (ii) federal funds, certificates of deposit, time deposits and bankers' acceptances, each of which shall not have an original maturity of more than 90 days, of any depository institution or trust company incorporated under the laws of the United States or any state; provided that the short-term obligations of such depository institution or trust company shall be (a) rated at least A-1+/P-1 by S&P and Moody's, respectively, (b) if Fitch is a Rating Agency under the Governing Document, rated at least F-1 (for investments having an original maturity of 30 days or less) or F-1+ (for investments having an original maturity of more than 30 days) by Fitch and (c) if Duff & Phelps is a Rating Agency under the Governing Document, and if Duff & Phelps rates such obligations, rated at least D-1 by Duff & Phelps; and (iii) commercial paper (having original maturities of not more than 180 days) of any corporation incorporated under the laws of the United States or any state thereof; provided that such commercial paper shall be (a) rated at least A-1+/P-1 by S&P and Moody's, respectively, (b) if Fitch is a Rating Agency under the Governing Document, rated at least F-1 (for investments having an original maturity of 30 days or less) or F-1 + (for investments having an original maturity of more than 30 days) by Fitch and (c) if Duff & Phelps is a Rating Agency under the Governing Document, and if Duff & Phelps rates such commercial paper, rated at least D-1 by Duff & Phelps; provided, however, that (x) no instrument will be an Eligible Investment if such instrument evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such instrument has a maturity date after the next scheduled Payment Date and (y) no overnight instrument will be an Eligible Investment unless it is an investment in overnight federal funds or in an overnight repurchase agreement described in clause (i) above.

             Any net income and gain (or loss) from such investments for a Series will be deemed added to (or deducted from) the Collection Account for such Series and the Trustee will have no liability therefor.


                             STRUCTURAL ENHANCEMENT

   GENERAL

             Structural Enhancements for a Series may consist of overcollateralization, senior/subordinated structures, groupings of Underlying Assets and other structural elements of the Series.

   OVERCOLLATERALIZATION

             To the extent specified in the related Prospectus Supplement, a Series may be structured such that the Aggregate Discounted Amount of the Underlying Assets relating to a Series may exceed the Aggregate Outstanding Principal of such Series, thereby resulting in overcollateralization.

   SENIOR/SUBORDINATED STRUCTURES

             One or more Classes of a Series may be Subordinated Securities.
   The rights of the Holders of Subordinated Securities to receive distributions of principal and interest from the Collection Account on any Payment Date will be subordinated to such rights of the Holders of Senior Securities to the extent specified in the related Prospectus Supplement. The amount of subordination will decrease whenever amounts otherwise payable to the Holder of Subordinated Securities are paid to the Holders of Senior Securities (including amounts withdrawn from any related Reserve Fund and paid to the Holders of Senior Securities), and will increase whenever there is distributed to the Holders of Subordinated Securities amounts in respect of which subordination payments have previously been paid to the Holders of Senior Securities. The related Governing Document may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinated Securities.

             A Series may include one or more Classes of Subordinated Securities entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right will effectively be subordinate to the rights of other Holders of Senior Securities, but will not be limited to a specified dollar amount of subordination. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support.

             The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any related Reserve Fund will be used to make distributions to Holders of Senior Securities and/or to Holders of Subordinated Securities or be released. If cash flows otherwise distributable to Holders of Subordinated Securities secured by a Group will be used as credit support for Senior Securities secured by another Group, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

   GROUPINGS OF UNDERLYING ASSETS

             If the Underlying Assets are divided into separate Groups, each securing or supporting a separate Class or Classes of a Series, and the related Prospectus Supplement so provides, credit support may be provided by a cross-support feature or cross-collateralization. Pursuant to a cross-support feature, on any Payment Date, distributions will be made with respect to Senior Securities relating to one Group prior to distributions to Subordinated Securities secured by another Group. Pursuant to cross-collateralization, Securities are allocated losses and shortfalls from one or more Groups before such losses are allocated to the Senior Securities relating to such Group or Groups and are subordinate in right of payment to one or more Classes of Securities relating to one or more Groups.

   OTHER STRUCTURAL ENHANCEMENTS

             The Prospectus Supplement will specify any additional enhancement applicable to Securities of a Series, with respect to, for example, shortfalls arising due to cross-collateralization, differences in the Indices on the Securities of a Series and the interest rates on the Underlying Assets, insufficient cash flows from the Underlying Assets or for other reasons.

                                 THE INDENTURE

             The following summaries describe various material provisions of the Indenture. Certain terms used below are used with the meanings ascribed to them in the Indenture.

   CERTAIN COVENANTS

             The Issuer may not liquidate or dissolve, without the consent of the Holders of at least 66 2/3% of the Voting Rights of each Series of Bonds. The Issuer also may not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety unless (i) such consolidation or merger shall have been consented to by Holders of at least 66 2/3% of the Voting Rights of each Series of Bonds,
   (ii) the Person (if other than the Issuer) formed or surviving such transaction or acquiring such assets is a Person organized under the laws of the United States of America or any State and shall have expressly assumed, by supplemental indenture in form satisfactory to the Trustee, the due and punctual payment of principal of and interest on all Bonds and the performance of every applicable covenant of the Indenture to be performed by the Issuer, (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, (iv) the Trustee shall have received a letter from each Rating Agency rating any outstanding Bonds to the effect that the rating issued with respect to such Bonds is confirmed notwithstanding the consummation of such transaction and
   (v) the Trustee shall have received from the Issuer an Officers' Certificate and an Opinion of Counsel, each to the effect that, among other things, such transaction complies with the foregoing requirements.

             The Issuer may not incur, assume, have outstanding or guarantee any indebtedness except pursuant to the Indenture and subject to the conditions and limitations set forth therein. No such indebtedness will be secured by any Underlying Assets of any Series.

   MODIFICATION OF INDENTURE

             Except as set forth below, with the consent of the Holders of not less than a majority of the Voting Rights of each Series or Class of such Series of Bonds to be affected, the Trustee and the Issuer may amend the Indenture or execute a supplemental indenture to add provisions to or change or eliminate any provisions of the Indenture relating to such Series or modify the rights of the Holders of the Bonds of that Series.

             Without the consent of the holder of each outstanding Bond affected, except as provided below, no such amendment or supplemental indenture may (i) change any Payment Date or the Final Scheduled Payment Date of any Bond or reduce the principal amount thereof, the Bond Interest Rate for any Bond or the Redemption Price with respect thereto, or change the provisions of the Indenture relating to the application of the Trust Estate to payment of principal of or interest on the affected Bonds, or change any place of payment where, or the coin or currency in which, any affected Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture regarding payment, (ii) reduce the percentage of Voting Rights of the Bonds of the affected Series (or Class of such Series), the consent of the Holders of which is required for the authorization of any amendment or supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, (iii) modify or alter the provisions of the Indenture defining the term "Outstanding", (iv) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien of the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of the security afforded by the lien of the Indenture, (v) reduce the percentage of the Voting Rights of the Bonds of any Series (or Class of such Series), the consent of the Holders of which is required to direct the Trustee to liquidate the Underlying Assets for such Series (or Class of such Series), (vi) modify any of the provisions of the Indenture if such modification affects the calculation of the amount of any payment of interest or principal due and payable on any Bond on any Payment Date or to affect the rights of the Holders of Bonds of any Series (or Class of such Series) to the benefit of any provisions for the mandatory redemption of Bonds of such Series (or Class of such Series) contained therein or in the related Series Supplement, or (vii) modify the provisions of the Indenture regarding any modifications of such Indenture requiring consent of the Holders of Bonds, except to increase the percentage or number of Holders required to consent to such modification of such Indenture or to provide that additional provisions of the Indenture cannot be modified or waived without the consent of the holder of each Bond affected thereby.

             The Issuer and the Trustee may also amend the Indenture or enter into supplemental indentures, without obtaining the consent of Holders of any Series, (i) to cure any ambiguity, (ii) to correct or supplement any provision of the Indenture or any supplemental indenture which may be defective or inconsistent with any other provision therein or in the Prospectus Supplement, (iii), to make or to amend any other provisions with respect to matters or questions arising under the Indenture or any supplemental indenture or (iv) to comply with any requirements of the Securities Act, the TIA, the Investment Company Act or the Code provided that any such amendment pursuant to clause (iii) will not materially adversely affect the interests of the Holders of the Bonds. Any such amendment pursuant to clause (iii) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Holder of any Bonds if the Trustee receives written confirmation from each Rating Agency rating such Bonds that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Such amendments may also be made and such supplemental indenture may also be entered into without the consent of Bondholders to set forth the terms of and security for additional Series, to evidence the succession of another person to the Issuer, to add to the conditions, limitations and restrictions on certain terms of any Series and to covenants of the Issuer, to surrender any right or power conferred on the Issuer, to convey, transfer, assign, mortgage or pledge any property to the Trustee, to correct or amplify the description of any property subject to the lien of the Indenture to modify the Indenture to the extent necessary to effect the Trustee's qualification under the TIA or comply with the requirements of the TIA, to provide for the issuance of Bonds of any Series, to make any amendment necessary or desirable to maintain the federal income tax status of the Issuer or the Trust and to amend the provisions of the Indenture relating to authentication and delivery of a Series with respect to which a supplemental indenture has not theretofore been authorized or to evidence and provide for the acceptance of appointment by a successor trustee.

   EVENTS OF DEFAULT

             An "Event of Default" with respect to any Series is defined in the Indenture as being: (i) a continuing default for five days in the payment of interest on any Bond of such Series; (ii) a continuing default for five days in the payment of principal when due of any Bond of such Series; (iii) the impairment of the validity or effectiveness of the Indenture or any Grant thereunder, or the subordination, termination or discharge of the lien of the Indenture with respect to such Series, or the release of any Person from any covenants or obligations under the Indenture with respect to such Series, unless otherwise expressly permitted, or the creation of any lien, charge, security interest, mortgage or other encumbrance with respect to any part of the property subject to the lien of the Indenture, or any interest in or proceeds of such property, unless otherwise expressly permitted, or the failure of the lien of the Indenture to constitute a valid first priority security interest in the property subject to the lien of the Indenture and the continuation of any of such defaults for a period of 30 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the Voting Rights of such Series; (iv) a default in the observance of, or breach of, any covenant or negative covenant of the Issuer made in the Indenture, or a material breach of any representation or warranty of the Issuer made in the Indenture or in any certificate or other document delivered pursuant thereto or in connection therewith as of the time when the same shall have been made, and the continuation of any such default or breach for a period of 60 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the Voting Rights of such Series (unless the default or breach is with respect to certain covenants specified in the Indenture not requiring such continuation or notice); and (v) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. Notwithstanding the foregoing, if a Series includes a Class of Subordinated Bonds, the Indenture for such a Series may provide that certain defaults which relate only to such Subordinated Securities will not constitute an Event of Default with respect to the Bonds, under certain circumstances, and it may limit the rights of Holders of Subordinated Bonds to direct the Trustee to pursue remedies with respect to such defaults, or other Events of Default. Such limitations, if any, will be specified in the related Prospectus Supplement.

             If an Event of Default with respect to any Series occurs and is continuing, the Trustee may, and on the written request of the Holders of at least 25% of the Voting Rights of such Series shall, declare all Bonds of such Series to be due and payable, together with accrued and unpaid interest thereon. Such declaration may in certain circumstances be rescinded by the Holders of a majority of the Voting Rights of such Series.

             The Indenture provides that the Trustee shall, within 90 days after the occurrence of an Event of Default with respect to a Series, mail to the Holders of such Series notice of all uncured or unwaived defaults known to it; provided, however, that, (a) except in the case of an Event of Default in the payment of the principal or purchase price of or interest on any Bond, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Bondholders of such Series, and (b) in the case of a default specified in clause (iv) of the first paragraph of this "Events of Default" subsection, the Trustee is not required to give such notice until at least 30 days after the occurrence of such default or breach and that, in the case of any default or breach specified in clause (v) of the first paragraph of this "Events of Default" subsection, the Trustee is not required to give such notice until at least 60 days after the occurrence of such default or breach.

             An Event of Default with respect to one Series will not necessarily be an Event of Default with respect to any other Series, but an Event of Default with respect to one Class of a Series shall be an Event of Default with respect to all Classes of such Series.

             If, following an Event of Default with respect to any Series, the Bonds of such Series have been declared to be due and payable, the Trustee in its sole discretion may, but shall not be obligated to refrain from liquidating the related Underlying Assets if (i) the Trustee determines that the amounts receivable with respect to such Underlying Assets will be sufficient to pay (a) all principal of and interest on the Bonds in accordance with their terms without regard to the declaration of acceleration and (b) all sums due the Trustee and any other administrative amounts required to be paid under the Indenture and (ii) Holders of the requisite percentage of the Bonds of such Series have not directed the Trustee to sell the related Underlying Assets as so specified in the Indenture. In addition, the Trustee is prohibited from selling the Trust Estate following certain Events of Default unless (a) the amounts receivable with respect to the Underlying Assets are not sufficient to pay in full the principal of and accrued interest on the Bonds of such Series, and to pay sums due the Trustee and other administrative expenses specified in the Indenture and the Trustee obtains the consent of Holders of 66 2/3% of the Voting Rights of such Series or (b) the Trustee obtains the consent of 100% of the Voting Rights of such Series.

   The terms of an Underlying Enhancement or Swap Agreement may also grant to the provider thereof certain rights that may restrict or prevent the Trustee from selling Underlying Assets. The proceeds of a sale of assets will be applied to the payment of amounts due the Trustee and other administrative expenses specified in the Indenture and then distributed pro rata among the Bondholders of such Series (without regard to Class, provided that Subordinated Securities will be subordinate to Senior Securities of the Series to the extent provided in the related Prospectus Supplement) according to the amounts due and payable on the Bonds for principal and interest at the time such proceeds are distributed by the Trustee.

             The Trustee will not be deemed to have knowledge of any Event of Default or default described in clauses (iv) through (vi) of the first paragraph of this "Events of Default" subsection unless an officer in the Trustee's corporate trust department has actual knowledge thereof. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Bondholders of a Series, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture the Holders of a majority of the Voting Rights of a Series (or of such Classes specified in the related Prospectus Supplement) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Series. In addition, the Holders of a majority of the Voting Rights of a Series (or of such Classes specified in the related Prospectus Supplement) may, in certain cases, waive any default with respect to such Series, except a default in payment of principal or interest or in respect of a covenant or provision which cannot be modified without the consent of all Bondholders affected.

             No holder of Bonds of a Series will have the right to institute any Proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Trustee written notice of a continuing Event of Default with respect to such Series, (ii) the Holders of not less than 25% of the Voting Rights of such Series have made written request on the Trustee to institute such Proceeding and have offered satisfactory indemnity, (iii) the Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute any such Proceeding, and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the Voting Rights of such Series; provided, however, that, if the Trustee receives conflicting requests and indemnities from two or more groups of Bondholders each representing less than a majority of the Voting Rights of such Series, the Trustee may in its sole discretion determine what action with respect to the Proceeding, if any, shall be taken.

   REPORTS TO BONDHOLDERS

             Except to the extent otherwise provided in the Prospectus Supplement related to a Series, the Trustee will prepare and forward to each Bondholder on each Payment Date (whether or not such Bondholder receives a payment on such date), or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

                  (i) with respect to a Series, the amount of such distribution allocable to principal on the Underlying Assets, separately identifying the aggregate amount of any redemptions or prepayments included therein;

                  (ii) with respect to a Series, the amount of such distribution allocable to interest on the Underlying Assets;

                  (iii) the aggregate outstanding principal balance of the Underlying Securities as of the opening of business on the immediately following Due Date, after giving effect to distributions allocated to principal reported under (i) above and the payment made on the Due Date immediately preceding such Payment Date;

                  (iv) the aggregate outstanding principal amount of the Bonds of such Series as of the immediately following Due Date, after giving effect to distributions allocated to principal reported under (i) above and the payment made on the Due Date immediately preceding such Payment Date;

                  (v) in the case of Variable Rate Bonds, the Variable Interest Rate applicable to the distribution being made;

                  (vi) with respect to Accrual Bonds prior to the Accrual Termination Date, in addition to the information specified in (i) above, the amount of interest accrued on such Bonds during the related Interest Accrual Period and added to the Compound Value thereof;

                  (vii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Bondholders would have received if there were sufficient Available Funds to distribute and the amounts actually distributed);

                  (viii) if applicable, the number and aggregate principal balances of Underlying Assets delinquent for (a) two consecutive payments and (b) three or more consecutive payments, as of the close of the business on the Determination Date to which such distribution relates;

                  (ix) in the case of any Underlying Enhancement described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Payment Date;

                  (x) in the case of any Series which includes Subordinated Bonds, the subordinated amount, if any, determined as of the related Payment Date and if the distribution to the Holders of Senior Bonds is less than their required distribution, the amount of the shortfall;

                  (xi) the amount of any withdrawal from any applicable Reserve Fund included in amounts actually distributed to Bondholders and the remaining balance of each Reserve Fund, if any, on such Payment Date, after giving effect to distributions made on such date; and

                  (xii) such other information as may be specified in the Indenture.

             In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each Bondholder of record at any time during such calendar year: (A) the aggregate of amounts reported pursuant to (i) through (iii), (vi), (vii) and (xi) above for such calendar year and (B) such information specified in the Indenture to enable Bondholders to prepare their tax returns, including the amount of original issue discount accrued on the Bonds, if applicable. Information in the Payment Date reports and annual reports provided to the Bondholders will not have been examined and reported upon by an independent public accountant.

   AUTHENTICATION AND DELIVERY OF BONDS

             The Issuer may from time to time deliver Bonds executed by it to the Trustee and order that the Trustee authenticate such Bonds. On the receipt of such Bonds and such order and subject to the Issuer's compliance with certain conditions specified in the Indenture, the Trustee will authenticate and deliver such Bonds as the Issuer may direct. The Trustee will be authorized to appoint an Authenticating Agent for purposes of authenticating and delivering any Series of Bonds.

   SATISFACTION AND DISCHARGE OF THE INDENTURE

             The Indenture will be discharged as to a Series (except with respect to certain continuing rights specified in the Indenture), (i)(a) on the delivery to the Trustee for cancellation of all the Bonds of such Series other than Bonds which have been mutilated, lost or stolen and have been replaced or paid and Bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer and discharged from such trust) as provided in the Indenture, or (b) at such time as all Bonds of such Series not previously cancelled by the Trustee have become, or within one year will become, due and payable or called for redemption and the Issuer shall have deposited with the Trustee an amount sufficient to repay all of the Bonds and (ii) when the Issuer shall have paid all other amounts payable under the Indenture with respect to such Series.

   ISSUER'S ANNUAL COMPLIANCE STATEMENT

             The Issuer will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

   PASS THROUGH OF VOTING RIGHTS

             The Trustee shall seek instructions from Bondholders of a Series in connection with any vote, consent or waiver required in respect of any related Underlying Asset. Except as otherwise provided in the Prospectus Supplement, the Trustee shall direct any action or cast any vote as the holder of such Underlying Asset in proportion to the Aggregate Outstanding Principal of Bonds held by Bondholders of such Series taking the corresponding position. The Prospectus Supplement will specify whether and under what circumstances voting in such cases will be by Class.

   LIST OF BONDHOLDERS

             Three or more Holders of a Series that have each owned the Bonds for at least six months may, by written application to the Trustee, request access to the list maintained by the Trustee of all Holders of the same Series or of all Bonds, as specified in the request, for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Trustee may choose not to give such Bondholders access to the list of Bondholders if it wishes to mail the communication on behalf of the requesting Bondholders, at their expense, to all Bondholders. If the Trustee objects to the proposed mailing on the grounds that it would be contrary to the best interests of the Bondholders or a violation of applicable law, it may request permission from the SEC not to make the proposed mailing.

   MEETINGS OF BONDHOLDERS

             Meetings of Bondholders may be called at any time and from time to time to (i) give any notice to the Issuer or to the Trustee, give directions to the Trustee, consent to the waiver of any Default or Event of Default under the Indenture, or to take any other action authorized to be taken by Bondholders in connection therewith, (ii) remove the Trustee and to appoint a successor Trustee, (iii) consent to the execution of supplemental indentures or (iv) take any other action authorized to be taken by or on behalf of the Bondholders of any specified percentage of the Voting Rights of the Bonds. Such meetings may be called by the Trustee, the Issuer or by the Holders of 10% in Voting Rights of any such Series.

   TRUSTEE'S ANNUAL REPORT

             The Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualification to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture which remain unpaid on the date of the report, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer (or any other obligor on such Series) to the Trustee in its individual capacity, the property and funds physically held by the Trustee as such, any release or releases and substitution of property subject to the lien of the Indenture which has not been previously reported, any additional issuance of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

   THE TRUSTEE

             The Trustee will be a bank or trust company qualified under the TIA and named in the Prospectus Supplement related to a Series. The Issuer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee's "Corporate Trust Office" will be specified in the Prospectus Supplement, or at such other addresses as the Trustee may designate from time to time by notice to the Bondholders and the Issuer.
   With respect to the presentment and surrender of Bonds for final payment of principal in retirement thereof on any Payment Date, Redemption Date, Special Payment Date or Special Redemption Date, and with respect to any other presentment and surrender of such Bonds and for all other purposes, such Bonds may be presented at the Corporate Trust Office of the Trustee or at the office of the Issuer's Paying Agent, which will be specified in the Prospectus Supplement.


                              THE TRUST AGREEMENT

             The following summaries describe various material provisions of the Trust Agreement. Certain terms used below are used with the meanings ascribed to them in the Trust Agreement.

   ASSIGNMENT OF ASSETS

             The Company will organize each Trust by causing the Trustee to file a certificate of trust with respect to such Trust in the appropriate offices in the State of Delaware. Thereafter, the Company or one of its affiliates will sell, transfer, convey and assign to the Trustee all right, title and interest of the Company or such affiliate in the Underlying Assets to be included in the Trust for a Series (other than any of the Underlying Assets to be acquired by the Trust directly from third parties (e.g., Swap Agreements) ("Directly Acquired Assets")). Such sale, transfer, conveyance and assignment will include all principal and interest due on or with respect to the Underlying Securities after the date specified in the related Series Supplement. Such sale, transfer, conveyance and assignment will be in consideration either for the Trust Certificates or for cash in an amount equal to the net proceeds realized by the Trust upon the sale of the Trust Certificates to investors, less any amounts paid by the Trust for Directly Acquired Assets. The Trustee will, concurrently with such assignment, execute and deliver the Trust Certificates. Each Underlying Asset will be identified in an Asset Schedule in the related Series Supplement. Such Asset Schedule will specify with respect to each Underlying Security: the original principal amount and unpaid principal balance; the current interest rate; the scheduled payments of principal and interest; the maturity date of the related obligation; if the Underlying Security is an adjustable rate Underlying Security, the lifetime interest rate cap, if any, and the Index; and, if the related obligation has other than fixed scheduled payments and level amortization, the terms thereof.

             The Company or one of its affiliates or designees shall, in connection with each sale, transfer, conveyance and assignment of Underlying Assets to a Trust, be deemed to have represented to the Trustee that the Underlying Assets transferred by it in connection therewith are transferred free and clear of any right, charge, security interest, lien, pledge, encumbrance or claim of it (other than the right to have such Underlying Assets held in trust by the Trustee under the Trust Agreement and to have one or more Trust Certificates issued to evidence ownership of such Underlying Assets and the other rights and claims with respect to such Underlying Assets, the proceeds thereof and such Trust Certificates as provided for in the Trust Agreement).

             The Company's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the seller of such Underlying Assets. See "Risk Factors".

   REPORTS TO TRUST CERTIFICATEHOLDERS

             Except to the extent otherwise provided in the Prospectus Supplement related to a Series, the Trustee will prepare and forward to each Trust Certificateholder on each Payment Date (whether or not such Trust Certificateholder receives a payment on such date), or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

                  (i) with respect to a Series, the amount of such distribution allocable to principal on the Underlying Assets, separately identifying the aggregate amount of any redemptions or prepayments included therein;

                  (ii) with respect to a Series, the amount of such distribution allocable to interest on the Underlying Assets;

                  (iii) the aggregate outstanding principal balance of the Underlying Securities as of the opening of business on the immediately following Due Date, after giving effect to distributions allocated to principal reported under (i) above and the payment made on the Due Date immediately preceding such Payment Date;

                  (iv) the aggregate outstanding principal amount of the Trust Certificates of such Series as of the immediately following Due Date, after giving effect to distributions allocated to principal reported under (i) above and the payment made on the Due Date immediately preceding such Payment Date;

                  (v) in the case of Variable Rate Trust Certificates, the Variable Interest Rate applicable to the distribution being made;

                  (vi) with respect to Accrual Trust Certificates prior to the Accrual Termination Date, in addition to the information specified in
        (i) above, the amount of interest accrued on such Trust Certificates during the related Interest Accrual Period and added to the Compound Value thereof;

                  (vii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Trust Certificateholders would have received if there were sufficient Available Funds to distribute and the amounts actually distributed);

                  (viii) if applicable, the number and aggregate principal balances of Underlying Assets delinquent for (a) two consecutive payments and (b) three or more consecutive payments, as of the close of the business on the Determination Date to which such distribution relates;

               (ix) in the case of any Underlying Enhancement described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Payment Date;

                  (x) in the case of any Series which includes Subordinated Trust Certificates, the subordinated amount, if any, determined as of the related Payment Date and if the distribution to the Holders of Senior Trust Certificates is less than their required distribution, the amount of the shortfall;

                  (xi) the amount of any withdrawal from any applicable Reserve Fund included in amounts actually distributed to Trust
        Certificateholders and the remaining balance of each Reserve Fund, if any, on such Payment Date, after giving effect to distributions made on such date; and

                  (xii) such other information as may be specified in the Trust Agreement.

             In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each Trust Certificateholder of record at any time during such calendar year: (A) the aggregate of amounts reported pursuant to (i) through (iii), (vi), (vii) and (xi) above for such calendar year and (B) such other information specified in the

   Trust Agreement to enable Trust Certificateholders to prepare their tax returns, including the amount of original issue discount accrued on the Trust Certificates, if applicable. Information in the Payment Date and annual reports provided to the Trust Certificateholders will not have been examined and reported upon by an independent public accountant.

   EVENT OF DEFAULT

             An Event of Default under the Trust Agreement for each Series occurs if an Underlying Issuer, provider of Underlying Enhancement or a Swap Agreement counterparty defaults on a payment required to be made by it with respect to any Underlying Asset.

   RIGHTS UPON EVENT OF DEFAULT

             If an Event of Default occurs under the Trust Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Trust Certificateholders of such Series, and Holders of Trust Certificates evidencing not less than a majority of the Aggregate Outstanding Principal of the Trust Certificates for such Series (subject to any applicable terms of subordination among the Classes thereof) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy unless such Trust Certificateholders have offered the Trustee satisfactory security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or is in conflict with the Trust Agreement.

             No Trust Certificateholder of a Series, solely by virtue of such Holder's status as a Trust Certificateholder, will have any right under the Trust Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless (i) the Holders of Trust Certificates evidencing not less than 25% of the Aggregate Outstanding Principal of the Trust Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, (ii) the Trustee for 60 days has neglected or refused to institute any such proceeding and (iii) no direction inconsistent with such written request has been given by Holders of a majority of the aggregate outstanding principal amount of the Securities of such Series.

   THE TRUSTEE

             The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Trust Certificates will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Company. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust relating to a Series of Trust Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Trust Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided, however, that the Trustee will continue to be responsible for its duties and obligations under the Trust Agreement.

   DUTIES OF THE TRUSTEE

             The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Trust Certificates or any Underlying Asset or related documents. If no Event of Default (as defined in the related Trust Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Trust Agreement.

             The Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct or bad faith; provided, however, that the Trustee will not be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel or accountants or any other person believed by it in good faith to be competent to give such advice or information. The Trustee may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

   RESIGNATION OF THE TRUSTEE

             The Trustee may, upon written notice to the Company, resign at any time, in which event the Company may appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 90 days after the Trustee has given such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may at any time be removed with respect to one or more Series by the Company with or without cause, or by Holders of a majority of the Aggregate Outstanding Principal of the Certificates of any Series with cause, upon 30 days' written notice of such removal delivered to the Trustee (and in the case of removal by Holders, to the Company), such removal to take effect only upon the appointment of a qualified successor Trustee and its acceptance of such appointment. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

   AMENDMENT OF TRUST AGREEMENT

             The Trust Agreement for each Series of Trust Certificates may be amended by the Company and the Trustee with respect to such Series, without notice to or consent of the Trust Certificateholders (i) to cure any defect, omission, inconsistency or ambiguity in the Trust Agreement or in the Certificates of any Series, (ii) add to the covenants and agreements of the Trustee or the Company or to surrender any right or power therein conferred upon the Company, (iii) effectuate the assignment of the Trustee's rights and duties to a qualified successor as provided therein, (iv) comply with the Securities Act, the Trust Indenture Act of 1939, the Investment Company Act or the Code, or (v) modify, alter, amend or supplement the Trust Agreement in any other respect which is not adverse in any material respect to any Certificateholders of any Series. Any such amendment pursuant to clause (v) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Trust Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Trust Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Trust Agreement for each Series also may be amended by the Trustee and the Company with respect to such Series with the consent of the Holders possessing not less than a majority of the Aggregate Outstanding Principal of the Trust Certificates of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement with respect to such Series or modifying in any manner the rights of Trust Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Trust Certificate or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Trust Certificates of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Trust Certificates affected thereby.

   PASS THROUGH OF VOTING RIGHTS

             The Trustee shall seek instructions from Trust Certificateholders of a Series in connection with any vote, consent or waiver required in respect of any related Underlying Asset. Except as otherwise provided in the Prospectus Supplement, the Trustee shall direct any action or cast any vote as a holder of such Underlying Asset in proportion to the Aggregate Outstanding Principal of Trust Certificates held by Trust Certificateholders of such Series taking the corresponding position. If applicable, the Prospectus Supplement will specify whether and under what circumstances voting in such cases will be by Class.

   LIST OF TRUST CERTIFICATEHOLDERS

             Three or more Trust Certificateholders of record of a Series may, by written application to the Trustee, request access to the list maintained by the Trustee of Trust Certificateholders of such Series for purposes of communicating with other Trust Certificateholders with respect to their rights under the Trust Agreement or under the Trust Certificates for such Series, which request shall be accompanied by a copy of the communication which such Trust Certificateholders propose to transmit. The Trustee may choose not to give such Trust Certificateholders access to the list of Trust Certificateholders if it agrees to mail the communication on behalf of the requesting Trust Certificateholders, at their expense, to all Trust Certificateholders. If the Trustee objects to the proposed mailing on the grounds that it would be contrary to the best interests of the Trust Certificateholders or a violation of applicable law, it may decline to make the proposed mailing.

   MEETINGS OF TRUST CERTIFICATEHOLDERS

             The Trust Agreement will not provide for the holding of any annual or other meeting of Trust Certificateholders.

   TERMINATION

             Unless otherwise specified in the related Prospectus Supplement, the obligations created by the Trust Agreement for a Series will terminate upon the distribution to Trust Certificateholders of all amounts distributable to them pursuant to such Trust Agreement after the later of (i) the final payment or other liquidation of the last Underlying Asset remaining in the Trust for such Series and (ii) the date specified by the Optionholder in its notice to the Trustee as the date upon which it will exercise the Optional Call Right. In no event, however, will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified in the Trust Agreement. For each Series, the Trustee will give written notice of termination of the Trust Agreement to each Trust Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Trust Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Company or another entity may effect an optional termination of the Trust or repurchase all or certain Classes of Trust Certificates of a Series under circumstances described in such Prospectus Supplement. See "The Securities- Optional Termination of Trust", "- Optional Repurchases of Trust Certificates", "- Optional Call Right" and "- Other Repurchases of Trust Certificates".

                                   THE ISSUER

   GENERAL

             The Issuer of a Series of Securities will be either the Company or a Trust.

   THE COMPANY

             The Company is a special-purpose Delaware corporation organized for the purpose of (i) acting as originator, settlor or depositor with respect to Trusts formed to issue Securities, (ii) issuing securities (including the Securities and other securities backed by underlying obligations of various types) and (iii) acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Company will have any significant assets other than the Underlying Assets and other assets backing the issuance of other securities. The Company is an affiliate of CSFB. Neither CSFB nor any of their affiliates (other than, to the extent specified in the related Prospectus Supplement with respect to any Series, the Company) has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities. The principal office of the Company is located at 11 Madison Avenue, New York, New York 10010. Its telephone number is (212) 325-2000.

             The Certificate of Incorporation of the Company provides that the Company may conduct any lawful activities necessary or incidental to the issuance and sale of one or more Series of Bonds and to serve as depositor of one or more trusts that may issue and sell Bonds or Trust Certificates.

             If so specified in the related Prospectus Supplement for a Series of Bonds, the related Underlying Assets may be transferred by the Issuer to a trust, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

   TRUSTS

             Each Trust will be a Delaware business trust created pursuant to a Series Supplement to the Trust Agreement. Under the terms of each Series Supplement, the Company or one of its affiliates will convey to the Trustee Underlying Assets to secure one or more Series in return for certificates or other instruments evidencing beneficial ownership of the Trust. The Company or such affiliate may in turn sell or assign the certificates of beneficial interest to another entity or entities, including affiliates of the Company.

             The Trust will pledge the Underlying Assets to the Trustee under the related Indenture as security for a Series of Bonds. The Trustee will hold such Underlying Assets as security only for that Series, and Holders of such Series will be entitled to the equal and proportionate benefits of such security, subject to the express subordination of certain Classes thereof, as if the same had been granted by a corporate issuer.

             Each Trust Agreement will provide that the related Trust may not conduct any activities other than those related to the issuance and sale of the particular Series and ownership of Underlying Securities.

   ADMINISTRATOR

             If so specified in the related Prospectus Supplement, the Issuer will enter into an administration agreement with an Administrator acceptable to the Rating Agencies rating the applicable Series of Securities pursuant to which advisory, administrative, accounting and clerical services will be provided to the Issuer. The Trustee may serve as the Administrator. In addition, under the Indenture or Trust Agreement, as applicable, the Issuer is responsible for certain administrative and accounting matters relating to the Securities. It is intended that the Administrator will perform these services on behalf of the Issuer, and amounts payable with respect to such services will be subordinated to the Issuer's obligations to pay principal and interest to the Bondholders or Trust Certificateholders.

   FISCAL YEAR

             The fiscal year of each Issuer will end on December 31, unless otherwise specified in the applicable Prospectus Supplement.


                                USE OF PROCEEDS

             The Issuer will apply all or substantially all the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase from the Company or one of its affiliates the Underlying Assets underlying such Series simultaneously with the issuance and sale of such Securities. The proceeds may also be used to repay indebtedness that has been incurred to acquire Underlying Assets to be pledged by the Issuer as security for the Securities, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities or for other purposes set forth in the related Prospectus Supplement.

                 LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

             Any bearer Securities will be issued in compliance with United States federal income tax laws and Treasury Regulations applicable at the time of issuance. Under current law, bearer Securities may not be offered or sold during a restricted period specified under the Treasury Regulations (generally, a 40 day period beginning on the closing date of a Security) in the United States or its possessions or to United States Persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in Section 895 of the
   Code), or (iii) any person offering or selling bearer securities during the restricted period that is a "Distributor" within the meaning of Treasury Regulations Section 1.163-5(c)(2)(i)(D)(4) pursuant to a written contract with the Issuer or with another Distributor, that purchases bearer Securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. In addition, a sale of a bearer Security may be made during the restricted period to a United States Person who acquired and holds the bearer Security on the certification date (as described below) through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor offering or selling bearer Securities during the restricted period must agree not to offer or sell bearer Securities in the United States or its possessions or to United States Persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling bearer Securities are aware of these restrictions. In addition, on the earlier of the date of the first actual payment of interest or the date of delivery in definitive form (the "certification date"), the owner of a Security must provide a written certificate to the related Issuer to the effect that on the certificate date, such Security is owned by (i) a person that is not a United States Person, (ii) a United States Person described in Treasury Regulation Section 1.163-5(c)(2)(i)(D)(6), or (iii) a financial institution for purposes of resale during the restricted period. A financial institution described in clause (iii) of the preceding sentence must certify in addition that it has not acquired the Certificate for purpose of resale directly or indirectly to a United States Person or to a person within the United States or its possessions.

             Bearer Securities and their interest coupons will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code".

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   OVERVIEW

             The following is a general discussion of certain of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of Securities. Because the income tax consequences of an investment in any Security will depend on the terms of the Security, the characterization of the Issuer for federal income tax purposes and the Underlying Assets relating to such Security, the discussion herein is limited to a discussion of certain tax consequences of several common types of transactions. The Prospectus Supplement for each Series of Securities will describe additional consequences that relate to the specific Securities issued pursuant thereto. Accordingly, this discussion should only be read in connection with the discussion under "Certain Federal

   Income Tax Consequences" in the Prospectus Supplement to which investors are referred. The discussion below does not apply to bearer Securities or Securities denominated in (or representing interests in assets denominated in) a currency other than the United States dollar. Further, because of the transaction-specific nature of investing in Securities that represent interests in Notional Principal Contracts, other hedging instruments or other Swap Agreements this discussion addresses only certain of the consequences arising from such an investment. Certain federal income tax consequences of investing in these types of Securities will be addressed in the related Prospectus Supplement.

             The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules (including pension plans or other tax-exempt investors, banks, thrifts, insurance companies, real estate investment trusts, regulated investment companies, investors that are not United States Persons, dealers in securities or currencies and persons so treated for federal income tax purposes, persons whose functional currency (as defined in Section 985 of the Code) is other than the United States dollar, and persons who hold Securities as part of a straddle, hedging or conversion transaction). The discussion is subject to the requirement that a taxpayer obtain the consent of the IRS before changing a method of accounting. The discussion is based on the Code, legislative history, Treasury Regulations, cases, administrative rulings and other authorities that are currently in effect, or in the case of certain Treasury Regulations, proposed or temporary, all of which, particularly proposed Treasury Regulations, are subject to change or differing interpretations. Any such change (or differing interpretations) may apply retroactively. Furthermore, the discussion does not address any of the state, local and foreign tax consequences of the purchase, ownership and disposition of the Securities. Investors should consult their own tax advisors in determining the federal, state and local income and other tax consequences to them of the purchase, ownership, and disposition of Securities.

             Each Trust will be provided with an opinion of Sidley & Austin ("Federal Tax Counsel") regarding certain federal income tax matters. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS.

             In addition to the federal income tax consequences described herein, potential investors should consider the state, local and foreign income tax consequences of the acquisition, ownership and disposition of the Securities. State, local and foreign income tax laws may differ substantially from the corresponding federal income tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state, local or foreign jurisdictions. Therefore, potential investors should consult their own tax advisers with respect to the various state, local and foreign tax consequences of an investment in Securities.

             References in this section to a "Securityholder" and "Holder" are references to the beneficial owner of a Security.

   TAXATION OF INCOME FROM BONDS

       Treatment of the Bonds as Indebtedness.

             The Issuer will agree, and the Bondholders will agree by their purchase of Bonds, to treat the Bonds as debt for federal tax purposes. Counsel to the Issuer specified in the related Prospectus Supplement will advise the Issuer that the Bonds will be classified as debt for federal income tax purposes. If, contrary to the opinion of such counsel the IRS successfully asserted that one or more of the Bonds did not represent debt for federal income tax purposes, the Bonds might be treated as equity interests in the Issuer. If so treated, in the case of Bonds issued by a Trust, the Issuer might be taxable as a corporation, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Bonds recharacterized as equity. Alternatively, in the case of Bonds issued by a Trust, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met certain qualifying income tests. Treatment of Bonds issued by a Trust as equity interests in a partnership could have adverse tax consequences to certain holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. federal income tax and U.S. federal tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. The discussion below assumes that the Bonds will be characterized as debt for federal income tax purposes.

       Interest Income on the Bonds.

             The taxation of interest on a Bond will depend on whether the interest constitutes "qualified stated interest" (as defined below). Interest on a Bond that constitutes qualified stated interest is includible in a Bondholder's income as ordinary interest income when actually or constructively received, if such Bondholder uses the cash method of accounting for federal income tax purposes, or when accrued, if such Bondholder uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a Bondholder's income under the rules described below under "-- Original Issue Discount", regardless of such Bondholder's method of accounting, or, in certain circumstances, under rules governing contingent payments which are set out regulations issued in final form on June 11, 1996 (the "1996 Contingent Debt Regulations"). Notwithstanding the foregoing, interest that is payable on a Bond with a fixed maturity of one year or less from its issue date is included in a Bondholder's income under the rules described below under "--Short Term Bonds".

       Definition of Qualified Stated Interest.

             Qualified stated interest is stated interest that is unconditionally payable, or that will be constructively received, in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate.

             Qualified stated interest also includes stated interest that is payable on a Bond at a variable interest rate, provided that the (i) Bond qualifies as a "variable rate debt instrument" ("VRDI") and (ii) such stated interest is at a single "qualified floating rate" or "objective rate" (each as defined below) and is unconditionally payable, or will be constructively received, in cash or in property (other than debt instruments of the issuer) at least annually.

             Definition of a Variable Rate Debt Instrument. A Bond is a VRDI if all of the three following conditions are met.

             First, the issue price of the Bond must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a Bond that is an "installment obligation", its weighted average maturity) and (ii) 15% of the total noncontingent principal payments. An installment obligation is, generally, a debt instrument that provides for payment of any amount other than qualified stated interest before maturity. The issue price and issue date of a Bond will be the first price and the first settlement date, respectively, at which a substantial amount of the Bonds in the issuance that includes such Bond is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

             Second, the Bond must provide for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

             Third, the Bond must provide that a qualified floating rate or objective rate in effect at any time during the term of the instrument is set at the current value of that rate. A current value is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

             Definition of a Qualified Floating Rate. Subject to certain exceptions, a variable rate of interest is a qualified floating rate if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Bond is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple that is greater than
   0.65 but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate. If the variable rate equals the product of an otherwise qualified floating rate and a single multiplier greater than 1.35 or less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or
                         ----
   decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the Bond to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the Bond).

             Definition of an Objective Rate. Stated interest qualifies as payable at an "objective rate" if the rate is determined using a single fixed formula and is based on objective financial information or economic information. However, an objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of the issuer or a related party. Notwithstanding the first two sentences of this paragraph, a rate on a debt instrument is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the debt instrument's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt instrument's term. The IRS may designate rates other than those described in the first sentence of this paragraph that will be treated as objective rates. As of the date hereof, no such other rates have been designated.

             An objective rate described in the preceding paragraph is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). If interest on a Bond is stated at a fixed rate for an initial period of less than one year, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

        Taxation of Original Issue Discount -- General Rules for Fixed Rate
        Bonds

             Definition of OID. Original issue discount ("OID") is the excess of a Bond's "stated redemption price at maturity" over its "issue price". A Bond's stated redemption price at maturity is the sum of all payments provided by the Bond other than payments of qualified stated interest. Thus, any payments provided by a Bond that are not payments of qualified stated interest are included in the Bond's stated redemption price at maturity, whether such payments are designated as interest or as principal.

             Holders of Bonds with OID that mature more than one year from their issue date generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, before the receipt of the related cash payments. A Holder's tax basis in a Bond is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

             If the amount of OID with respect to a Bond is less than a specified de minimis amount, the amount of OID is treated as zero. The de minimis amount is an amount equal to one quarter of one percent multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity. In the case of a Bond that is an installment obligation, the de minimis amount is determined by reference to the weighted average maturity of the Bond rather than the number of complete years to maturity.

             Treatment of De Minimis OID. If a Bond has de minimis OID, all payments of stated interest are treated as payments of qualified stated interest. As discussed above, in general, qualified stated interest is includible in a Holder's income according to such Holder's regular method of accounting (i.e., the cash method or an accrual method). Any de minimis OID
               ----
   that is not included in payments of stated interest is included in income as capital gain as principal payments are made. The amount includible equals the product of the total amount of de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Bond.

             Inclusion of OID in Income. The general rules for including OID on a Bond in the income of a Holder are as follows. These general rules apply to Bonds bearing a fixed rate but do not apply to Bonds on which interest accrues based on an Index. The special rules that apply to this type of Bonds are described below under "Taxation of OID on Variable Interest Bonds".

             The amount of OID includible in the income of a Holder for any taxable year is determined under the constant yield method, in four steps.

             In the first step, the "yield to maturity" of the Bond is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the Bond (including payments of qualified stated interest) produces an amount equal to the issue price of the Bond. The yield to maturity is constant over the term of the Bond and, when expressed as a percentage, must be calculated to at least two decimal places.

             In the second step, the term of the Bond is divided into "accrual periods". Accrual periods may be of any length and may vary in length over the term of the Bond, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

             In the third step, the total amount of OID on the Bond is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the "adjusted issue price" of the Bond at the beginning of the accrual period and the yield to maturity of the Bond, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a Bond at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the Bond is its issue price, increased by the amount of OID previously includible in the gross income of any Bondholder and decreased by the amount of any payment previously made on the Bond other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a Bond, the amount of OID previously includible in the gross income of any Bondholder is determined without regard to "premium" and "acquisition premium", as those terms are defined below.

             In the fourth step, the "daily portions" of OID are determined. The daily portions of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

             A Bondholder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such Holder held Bonds. In general, under the constant yield method described above, Bondholders generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

          Taxation of OID on Variable Interest Bonds

             The taxation of OID on a Variable Interest Bond will depend on whether the Bond is a VRDI, as that term is defined above. The applicable Prospectus Supplement will state whether such a Bond qualifies as a VRDI.

             Bonds that are VRDIs. The tax treatment of a Variable Interest Bond that is a VRDI will depend on whether the VRDI provides for annual interest at a single variable rate. A VRDI is considered to provide for annual interest at a single variable rate if it provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received under general principles of federal income tax law, at least annually.

             VRDIs that Provide for Interest at a Single Variable Rate. In the case of a VRDI that provides for interest at a single variable rate, the amount of OID includible in income during a taxable year, if any, is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate. Those rules are set forth above under "Taxation of Original Issue Discount -- General Rules for Fixed Rate Bonds". In the case of a qualified floating rate or a qualified inverse floating rate, the assumed fixed rate is the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate. In the case of an objective rate (other than a qualified inverse floating rate), the assumed fixed rate is a fixed rate that reflects the yield that is reasonably expected for the debt instrument.

             The rules described in the preceding paragraph apply to the accrual of qualified stated interest on a VRDI that provides for interest at a single variable rate. Thus, the amount of qualified stated interest that accrues during an accrual period on such a VRDI is determined by assuming that the VRDI bears interest at a fixed rate determined in the manner described in the preceding paragraph. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

             Other VRDIs. If a Variable Interest Bond that is a VRDI does not provide for interest either at a single variable rate or at a fixed rate, the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, using the following four steps.

             The first step is to determine the fixed rate substitute for each variable rate provided by the Variable Interest Bond. The fixed rate substitute for each qualified floating rate provided by the Variable Interest Bond is the value of that qualified floating rate on the issue date. If the Bond provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day Commercial Paper Rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day Commercial Paper Rate and quarterly LIBOR, or the 30-day Commercial Paper Rate and monthly LIBOR). The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate that is not a qualified inverse floating rate is a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Bond.

             The second step is to construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the Variable Interest Bond, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the first step, in lieu of the qualified floating rates or objective rates provided by the Variable Interest Bond.

             The third step is to determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules described above for fixed rate Bonds. These amounts are taken into account as if the Bondholder held the equivalent fixed-rate debt instrument.

             The fourth step is to make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

             Bonds that are not VRDIs. Set forth below are the rules that would apply to Variable Interest Bonds that are not VRDIs ("contingent debt instruments") under the 1996 Contingent Debt Regulations.

             In the case of a contingent debt instrument issued for cash, the issuer is required to project a yield, and, based on that yield, to construct a projected schedule of payments under the instrument. The projected payments consist of any noncontingent payments provided by the debt instrument and the projected amounts of the contingent payments. Interest income is then accrued on the debt instrument by the Bondholder under the general rules applicable to OID obligations, on the assumption that the projected amounts will actually be paid. Whenever a contingent payment is fixed at the projected amount, no further adjustments are required. Whenever a contingent payment is fixed at an amount that is above (or below) the projected amount, a positive (or negative) adjustment must be made with respect to the interest income that has been previously accrued by the Bondholder.

             The 1996 Contingent Regulations refer to this method as the "noncontingent bond method", because it is based on the construction of a hypothetical noncontingent bond, the payments on which equal the expected amount of the contingent payments provided for by the debt instrument in question. The projected payment schedule established at the issuance of the instrument remains in place through its life. Consequently, interest accruals with respect to contingent payments that have not yet been fixed may be higher or lower at any point in time than they would be if the projected values were to be revised to take into account current information.

             The 1996 Contingent Debt Regulations indicate that the projected yield should be a reasonable rate for the debt instrument, taking into account not only the terms of the instrument, but also market conditions and the creditworthiness of the issuer. The issuer's determination of the projected yield and the projected payment schedule will be respected unless they are unreasonable. If the projected payment schedule set by the issuer is unreasonable (or if the issuer does not provide a projected payment schedule), the Bondholder must set the projected payment schedule. A Bondholder that uses its own projected payment schedule must explicitly disclose this fact on its income tax return and the reason why such Holder set its own schedule.

             In general, any gain realized by a Bondholder on the sale, exchange or retirement of a contingent debt instrument is interest income under the 1996 Contingent Debt Regulations. Any loss on a contingent debt instrument accounted for under the method described in the preceding paragraph is ordinary loss to the extent it does not exceed such Holder's prior interest inclusions on the instrument (net of negative adjustments).

          Market Discount

             A Bondholder may be subject to the market discount rules of the Code. If a Bondholder acquires a Bond having a maturity date of more than one year from the date of its issuance and has a tax basis in the Bond that is, in the case of a Bond that does not have OID, less than its stated redemption price at maturity, or, in the case of a Bond that has OID, less than its adjusted issue price, the amount of such difference is treated as market discount for federal income tax purposes, unless such difference is less than a specified de minimis amount. The de minimis amount is 1/4 of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition).

             Under the market discount rules of the Code, a Bondholder is required to treat any principal payment (or, in the case of a Bond that has OID, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a Bond as ordinary income to the extent of the market discount that has not previously been included in income and is treated as having accrued on such Bond at the time of such payment or disposition.
   Thus, partial principal payments are treated as ordinary income to the extent of market discount that has not previously been included in income and is treated as having accrued. If such Bond is disposed of by the Bondholder in certain otherwise nontaxable transactions, accrued market discount will be includible as ordinary income by the Bondholder as if such Holder had sold the Bond at its then fair market value.

             In general, the amount of market discount that has accrued is determined on a ratable basis. A Bondholder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a bond-by-bond basis and is irrevocable.

             With respect to Bonds with market discount, a Bondholder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Bonds. A Bondholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired by the Bondholder on or after the first day of the first taxable year to which such election applies and is irrevocable without the consent of IRS. A Bondholder's tax basis in a Bond will be increased by the amount of market discount included in such Holder's income under such an election.

          Premium and Acquisition Premium

             If a Bondholder purchases a Bond at a "premium", the Bondholder does not include any OID in gross income. A Bond is purchased at a premium (or "amortizable bond premium") if its adjusted basis, immediately after its purchase by such Holder, exceeds the sum of all amounts payable on the Bond after the purchase date other than payments of qualified stated interest. Bondholders may elect to amortize the premium over the remaining term of the Bond (where such Bond is not callable prior to its maturity date), as a reduction in the amount of the interest payments otherwise includible in income. If a Bondholder makes this election, the premium would be allocated among all the interest payments on the Bond, on the basis of the Bondholder's yield to maturity, with compounding at the close of each accrual period. A Bondholder who elects to amortize premium must reduce the tax basis of the Bond by the amount of the premium amortized in any year. If this election is made with respect to any Bond, it will also apply to all debt instruments held by the Bondholder at the beginning of the first taxable year to which the election applies and to all debt instruments acquired by the Bondholder, and will be binding for all subsequent taxable years unless the election is revoked with the consent of the IRS. If a Bond may be called by the Trust prior to maturity after the Bondholder has acquired it, the amount of amortizable bond premium is determined with reference to either the amount payable at maturity, or, if it results in a smaller premium attributable to the period through the earlier call date, with reference to the amount payable on the earlier call date.

             On June 27, 1996, the IRS published in the Federal Register proposed regulations (the "Proposed Premium Regulations") on the amortization of bond premium. The Proposed Premium Regulations describe the constant yield method under which such premium is amortized and provide that the resulting offset to interest income can be taken into account only as a Bondholder takes the corresponding interest income into account under such holder's regular accounting method. In the case of instruments that may be called or repaid prior to maturity, the Proposed Premium Regulations provide that the premium is calculated by assuming that the issuer will exercise or not exercise its redemption rights in the manner that maximizes the Bondholder's yield and the Bondholders will exercise or not exercise its option in a manner that maximizes the Bondholder's Yield. The Proposed Premium Regulations are proposed to be effective for debt instruments acquired on or after the date 60 days after the date final regulations are published in the Federal Register. However, if a Bondholder elects to amortize bond premium for the taxable year containing such effective date, the Proposed Premium Regulations would apply to all the Bondholder's debt instruments held on or after the first day of that taxable year. It cannot be predicted at this time whether the Proposed Premium Regulations will become effective or what, if any, modifications will be made to them prior to their becoming effective.

             If a Bondholder does not purchase a Bond at a premium, but instead purchases such Bond at an "acquisition premium", the amount of OID that the Bondholder includes in gross income is reduced to reflect the acquisition premium. A Bond is purchased at an acquisition premium if its adjusted basis, immediately after its purchase is (a) less than or equal to the sum of all amounts payable on the Bond after the purchase date other than payments of qualified stated interest and (b) greater than the Bond's adjusted issue price.

             If a Bond is purchased at an acquisition premium, the Bondholder reduces the amount of OID otherwise includible in income during an accrual period by a fraction. The numerator of this fraction is the excess of the adjusted basis of the Bond immediately after its acquisition by the purchaser over the adjusted issue price of the Bond. The denominator of the fraction is the excess of the sum of all amounts payable on the Bond after the purchase date, other than payments of qualified stated interest, over the Bond's adjusted issue price.

             As an alternative to reducing the amount of OID otherwise includible in income by this fraction, the Bondholder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described under "Taxation of Original Issue Discount--General Rules for Fixed Rate Bonds--Inclusion of OID in Income" above.

          Election to Treat All Interest as OID

             Treasury Regulations permit an election to accrue all interest, discount (including de minimis market discount or OID) (reduced by any premium) in income as interest, based on a constant yield method. If such an election were to be made with respect to a Bond, the Bondholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Bondholder acquires during the year of the election or thereafter. Similarly, a Bondholder that makes this election for a Bond that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Bondholder owns or acquires. See "--Premium and Acquisition Premium", above. The election to accrue interest, discount and premium on a constant yield method with respect to a Bond is irrevocable.

          Optional Call Rights Held by Person Other Than Issuer

             If a Series of Bonds provides for an Optional Call Right to purchase such Bonds, and the Optionholder is a person other than the Issuer of that Series of Bonds, Holders of such Series should be treated as having sold a call option with respect to the Bonds. The Holders should be treated for federal income tax purposes as though they had received an option premium equal to the fair market value of the call right (the "deemed option premium") and had paid this amount (in addition to the amount actually paid) as consideration for the Bonds. Accordingly, the Holders' tax basis in the Bonds should be increased by, and reflect the deemed option premium. Thus, the amount of the OID otherwise includible in income with respect to Bonds should be reduced to reflect the portion of the deemed option premium allocable to them.

             Upon exercise of the Optional Call Right, the portion of the deemed option premium allocable to the Bonds should be taken into account as additional amount realized upon the sale of the Bonds and thus should increase the amount of gain or reduce the amount of loss recognized upon such sale. If the Optional Call Right lapses without being exercised, the deemed option premium should be included in income as short-term capital gain at the time of such lapse.

             If a Holder sells or exchanges a Bond or Bonds prior to the exercise or lapse of the Optional Call Right, the Holder should be deemed to have made a payment to the purchaser of the Bond or Bonds equal to the fair market value of the Optional Call Right, and the amount treated as the amount realized upon the sale or exchange of the Bond or Bonds should be increased by this same amount. The Holder should recognize gain (or loss) upon relief of its liability under the Optional Call Right equal to (i) the deemed option premium over (or under) (ii) the fair market value of the Optional Call Right. Any such gain or loss would be capital gain or loss.

             The Bonds and the Optional Call Right should constitute positions in a straddle, and thus the straddle rules of Section 1092 should apply. See "Taxation of Income From Trust Certificates--Optional Call Right" below.

             The foregoing discussion does not apply to an Optional Call Right to purchase a Series of Bonds if that Optional Call Right is held by the Issuer of that Series of Bonds. Such Optional Call Rights are not taken into account for tax purposes separately from the Bonds to which they relate.

          Gain or Loss on Disposition.

             A Bondholder generally will recognize gain or loss upon the sale or exchange of a Bond equal to the difference between the amount realized upon such sale or exchange and the Bondholder's adjusted basis in the Bond. Such adjusted basis in the Bond generally will equal the cost of the Bond, increased by OID, acquisition discount or market discount previously included in respect thereof, and reduced (but not below zero) by any payments on the Bond other than payments of qualified stated interest and by any premium that the Bondholder has taken into account. To the extent attributable to accrued but unpaid interest, the amount realized by the Bondholder will be treated as a payment of interest. Any gain or loss will be capital gain or loss if the Bond was held as a capital asset, except as provided under "Market Discount" above and "Short-Term Bonds"below. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

          Short-Term Bonds.

             In the case of a Bond with a maturity of one year or less from its issue date (a "Short-Term Bond"), no interest is treated as qualified stated interest, and therefore all interest is included in OID. Bondholders that report income for federal income tax purposes on an accrual method and certain other Bondholders, including banks and dealers in securities, are required to include OID in income on such Short-Term Bonds on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding.

             Any other Bondholder of a Short-Term Bond is not required to accrue OID for United States federal income tax purposes, unless it elects to do so. In the case of a Bondholder that is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Bond is ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, Bondholders that are not required, and do not elect, to include OID on a Short-Term Bond in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such Short-Term Bond in an amount not exceeding the deferred interest income with respect to such Short-Term Bond (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. Such a Bondholder may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than OID. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Bond over the Bondholder's basis in the Short-Term Bond. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A Bondholder's tax basis in a Short-Term Bond is increased by the amount included in such Owner's income on such a Bond.

          Taxation of Certain Foreign Bondholders.

             As used herein, the term "Non-United States Holder" means a Bondholder that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien or foreign fiduciary of an estate or trust or (iv) a foreign partnership.

             In general, Non-United States Holders will not be subject to United States federal withholding tax with respect to payments of principal and interest on Bonds (including OID), provided that certain conditions are met. Under United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest (including OID) with respect to a Bond to any Non-United States Holder will not be subject to United States federal withholding tax, provided, in the case of interest (including OID), that (i) such Holder does not actually or constructively own 10% or more of the equity of the Trust, (ii) such Holder is not for United States federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Trust through equity ownership, (iii) such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (iv) either (A) the Non-United States Holder certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Holder is a Non-United States Holder and provides such Holder's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Bond, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including OID) made to the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years.

             On April 15, 1996, the IRS issued proposed regulations that provide optional documentation procedures designed to simplify compliance by withholding agents. These regulations would not affect the documentation rules described in the preceding paragraph, but would add "intermediary certification" options for certain qualifying withholding agents. Under one such option, a withholding agent would be allowed to rely on Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus, is a "qualified intermediary". Under another option, an authorized foreign agent of a U.S. withholding agent would be permitted to act on behalf of the U.S. withholding agent, provided that certain conditions are met. These regulations are proposed to be effective for payments made after December 31, 1997.

             Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distributions or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations.

             If a Non-United States Holder is engaged in a trade or business in the United States and interest (including OID) on the Bond is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the three preceding paragraphs, will be subject to United States federal income tax on such interest (including OID) in the same manner as if it were a United States person (as defined below). In lieu of the certificate described above, such Holder will be required to provide a properly executed IRS Form 4224 annually (every three years under the regulations issued on April 15, 1996) in order to claim an exemption from withholding tax. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including OID) on a Bond will be included in the earnings and profits of such Holder if such interest (including OID) is effectively connected with the conduct by such Holder of a trade or business in the United States.

             Generally, any gain or income (other than that attributable to accrued interest, market discount or OID in certain circumstances) realized upon the sale, exchange, retirement or other disposition of a Bond by a Non-United States Holder will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and either (a) such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States.

          Backup Withholding and Information Reporting.

             Under current United States federal income tax law, information reporting requirements apply to interest (including OID) and principal payments made to, and to the proceeds of sales before maturity by, certain Bondholders that are United States persons. "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States federal income tax purposes, without regard to its source.

             In addition, a 31% backup withholding tax will apply if such Bondholder (i) fails to furnish its Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the IRS, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends or (iv) in certain circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations.

             In the case of a Non-United States Holder, under Treasury Regulations, backup withholding and information reporting will not apply to payments of principal and interest made by the Trust or any paying agent thereof on a Bond with respect to which such holder has provided the required certification under penalties of perjury that it is a Non-United States Holder or has otherwise established an exemption, provided that (i) the Trust or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person and (ii) certain other conditions are satisfied.

             Subject to the discussion below, payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury as to its status as a Non-United States Holder and certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) and provides his or her name and address or the holder otherwise establishes an exemption.

             In general, if principal or interest payments on a Bond are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a Bondholder, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such owner and will not be subject to information reporting. However, if such custodian, nominee or other agent is a United States person for United States federal income tax purposes, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, such custodian, nominee or other agent may be subject to certain information reporting (but not backup withholding) requirements with respect to such payment unless such custodian, nominee or other agent has in its records documentary evidence that the Bondholder is not a United States person and certain conditions are met or the Bondholder otherwise establishes an exemption. Under proposed Treasury Regulations, backup withholding may apply to any payment which such custodian, nominee or other agent is required to report if such custodian, nominee or other agent has actual knowledge that the payee is a United States person.

             Under Treasury Regulations, payments on the sale, exchange or retirement of a Bond to or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless such broker has in its records documentary evidence that the Bondholder is not a United States person and certain other conditions are met or the Bondholder otherwise establishes an exemption. Under proposed Treasury Regulations, backup withholding may apply to any payment which such broker is required to report if such broker has actual knowledge that the payee is a United States person.

             Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Bondholder under the backup withholding rules will be allowed as a refund or a credit against such owner's United States federal income tax, provided that the required information is furnished to the IRS.

             Bondholders should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

   TAXATION OF INCOME FROM TRUST CERTIFICATES

             For a discussion of the tax consequences of holding Trust Certificates treated as interests in a partnership, see "Taxation of Partnership-Taxed Trust Certificates" below. The remainder of this subsection addresses only the tax consequences of holding Trust Certificates issued by a Trust treated as a grantor trust for federal income tax purposes.

             Each Certificateholder will be considered to own an undivided interest in the Underlying Assets of the Trust. A Certificateholder will be deemed to purchase an interest in each Underlying Asset in the Trust at a price determined by allocating the purchase price paid for the Trust Certificate among all the Underlying Assets in proportion to their fair market values at the time of the purchase of the Trust Certificate. Accordingly, each Certificateholder must include in its gross income its pro rata share of the interest and other income attributable to the Underlying Assets (subject to the discussion below of servicing fees treated as exceeding reasonable compensation for services) and any other income of the Trust. Payments received on the Underlying Assets may be reinvested by the Trustee for a short time period prior to their distribution to Certificateholders. Each Certificateholder will be required to include in its income its pro rata share of the income earned on such interim reinvestment. In the case of any payment received in respect of a Financial Guaranty Insurance, the character of such payment will be the same as the character of the payments under the Underlying Security to which such Financial Guaranty Insurance relates. Each Certificateholder may deduct (subject to any limitation applicable to such Certificateholder) its pro rata share of the fees and other deductible expenses paid or deemed paid by the Trust.

             In general, each Certificateholder should calculate income separately for its interest in each Underlying Asset of the Trust (first by allocating to each such Underlying Asset a portion of the Certificateholder's basis in the Certificate based on each such Underlying Asset's relative fair market value on the date the Certificate is purchased). It is possible that the IRS may permit or require that Certificateholders report their income by aggregating their interests in all of the Underlying Securities. However, interests in the Underlying Securities will not, in any circumstances, be aggregated if each of the Underlying Securities either (i) is part of an issue a substantial portion of which is traded on an established market or (ii) is part of an issue a substantial portion of which is issued for money to parties who are not related to the Underlying Issuer or Certificateholder and who do not purchase other debt instruments of the same Underlying Issuer in connection with the same underlying transaction or related transactions.

             In computing the income arising from the Trust's Underlying Assets, all income on these Underlying Assets allocable to the Trust Certificates, including income effectively paid over to the Administrator and the Trustee (or otherwise used to pay expenses), but not including income effectively paid over to the Administrator that is treated as in excess of reasonable compensation for services, is taken into account. However, each Certificateholder will be allowed to deduct, consistent with its method of accounting, any fees paid or deemed paid by the Trust allocable to that Trust Certificate. Prospective investors should be aware that under the Code, for non-corporate Certificateholders which itemize deductions when computing taxable income, expenses of producing income (including the Certificateholder's allocable share of the servicing fees) are aggregated with other expenses of producing income and certain other deductions, and that the aggregate amount of such expenses is deductible only to the extent such amount exceeds two percent of the non-corporate Certificateholder's adjusted gross income. In addition, such expenses in excess of the two percent threshold, when combined with the Certificateholder's deductions for items such as taxes, certain other investment expenses and charitable deductions, are subject to a reduction equal to, generally, three percent of the Certificateholder's adjusted gross income in excess of a statutory threshold amount. Furthermore, no deduction will be allowed in respect of such fees for alternative minimum tax purposes. Prospective investors should consult their own tax advisors regarding the deductibility of expenses before purchasing Certificates.

             The following discussion does not address Trust Certificates backed by Underlying Securities that constitute "applicable high yield discount obligations" within the meaning of Section 163(i) of the Code. Where applicable, the Prospectus Supplement for each Series of such Trust Certificates will describe certain federal income tax consequences that relate to such Trust Certificates.

   INCOME ALLOCABLE TO UNDERLYING SECURITIES THAT ARE STRIPPED BONDS OR STRIPPED COUPONS

             As noted above, a Certificateholder will be deemed to purchase an interest in each Underlying Security held by the Trust at a price determined by allocating the purchase price paid for the Trust Certificate among all the Underlying Securities in proportion to their fair market values at the time of the purchase of the Trust Certificate. The consequences to a Certificateholder of such a deemed purchase will depend on whether the Underlying Security is either a "Stripped Bond" or "Stripped Coupon" within the meaning of Section 1286 of the Code. As these terms are defined in
   Section 1286 of the Code, a Stripped Bond is, in general, a debt instrument issued at any time with interest coupons where there is a separation in ownership between the debt instrument and any coupon which has not yet become payable, and a Stripped Coupon is any coupon relating to a Stripped

   Bond. Some or all of the Underlying Securities may be treated as Stripped Bonds or Stripped Coupons under these definitions.

             In general, Certificateholders of Interest Only Certificates, Principal Only Certificates and Zero Coupon Certificates will be subject to the Stripped Coupon and Stripped Bond rules of Section 1286 of the Code, as discussed below. In addition, if the fees paid to the Administrator (the "servicing fee") were considered to exceed reasonable compensation for services, the Administrator would be considered to own an interest in each Underlying Security. Accordingly, all of the Underlying Securities would be treated as Stripped Bonds or Stripped Coupons. Interest from the Underlying Securities used to pay that portion of the servicing fee that exceeds reasonable compensation for services would not be included in the income of Certificateholders, and no deduction would be allowed for that portion of the servicing fee.

             In the case of Underlying Securities that are Stripped Bonds or Stripped Coupons, on the date on which a Certificate is purchased, each such Underlying Security will be treated as newly issued with OID for federal income tax purposes. Each such Underlying Security will be treated as having an issue price equal to the price at which it is deemed purchased by Certificateholders. For a discussion of OID, see "Taxation of Income From Bonds --Taxation of Original Issue Discount" above.

          Market Discount and Premium

             Because the purchase by a Certificateholder of a Certificate generally will be treated as an original issuance of such Certificateholder's share of each of the Underlying Securities that are Stripped Bonds or Stripped Coupons on the purchase date, the purchase of a Certificate will not result in market discount or acquisition premium with respect to any Certificate.

   INCOME ALLOCABLE TO UNDERLYING SECURITIES THAT ARE NEITHER STRIPPED BONDS NOR STRIPPED COUPONS

             In the case of Certificates the Underlying Securities for which are neither Stripped Coupons nor Stripped Bonds, to the extent that the portion of the purchase price of a Trust Certificate allocated to an Underlying Security is less than the portion of the principal balance of the Underlying Security that is allocable to the Trust Certificate, the interest in the Underlying Security will have been acquired at a discount, that will represent OID or Market Discount (as defined below). To the extent that the portion of the purchase price of a Certificate allocated to an Underlying Security is greater than the portion of the principal balance of the Underlying Security which is allocable to the Trust Certificate, the interest in the Underlying Security will have been acquired at a premium (as described below under "-- Premium and Acquisition Premium").

             The treatment of any discount on an Underlying Security will depend on whether the discount represents OID or Market Discount. To the extent the Underlying Security will have OID, a Certificateholder will be subject to the tax rules applicable to OID. In the case of Underlying Securities issued on or after August 13, 1996, the rules set forth above in "Taxation of Income From Bonds" will apply. In the case of Underlying Securities issued before August 13, 1996, those same rules will apply with the following modifications.

             First, a variable rate will be considered to be a "qualified floating rate" if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate. If the variable rate equals the product of an otherwise qualified floating rate and a single multiplier greater than 1.35, however, such a rate will generally constitute an objective rate. The second modification is that a rate will be considered to be an "objective rate" if it is a rate (other than a qualified floating rate) that is determined using a single fixed formula and is based on (i) one or more qualified floating rates, (ii) one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the debt instrument is denominated,
   (iii) the yield or changes in the price of one or more items of personal property that are actively traded (other than the stock or the debt of the issuer or certain related parties) or (iv) a combination of the rates described in the three forgoing clauses.

             The third modification is that different rules apply to Underlying Securities that are contingent debt instruments. In general, for contingent debt instruments issued before August 13, 1996, the preamble to the 1996 Contingent Debt Regulations states that a taxpayer may use any reasonable method to account for contingent payments. Holders of certificates that represent an interest in Underlying Securities that are contingent debt instruments issued before August 13, 1996 should consult their tax advisors as to the methods that may be available to them.

             In the case of Underlying Securities that constitute short-term Government Securities or short-term Private Label Custody Receipt Securities, the rules set out above dealing with short-term obligations (see "Taxation of Income from Bonds -- Short-Term Bonds" above) are applied with reference to acquisition discount rather than OID, if such obligations constitute "short-term Government obligations" within the meaning of Section 1271(a)(3)(B) of the Code.

          Market Discount

             A Certificateholder of a Trust Certificate the Underlying Securities for which are neither Stripped Coupons nor Stripped Bonds may be subject to the market discount rules of Sections 1276 through 1278 of the Code. If a Certificateholder that acquires such Certificate with Underlying Securities having a maturity date of more than one year from the date of their issuance has a tax basis in the Underlying Security that is, in the case of an

   Underlying Security that does not have OID, less than its stated redemption price at maturity, or, in the case of an Underlying Security that has OID, less than its adjusted issue price, the amount of the difference is treated as market discount for federal income tax purposes, unless such difference is less than a specified de minimis amount. For a discussion of the market discount rules, see "Taxation of Income From Bonds -- Market Discount" above.

          Premium and Acquisition Premium

             If a Certificateholder purchases an interest in Underlying Securities at a premium, the Certificateholder does not include any OID in gross income. An Underlying Security is purchased at a premium if its adjusted basis, immediately after its purchase by the Certificateholder, exceeds the sum of all amounts payable on the instrument after the purchase date other than payments of qualified stated interest. For a discussion of the rules applicable to premium, see "Taxation of Income From Bonds -- Premium and Acquisition Premium" above.

             If a Certificateholder does not purchase an Underlying Security at a premium, but instead purchases such interest at an acquisition premium, the amount of OID that the Certificateholder includes in gross income is reduced to reflect the acquisition premium. See "Taxation of Income From Bonds -- Premium and Acquisition Premium" above.

   OPTIONAL CALL RIGHT

             If a Series of Trust Certificates provides for an Optional Call Right to purchase such Certificates or the Underlying Securities, Holders of such Series should be treated as having sold a call option with respect to the Underlying Securities. The Holders should be treated for federal income tax purposes as though they had received an option premium equal to the fair market value of the call right (the "deemed option premium") and had paid this amount (in addition to the amount actually paid) as consideration for the Certificates. Accordingly, the Holders' tax basis in the Underlying Securities should reflect the deemed option premium. Thus, the amount of the OID otherwise includible in income with respect to each of the Underlying Securities should be reduced to reflect the portion of the deemed option premium allocable to each of them. Holders should not recognize any income or gain as a result of being treated as receiving the deemed option premium.

             Upon exercise of the Optional Call Right, the portion of the deemed option premium allocable to the Underlying Securities should be taken into account as additional amount realized upon the sale of the Underlying Securities and thus should increase the amount of gain or reduce the amount of loss recognized upon such sale. If the Optional Call Right lapses without being exercised, the deemed option premium should be included in income as short-term capital gain at the time of such lapse.

             If a Holder sells or exchanges a Trust Certificate or Certificates prior to the exercise or lapse of the Optional Call Right, the Holder should be deemed to have made a payment to the purchaser of the Certificate or Certificates equal to the fair market value of the Optional Call Right, and the amount treated as the amount realized upon the sale or exchange of the Trust Certificate or Certificates should be increased by this same amount. The Holder should recognize gain (or loss) upon relief of its liability under the Optional Call Right equal to (i) the deemed option premium over (or under) (ii) the fair market value of the Optional Call Right. Any such gain or loss would be capital gain or loss.

             The Underlying Securities and the Optional Call Right should constitute positions in a straddle, and thus the straddle rules of Section 1092 should apply. Holders should consider identifying their interests in the Underlying Securities and the Optional Call Right as constituting an "identified straddle" under Section 1092(a)(2)(B). Such an identification must be made on a Holder's records before the close of the day on which any Trust Certificate is acquired. Failure to make such an identification may result in deferral of any loss recognized on disposition of a Holder's interest in the Underlying Securities or the Optional Call Right that is deemed to occur on disposition of Certificates. Whether such deferral would occur, and its consequences, would depend on the specific circumstances of each Holder. Consequently, Holders should consult their tax advisors as to whether and how to identify their interests in the Underlying Securities and the Optional Call Right as an identified straddle. Because a Holder's interest in the Underlying Securities and the Optional Call Right will constitute positions in a straddle within the meaning of Section 1092(c), any gain recognized on disposition of a Holder's interest in the Underlying Securities or the Optional Call Right will be short-term capital gain. In addition, under Section 263(g), interest expense and carrying charges allocable to a straddle are deductible only to the extent of interest (including original issue discount and certain market discount) and dividend income from the property constituting the straddle, and the nondeductible portions are added to the taxpayer's adjusted basis for such property.

          Foreign Certificateholders

             Certificateholders that are not United States Persons ("non-United States Certificateholders") will not, in general, be subject to United States federal withholding tax with respect to payments of principal and interest on Underlying Securities issued by United States Persons, provided that certain conditions are met. Under United States federal income tax law now in effect and subject to the discussion of backup withholding in the following section, payments of principal and interest (including OID) by the Trust with respect to an Underlying Security or any paying agent to any non-United States Certificateholder will not be subject to United States federal withholding tax, provided, in the case of interest, that (i) such Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Underlying Issuer entitled to vote, (ii) such Certificateholder is not for United States federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Underlying Issuer through stock ownership, (iii) such Certificateholder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (iv) either (A) the beneficial owner of the Certificate certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Certificateholder is a non-United States Certificateholder and provides such Certificateholder's name and address, if any, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate, certifies, under penalties of perjury, to the Issuer or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including OID) made to the certifying non-United States Certificateholder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years.

             On April 15, 1996, the IRS issued proposed regulations that provide optional documentation procedures designed to simplify compliance by withholding agents. These regulations would not affect the documentation rules described in the preceding paragraph, but would add "intermediary certification" options for certain qualifying withholding agents. Under one such option, a withholding agent would be allowed to rely on Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus, is a "qualified intermediary". Under another option, an authorized foreign agent of a U.S. withholding agent would be permitted to act on behalf of the U.S. withholding agent, provided that certain conditions are met. These regulations are proposed to be effective for payments made after December 31, 1997.

             Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the Underlying Issuer or a related person, any income or profits of the Underlying Issuer or a related person, any change in the value of any property of the Issuer or a related person or any dividend, partnership distributions or similar payments made by the Underlying Issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues Certificates that represent interests in Underlying Assets, the interest on which is described in Section 871(h)(4) of the Code, the United States withholding tax consequences of any such Certificates will be described in the applicable Prospectus Supplement.

             If a non-United States Certificateholder is engaged in a trade or business in the United States and interest (including OID) on the Underlying Securities deemed owned by such non-United States Certificateholder is effectively connected with the conduct of such trade or business, the non-United States Certificateholder, although exempt from the withholding tax discussed in the two preceding paragraphs, will be subject to United States federal income tax on such interest (including OID) in the same manner as if it were a United States Certificateholder. In lieu of the certificate described above, such a Certificateholder will be required to provide to the Trust a properly executed IRS Form 4224 in order to claim an exemption from withholding tax. In addition, if such a Certificateholder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including OID) on an Underlying Security will be included in the earnings and profits of such a Certificateholder if such interest (including OID) is effectively connected with the conduct by the non-United States Certificateholder of a trade or business in the United States.

             Generally, any gain or income (other than that attributable to accrued interest or OID) realized upon the sale, exchange, retirement or other disposition of a Trust Certificate will not be subject to federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the non-United States Certificateholder or (ii) in the case of a non-United States Certificateholder who is an individual, the non-United States Certificateholder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and either (a) such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States.

             A non-United States Certificateholder generally will not be subject to United States withholding tax with respect to payments of principal and interest on Underlying Securities that are issued by foreign Underlying Issuers. However, such payments may be subject to United States federal income tax at graduated rates (subject to credit for foreign income taxes) if such payments are either derived in the active conduct of banking, financing or similar business within the United States or received by a corporation the principal business of which is trading in stocks or securities for its own account. If subject to United States federal income taxation at graduated rates, such payments may also give rise to the branch profits tax, as discussed above.

             A Trust Certificate held by an individual who is a non-United States Certificateholder at the time of death will not be subject to United States federal estate tax with respect to an Underlying Security if the Certificateholder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Underlying Issuer entitled to vote and the interest payments with respect to the Underlying Security are not effectively connected with a United States trade or business of such Certificateholder.

          Backup Withholding and Information Reporting

             Information reporting requirements apply to interest (including
   OID) and principal payments made to, and to the proceeds of sales before maturity by, certain non-corporate United States Certificateholders. In addition, a 31% backup withholding tax will apply if the non-corporate United States Certificateholder (i) fails to furnish its TIN (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the IRS, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends or (iv) in certain circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations. For a discussion of the rules relating to backup withholding and information reporting, see "Taxation of Income From Bonds -- Backup Withholding and Information Reporting" above.

          Sale or Exchange of the Certificates

             A Certificateholder generally will recognize gain or loss upon the sale or exchange of a Trust Certificate equal to the difference between the amount received and the Certificateholder's adjusted basis in its interest in the Underlying Assets. Such adjusted basis in its interest in the Underlying Assets generally will equal the cost of the Trust Certificates, increased by income previously included in respect thereof, and reduced (but not below zero) by previous distributions, if any. Any gain or loss will be capital gain or loss if the interests in the Underlying Securities were held as capital assets, except as provided under "Taxation of Income From Bonds -- Market Discount" and "--Short-Term Bonds" above.

   INCOME ALLOCABLE TO CERTAIN UNDERLYING ASSETS THAT ARE SWAP AGREEMENTS

          Notional Principal Contracts

             The tax treatment of a Swap Agreement depends on whether that Swap Agreement is classified as a Notional Principal Contract for federal income tax purposes. A Notional Principal Contract is defined for federal income tax purposes as a financial instrument that provides for the payment of amounts by one party to another at specified intervals calculated by reference to a specified index applied to a notional principal amount in exchange for either (a) a promise to pay similar amounts or (b) specified consideration such as, for example, a cash payment made at the time that the contract is entered into. Swap Agreements classified as Notional Principal Contracts for federal income tax purposes include interest rate swaps, interest rate caps, interest rate floors and basis swaps.

             The net income or net deduction from a Notional Principal Contract for a taxable year is included in or deducted from gross income for that taxable year. The net income or expense from a Notional Principal Contract should be treated as ordinary income or expense. The net income or net deduction from a Notional Principal Contract for a taxable year equals the total of (a) all of the Periodic Payments that are recognized from that Contract for the taxable year and (b) all of the Nonperiodic Payments that are recognized from that Contract for the taxable year. If, for any taxable year, there is a net expense from the Notional Principal Contract, noncorporate Certificateholders that itemize deductions may not be allowed to deduct part or all of the amount of such net expense. Section 67 of the Code will allow a deduction for such net expense only to the extent that such net expense, along with certain other miscellaneous itemized deductions, exceeds two percent of such Certificateholder's adjusted gross income. In addition, such expenses in excess of the two percent threshold, when combined with the Certificateholder's deductions for items such as taxes, certain other investment expenses and charitable deductions, are subject to a reduction equal to, generally, three percent of the Certificateholder's adjusted gross income in excess of a statutory amount. Also, such net expense may not be deductible for purposes of the alternative minimum tax. A noncorporate Certificateholder that itemizes deductions should consult its tax advisor regarding the application of Section 67 of the Code and the alternative minimum tax to an investment in the Certificates.

             "Periodic Payments" are payments made or received pursuant to a Notional Principal Contract that are payable at intervals of one year or less during the entire term of the Contract, that are based on a Specified Index (appropriately adjusted for the length of the interval) and that are based on either a single notional principal amount or a notional principal amount that varies over the term of the contract in the same proportion as the notional principal amount that measures the payments made by the other party varies. The term Specified Index includes a single fixed interest rate or a floating rate index such as LIBOR or COFI.

             All taxpayers, regardless of whether they use an accrual method of accounting or the cash method of accounting, must recognize the ratable daily portion of a Periodic Payment that they make or receive for the taxable year to which that portion relates. A portion of a Periodic Payment may be considered to relate to a taxable year ending prior to the date that the amount of the Periodic Payment is fixed because the value of the Specified Index is not fixed until after the end of the taxable year. In such a case, the ratable daily portion of the Periodic Payment that relates to that taxable year is generally based on the amount that would have been the amount of the Periodic Payment using the value of the Specified Index as of the last day of that taxable year. Similar rules apply if the amount of a Periodic Payment relating to a taxable year is not known as of the end of the taxable year because the notional principal amount to be used in computing the payment is not fixed until after the end of the taxable year.

             A "Nonperiodic Payment" is any payment made or received pursuant to a Notional Principal Contract that is not a Periodic Payment or a termination payment.

   Examples of Nonperiodic Payments include the premium that is made to purchase an interest rate cap, the payment that is received for selling an interest rate floor and the yield adjustment fee that is made or received when a taxpayer enters into an "off-market" interest rate swap contract. The rules governing the time at which Nonperiodic Payments made or received are to be taken into account are the same regardless of whether the taxpayer uses an accrual method of accounting or the cash method of accounting. Regardless of the taxpayer's method of accounting, the taxpayer must recognize in each taxable year of the contract the portion of the Nonperiodic Payment allocable to that taxable year.

             Generally, a Nonperiodic Payment is allocated among the years of the contract in a way that reflects the economic substance of the contract. For this purpose, an interest rate swap contract is considered to be, in economic substance, a series of cash-settled forward contracts. Accordingly, a yield adjustment fee paid to enter into an off-market interest rate swap contract would not be deductible by the payor, and would not be includible in the income of the payee, when made. Instead, the yield adjustment fee would be allocated among the settlement dates provided by the contract in a way that would reflect the premiums that would be paid to enter into a series of cash-settled off-market forward contracts. Only the portion of the yield adjustment fee that is allocable to the forward contracts that settle during a particular period is recognized for that period.

             Similarly, a premium paid for an interest rate cap contract would not be deductible by the purchaser or includible in the income of the seller when such premium is paid. Instead, it would be allocated among the settlement dates provided by the cap contract in a way that would reflect the premiums that would be paid to enter into a series of cash-settled option contracts. Only the portion of the premium that is allocable to the option contract or contracts that expire during a particular period is recognized for that period.

             Treasury Regulations provide that a taxpayer generally may elect to amortize a yield adjustment fee or a cap or floor premium paid when a contract is entered into using a simplified method referred to as the "level payment method". Under this method, the fee or premium is assumed to represent a self-amortizing installment loan that is repaid through equal payments, each consisting of a principal component and a time value component, over the term of the contract. The principal component of each hypothetical payment is treated as a Periodic Payment that is deemed to be made on each of the dates that the contract provides for Periodic Payments by the payor of the Nonperiodic Payment or, if there are no such Periodic Payments, on each of the dates that the contract provides for Periodic Payments by the recipient of the Nonperiodic Payment.

             Treasury Regulations contain rules which apply to Notional Principal Contracts entered into as "hedging transactions" within the meaning of Treasury Regulations. For this purpose, hedging transactions include Swap Agreements entered into to reduce the risk of price changes or currency fluctuations with respect to ordinary property held or to be held by a taxpayer. Under these rules, Nonperiodic Payments made or received with respect to such Notional Principal Contracts generally would be required to be taken into account under the rules in the preceding paragraph.

             The purchase price paid for the Trust Certificates by the Certificateholders would be allocated among the Underlying Securities owned by the Trust and any Swap Agreements entered into by the Trust. If a Certificateholder sells or exchanges a Trust Certificate prior to the maturity of the Swap Agreements, the Certificateholder should be deemed to have either received an amount equal to the fair market value of rights under the Swap Agreements (if the Swap Agreements were an asset at the time of the sale or exchange) or paid an amount to the purchaser equal to the present value of liability under the Swap Agreements (if the Swap Agreements were a liability at the time of the sale or exchange). If the Swap Agreements were an asset at the time of the sale or exchange, the Certificateholder should recognize gain (or loss) on the Swap Agreements equal to the excess (or the deficit) of (i) the fair market value of the rights under the Swap Agreements (adjusted to reflect any portion of such amount already taken into account under the rules for Nonperiodic Payments) over (or under) (ii) the amount of the original purchase price allocable to the Swap Agreements (adjusted to reflect any portion of such amount already taken into account under the rules for Nonperiodic Payments). If the Swap Agreements were a liability at the time of the sale or exchange, the Certificateholder should recognize loss on the Swap Agreements equal to the sum of the present value of the liability and the amount of the original purchase price allocable to the Swap Agreements.

             The foregoing discussion of the treatment of Notional Principal Contracts considers only the tax consequences of Contracts that are held to maturity and does not consider the consequences of sale, exchange, assignment or termination of such contracts or of defaults with respect to such Contracts.

          Options, Including Options to Enter Into Notional Principal Contracts

             A taxpayer does not recognize any income, expense, gain or loss as a result of making or receiving a payment to enter into an option contract.

             If an option contract expires without being exercised, the payment that was received or made to enter into the option contract is recognized as gain or loss, respectively. The character of such gain or loss will depend on whether the option contract is a hedging transaction within the meaning of Treasury Regulations. If the option contract is a hedging transaction, and if certain identification requirements are met, gain or loss on the expiration of the option contract will be treated as ordinary. If the option contract is not a hedging transaction within the meaning of Treasury Regulations because, for example, the property to which the option relates is or would be a capital asset in the taxpayer's hands, any such gain or loss will be treated as capital.

             The time at which such gain or loss is taken into account may also depend on whether the option contract is a hedging transaction with the meaning of Treasury

   Regulations. If the option contract is not a hedging transaction, it is taken into account when recognized. If it is a hedging transaction, Treasury Regulations may require deferral of such gain or loss.

             If an option contract entitling or obligating the taxpayer to purchase or sell property is exercised, the payment that was made or received when the option contract was entered into is treated as an adjustment to basis, if the taxpayer purchases property pursuant to the exercise of the option, and is treated as an adjustment to amount realized, if the taxpayer sells property pursuant to the exercise of the option. If an option contract entitling or obligating the taxpayer to enter into a Notional Principal Contract is exercised, the payment that was made or received when the option contract was entered into is treated as a Nonperiodic Payment made or received when the Notional Principal Contract is entered into pursuant to the exercise of the option. See "Notional Principal Contracts" above for a discussion of the treatment of Nonperiodic Payments made or received when a Notional Principal Contract is entered into.

             Option contracts that are "listed options" within the meaning of
   Section 1256 of the Code are subject to different rules, provided that they do not constitute hedging transactions. Changes in the market value of listed options generally are taken into account on a mark-to-market basis prior to disposition or exercise. Such gain or loss is treated as 40% short-term capital gain or loss and 60% long-term capital gain or loss. In general, a listed option is one that is traded on, or subject to the rules of a board or exchange registered with the SEC or designated by the CFTC.

   TAXATION OF INCOME FROM PARTNERSHIP-TAXED TRUST CERTIFICATES

             With respect to certain of the Series of Trust Certificates, Trust Certificates may be issued by a Trust treated as a partnership for federal income tax purposes ("Partnership-Taxed Certificates"). In such a case, the Trustee will agree or will be deemed to have agreed, for purposes of federal, state and local income and franchise tax purposes, to treat the Trust as a partnership and the Holders of the Partnership-Taxed Certificates as partners. Any references to "Partnership-Taxed Trusts" in the remainder of the discussion in this subsection are to Trusts treated as partnerships for federal income tax purposes.

          Partnership Taxation

             Pass-through of Income, Gain, Loss and Deductions. The Partnership-Taxed Trust will not be subject to federal income tax, but each Holder of a Partnership-Taxed Certificate will be required separately to take into account such Holder's allocable share of income, gains, losses, deductions and credits of the Partnership-Taxed Trust on its own federal income tax return. Income, gains, losses, deductions and credits of the Partnership-Taxed Trust will be calculated at the Trust level and elections will be made at the Trust level. Under the Trust Agreement, Holders of Partnership-Taxed Certificates will not be permitted to participate in the preparation of the Partnership-Taxed Trust's tax returns, and any particular election made or not made by the Partnership-Taxed Trust may be adverse to any particular Holder. Alternatively, in certain circumstances, a Holder of a Partnership-Taxed Certificate may be deemed to earn guaranteed payments, rather than a share of the Partnership-Tax Trust's income.

             It should be noted that if the servicing fees paid to the Administrator were considered to exceed reasonable compensation for services, the Administrator would be considered to own an interest in each of the Underlying Securities held by the Partnership-Taxed Trust and all such Underlying Securities therefore would be treated as Stripped Bonds or Stripped Coupons. Interest from the Underlying Securities used to pay that portion of the servicing fee that exceeds reasonable compensation would not be included in the income of the Partnership-Taxed Trust, and no deduction would be allowed to the Partnership-Taxed Trust for that portion of the servicing fee.

             The tax items of a Partnership-Taxed Trust are allocable to the Holders in accordance with the Code, Treasury Regulations, and the Trust Agreement. The Trust Agreement will provide that the Partnership-Taxed Trust will allocate items of income, gain, loss or deduction among the Holders so that such items so allocated will have "substantial economic effect" or will be in accordance with the Holder's interest in the Partnership-Taxed Trust. There can be no assurance that the net amount of income so allocated will equal the amounts distributed as income on the Partnership-Taxed Certificates. Further, while such an allocation will be made in manner that the Issuer believes will be given effect for federal income tax purposes, no assurance can be given that the IRS will not require a greater amount of income to be allocated to certain Holders of Partnership-Taxed Certificates.

             The Code provides that, for non-corporate Holders who itemize deductions when computing taxable income, expenses of producing income are aggregated with other expenses of producing income and certain other deductions, and that the aggregate amount of such expenses is deductible only to the extent such amount exceeds two percent of the non-corporate Holder's adjusted gross income. In addition, such expenses in excess of the two percent threshold, when combined with the noncorporate Holder's deductions for items such as taxes, certain other investment expenses and charitable deductions, are subject to a reduction equal to, generally, three percent of the Holder's adjusted gross income in excess of a statutory threshold amount. Furthermore, no deduction will be allowed for such expenses for alternative minimum tax purposes. Prospective investors should consult their own tax advisors regarding the deductibility of expenses before purchasing Partnership-Taxed Certificates.

             Cash distributions to a Holder of a Partnership-Taxed Certificate by the Partnership-Taxed Trust will constitute a return of capital to the extent of such Holder's basis in the Partnership-Taxed Certificates and will reduce the tax basis of such Holder's Partnership-Taxed Certificates (but not below zero). If a Holder's tax basis in his Partnership-Taxed Certificate should be reduced to zero, its share of any subsequent cash distributions for any year in excess of its share of taxable income will be taxable to such

   Holder as though such excess were a gain on the sale or exchange of its interest in the Partnership-Taxed Trust.

             The Partnership-Taxed Trust currently intends to make all tax calculations relating to income and allocations to Holders on an aggregate basis (except that items of income, gains, losses and deductions allocable to Swap Agreements will be determined separately). If the IRS were to require that such calculations be made separately for each asset held by the Partnership-Taxed Trust, the Partnership-Taxed Trust might be required to incur additional expenses; it is believed, but there can be no assurances, that these additional expenses would not have a material adverse effect on Holders.

             The foregoing discussion applies only to Holders of Partnership-Taxed Certificates that acquire Partnership-Taxed Certificates in exchange for money and does not apply to Holders of Partnership-Taxed Certificates that acquire Partnership-Taxed Certificates in exchange for property.

          Disposition of Partnership-Taxed Certificates. Generally, capital gain or loss will be recognized on a sale or exchange of Partnership-Taxed Certificates in an amount equal to the difference between the amount realized and the Holder's tax basis in the Partnership-Taxed Certificates sold. Any gain on the sale of a Partnership-Taxed Certificate attributable to the Holder's share of unrealized receivables or unrecognized accrued Market Discount of the Partnership-Taxed Trust would generally be treated as ordinary income to the Holder and such ordinary income may not be offset by any capital loss from the sale. A Holder's tax basis in a Partnership-Taxed Certificate will generally equal its cost therefor, increased by such Holder's allocable share of the Partnership-Taxed Trust's income that has been includible in such Holder's income and decreased by such Holder's allocable share of the Partnership Trust's loss and any distributions received with respect to such Certificate. In addition, both tax basis in the Partnership-Taxed Certificates and the amount realized on a sale of a Partnership-Taxed Certificate will generally include the Holder's share of any other liabilities of the Partnership-Taxed Trust. A Holder acquiring Partnership-Taxed Certificates of the same Series at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership-Taxed Certificates and, upon sale or other disposition of some of the Partnership-Taxed Certificates, allocate a pro rata portion of such aggregate tax basis to the Partnership-Taxed Certificates sold (rather than maintaining a separate tax basis in each Partnership-Taxed Certificate for purposes of computing gain or loss on a sale of that particular Partnership-Taxed Certificate).

             If a Holder of a Partnership-Taxed Certificate is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership-Taxed Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a loss upon the retirement of the Partnership-Taxed Certificates. Any such loss will be a capital loss.

             Allocations of Income or Loss Among Holders. In general, the Partnership-Taxed Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be allocated among the Holders in proportion to the proportionate interest in the Partnership-Taxed Trust owned by them as of a particular day of each month. As a result, a Holder purchasing Partnership-Taxed Certificates during any month may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before such Holder actually held the Partnership-Taxed Certificates.

             The use of such a monthly convention may not be permitted by existing Treasury Regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the Holder's interest), taxable income or losses of the Partnership-Taxed Trust might be reallocated among the Holders of Partnership-Taxed Certificates. The Partnership-Taxed Trust will be authorized to revise the Partnership-Taxed Trust's method of allocation between transferrers and transferees to conform to a method permitted by future Treasury Regulations.

             Section 754 Election. If a Holder of a Partnership-Taxed Certificate sells its Partnership-Taxed Certificate at a profit (or loss), the purchaser will have a higher (or lower) basis in the Partnership-Taxed Certificates than the Holder had. The tax basis of the assets of the Partnership-Taxed Trust will not be adjusted to reflect that higher (or lower) basis unless the Partnership-Taxed Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership-Taxed Trust likely will not (and will not required to) make such election. As a result, Holders of Partnership-Taxed Certificates might be allocated a greater or lesser amount of the Partnership-Taxed Trust's income than they would had they purchased directly the Partnership's assets. If the Partnership-Taxed Trust does make an election under Section 754 of the Code, such an election will apply to all subsequent transferees, which may be adverse to certain transferees.

             Partnership Terminations. In general terms, if 50% or more of the interests in the Partnership-Taxed Trust are transferred within a 12 month period, the Partnership-Taxed Trust will be considered to terminate for federal income tax purposes, and a new Partnership-Taxed Trust will be deemed to be established. In such a case, the assets will be considered to be distributed to each of the Holders of the Partnership-Taxed Certificates and then recontributed by them to the "new" Partnership-Taxed Trust. Each Holder may be subject to tax to the extent the amount of money and value of marketable securities deemed distributed to such Holder exceeds its adjusted basis in the Partnership-Taxed Certificates. Such a termination could have further adverse effect on some or all of the Holders, including the possibility of "bunching" of income from more than one taxable year of any Holder with a taxable year other than the calendar year.

             On May 10, 1996, proposed Treasury Regulations were issued that would change the rules relating to terminations. Those regulations are effective for terminations occurring on or after the date those regulations are finalized.

             Certain Administrative Matters. The Partnership-Taxed Trust will be required to keep complete and accurate books and records. Such books will be maintained for tax purposes on an accrual basis and calendar year. The Company (or an affiliate of the Company), the Trustee or the Administrator will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership-Taxed Trust and will report each Holder's allocable share of items of the Partnership's income and expense to Holders and the IRS on Schedule K-1 based upon the above described allocation methods and conventions. The Partnership-Taxed Trust will provide the Schedule K-1 information to nominees that fail to provide the Partnership-Taxed Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the related Partnership-Taxed Certificates. Generally, a Holder must file tax returns that are consistent with the information return filed by the Partnership-Taxed Trust or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

             Under Section 6031 of the Code, any person that holds Partnership-Taxed Certificates as a nominee at any time during a calendar year is required to furnish the Partnership-Taxed Trust at least annually with a statement containing certain information on the nominee, the beneficial owners and the Partnership-Taxed Certificates so held. Such information includes (i) the name, address and TIN of the nominee and (ii) as to each beneficial owner (x) the name, address and TIN of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership-Taxed Certificates that were held, bought or sold on behalf of such person throughout the year (including the method, cost and date of acquisition of the Partnership-Taxed Certificates). In case of a Partnership-Taxed Trust not making a Section 754 election (as discussed above), Holders may not be required to provide certain of the information referred to in (z) of the immediately preceding sentence. In addition, brokers and financial institutions that hold Partnership-Taxed Certificates through a nominee are required to furnish directly to the Partnership-Taxed Trust information as to themselves and their ownership of Partnership-Taxed Certificates. The information referred to above for any calendar year must be furnished to the Trustee on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trustee with the information described above may be subject to penalties.

             The Partnership-Taxed Trust will designate the Company (or an affiliate of the Company), the Trustee or the Administrator as the "tax matters partner". The tax matters partner will be responsible for representing the Holders in any dispute with the IRS that relates to the Partnership-Taxed Trust. The Code provides for administrative examination of a Partnership-Taxed Trust as if the Partnership-Taxed Trust were a separate and distinct taxpayer. Generally, the statute of limitations for Partnership-Taxed Trust items does not expire before three years after the date on which the information return is filed by the Partnership-Taxed Trust. Any adverse determination following an audit of the return of the Partnership-Taxed Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Holders and, in certain circumstances, a Holder may be precluded from separately litigating a proposed adjustment to the items of the Partnership-Taxed Trust. An adjustment could result in an audit of a Holder's returns and adjustments of items not related to the income and losses of the Partnership-Taxed Trust.

             Tax Treatment of Certain Swap Agreements. Because each Holder of Partnership-Taxed Certificates will be required to take into account separately such Holder's allocable share of the Partnership-Taxed Trust's income, gains, losses and deductions on such Holder's federal income tax return, the rules set forth above in "Taxation of Income From Certificates -- Income Allocable to Certain Underlying Assets That Are Swap Agreements" will generally be applicable to a Holder of a Partnership-Taxed Certificate if the Partnership-Taxed Trust holds the Swap Agreements discussed above in "Taxation of Income From Certificates -- Income Allocable to Certain Underlying Assets That Are Swap Agreements".


          State and Local Taxes

             The laws of the states and localities in which any Partnership-Taxed Trust will be formed and where it will do business or own property will differ. Thus, any Partnership-Taxed Trust may be subject to tax in one or more states or localities. Further, a Holder of a Partnership-Taxed Certificate by virtue of holding that Trust Certificate may be subject to the tax laws of any state where the Partnership-Taxed Trust does business or owns property or under whose laws it was established. Prospective investors are urged to consult their own tax advisors regarding state and local tax consequences when investing in Partnership-Taxed Certificates.


          Foreign Investors

             Partnership-Taxed Certificates may not be suitable instruments for investors that are not United States Persons. Prospective investors that are not United States Persons are urged to consult their own tax advisors regarding the federal income tax consequences of the purchase and ownership of Partnership-Taxed Certificates.

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

             Unless otherwise specified in the related Prospectus Supplement, the Securities will be available only in book-entry form. Investors in the Securities may hold such

   Securities through any of DTC, CEDEL or Euroclear. The Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

             Secondary market trading between investors holding Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

             Secondary market trading between investors holding Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

             Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the respective Depositories of CEDEL and Euroclear and as participants in DTC.

   INITIAL SETTLEMENT

             All Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Securities will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as participants of DTC.

             Investors electing to hold their Securities through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in the same-day funds on the settlement date.

             Investors electing to hold their Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

   SECONDARY MARKET TRADING

          General

             Because the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's account are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants

             Secondary market trading between DTC Participants will be settled using the procedures applicable to United States corporate debt issues in same-day funds.

          Trading between CEDEL and/or Euroclear Participants

             Secondary market trading between CEDEL Participants and/or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC Seller and CEDEL or Euroclear Purchaser

             When Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depository to receive the Securities against payment. Payment will include interest accrued on the Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository to the DTC Participant's account against delivery of the Securities. After settlement has been completed, the Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Securities' credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

             CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Securities are credited to their accounts one day later.

             As an alternative, if CEDEL or Euroclear has extended a line of credit to them, Participants can elect not to preposition funds and allow the credit line to be drawn on to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Securities were credited to their accounts. However, interest on the Securities would accrue from the value date. Therefore, in many cases the investment income on the Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Participant's particular cost of funds.

             Because the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Securities to the respective Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle like a trade between two DTC Participants.

          Trading between CEDEL or Euroclear Seller and DTC Purchaser

             Due to time zone differences in their favor, CEDEL and Euroclear Participants may employ their customary procedures for transactions in which Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a Participant at least one business day prior to settlement. In this case, CEDEL or Euroclear will instruct the respective Depository to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Securities from the including the last coupon payment date to and excluding the settlement date on the basis of a calendar year consisting of twelve 30-day calendar months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL or Euroclear Participant's account would instead be valued as of the actual settlement date.

             Day traders that use CEDEL or Euroclear and that purchase Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               (i) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

               (ii) borrowing the Securities in the United States from a DTC Participant no later than one day prior to settlement, which would give the Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

               (iii) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

   CERTAIN UNITED STATES FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

             A Certificateholder holding securities through CEDEL, Euroclear or DTC may be subject to United States withholding tax at a rate of 30%, unless each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity or required to withhold tax complies with applicable certification requirements, and

          (i) the Certificateholder provides a statement signed by the beneficial owner under penalties of perjury that the owner is not a United States Person, or in the case of an individual, that he or she is not a resident or citizen of the United States and that provides the name and address of the beneficial owner; this statement should be made on a Form W-8 (Certificate of Foreign Status);

          (ii) interest is paid to the Certificateholder at an address inside the United States and the Certificateholder is a United States Person that is exempt from withholding and complies with the appropriate certification requirements. if any;

          (iii) provides a properly executed Form 1001 (Exemption or Reduced Rate Certificate);

          (iv) provides a properly executed Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of Trade or Business in the United States); or

          (v) interest is paid at an address inside the United States and backup withholding is required.

             A Certificateholder holding such securities through DTC, CEDEL or Euroclear may be subject to backup withholding at a rate of 31% unless the holder:

          (i) provides a properly executed Form W-8 or W-9; or

          (ii) is a corporation (within the meaning of Section 7701(a) of the Code) or otherwise establishes that it is a recipient exempt from United States backup withholding.

             The global security holder or, in the case of a Form 1001 or a Form 4224 Filer, his agent, files by submitting the appropriate form to the person through which he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency) a Certificate. Form W-8 and Form 1001 are effective after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years and Form 4224 is effective for one calendar year. If the information on the forms change, the beneficial owner must inform the person through which he holds within 30 days of such change.

             On April 15, 1996, proposed Treasury Regulations (the "1996 Proposed Regulations") were issued which, if adopted in final form, could affect the documentation required from non-U.S. persons holding global securities. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the global security with respect to which such payments are made, subject to certain transition rules. The 1996 Proposed Regulations would, if adopted, replace a number of current tax certification forms (including IRS Form W-8, IRS Form 1001 and IRS Form 4224, discussed above) with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. It cannot be predicted at this time whether the 1996 Proposed Regulations will become effective as proposed, or what, if any, modifications may be made to them. Prospective investors are urged to consult their tax advisors with respect to the effect the 1996 Proposed Regulations may have.

             This summary does not deal with all aspects of federal income tax withholding that may be relevant to Certificateholders that are not United States Persons. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Certificates.


                          CERTAIN ERISA CONSIDERATIONS

   GENERAL

             Set forth below are certain consequences under ERISA and the Code that a fiduciary (a "Plan Fiduciary") of an "employee benefit plan" (as defined in and subject to ERISA) or of a "plan" (as defined in Section 4975 of the Code) who has investment discretion should consider before deciding to invest the plan's assets in Securities. The following summary is intended to be a summary of certain relevant ERISA issues and does not purport to address all ERISA considerations that may be applicable to a particular plan.

             In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code (a "Plan") refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Plans include corporate pension and profit-sharing plans, "simplified employee pension plans", Keogh plans for self-employed individuals (including partners in a partnership), individual retirement accounts described in Section 408 of the Code and health insurance plans.
   For the purposes of the following discussion, the term "Plan" also includes any entity whose assets constitute assets of any "Plan" under the provisions of ERISA discussed in the "Plan Assets" section of this summary, below, and "Plan Fiduciary" includes any person who is a fiduciary with respect to any such Plan.

             Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Securities, including the role that an investment in the Securities plays in the Plan's investment portfolio. Each Plan Fiduciary, before deciding to invest in the Securities, must be satisfied that investment in the Securities is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Securities, are diversified so as to minimize the risks of large losses and that an investment in the Securities complies with the Plan and related trust documents.

             Each Plan considering acquiring a Security should consult its own legal and tax advisors before doing so.

   EXEMPT PLANS

             ERISA and Section 4975 of the Code do not apply to governmental plans and certain church plans, each as defined in Section 3 of ERISA and
   Section 4975(g) of the Code. However, fiduciaries with respect to these plans may be subject to federal, state or other laws similar in effect to ERISA and
   Section 4975 of the Code. The discussion below does not purport to address considerations under such federal, state or other laws.

   INELIGIBLE PURCHASERS

             Securities may not be purchased with the assets of a Plan that is sponsored by or maintained by the Company, the Trustee, the Issuer or any of their respective affiliates. Securities may not be purchased with the assets of a Plan if the Company, the Trustee, Issuer or any of their respective affiliates or any employees thereof: (i) exercises any discretionary authority or discretionary control respecting management of a Plan or exercises any authority or control respecting the management or disposition of its assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of a Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of a Plan. A party that is described in clause (i), (ii) or
   (iii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

   PLAN ASSETS

             When a Plan purchases a Security not only does the Security become an asset of the Plan, but it is possible that the purchase of a Security by a Plan will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the related Underlying Assets to be treated as assets of that Plan. A regulation (the "DOL Regulation") issued under ERISA by the United States Department of Labor (the "DOL") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of the entity being plan assets. The DOL Regulation provides that the assets of an entity will not be "plan assets" of a Plan that purchases an interest therein if such interest is not an "equity interest". The DOL Regulation defines an equity interest as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. The DOL Regulation provides, with respect to the purchase of an equity interest by a Plan, that the assets of an entity will be plan assets of a Plan that purchases an interest therein unless the investment by all "benefit plan investors" is not "significant" or certain other exceptions apply. The Prospectus Supplement will specify whether any of the exceptions set forth in the regulation under ERISA may apply with respect to a Series of Securities.

             The term "benefit plan investors" includes all plans and accounts of the types described above under "General" as employee benefit plans and accounts, whether or not subject to ERISA, as well as entities that hold "plan assets" due to investments made in such entities by any of such plans or accounts. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than a 25% interest in the entity, determined without regard to the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets and of "affiliates" of such persons (within the meaning of the DOL Regulation) of such persons.

             There is no restriction on the percentage of the value of the Trust Certificates that may be owned by benefit plan investors and, thus, there is no assurance that investment by benefit plan investors will not be significant. Accordingly, it is not expected that an exception from the plan asset regulations will apply and, therefore, it should be assumed that the Underlying Securities will be treated as assets of Plans that purchase Trust Certificates.

             If none of the exceptions set forth in the DOL Regulation (including those discussed above) apply, the Underlying Assets will be deemed to be the assets of each benefit plan investor for purposes of ERISA. In such a case, the discussion set forth in the following sections will apply.

             In addition, it should be noted that ERISA and the Code may place restrictions on the purchase of Trust Certificates by certain investors that are not Plans. In particular, insurance companies considering the purchase of Certificates should consult their own counsel with respect to the United States Supreme Court decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (decided December 13, 1993), which held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances. Based on the reasoning of the John Hancock case, it could be argued that if the Company or CSFB or any of their affiliates is a party in interest or a disqualified person with respect to a Plan that has assets invested in the general account of an insurance company that acquires, holds or invests in Trust Certificates using such general account funds, such acquisition of, or holding of, or investment in, such Trust Certificates might constitute a prohibited transaction for purposes of Section 4975 of the Code or Section 406 or ERISA, as discussed below. Insurance company investors should analyze whether this decision may adversely affect their ability to purchase Trust Certificates.

          Consequences of Characterization as Plan Assets

             If the Underlying Assets are plan assets, the Trustee, or, in the case of Bonds, the Company or its affiliate will be a fiduciary under ERISA with respect to Plan investors, and its duties and liabilities will be subject to the provisions of ERISA. Generally, the fiduciary provisions of ERISA require Plan Fiduciaries to act for the exclusive benefit of participants and beneficiaries of the Plan, to employ the care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, to diversify investments so as to minimize the risk of large losses and to comply with the Plan and trust documents of the Plan.

          Prohibited Transactions

             If the Underlying Assets are plan assets, Section 406 of ERISA will prohibit the Trustee, among others, from causing the assets of the Issuer to be involved, directly or indirectly, in certain types of transactions with "parties in interest" to investing Plans unless a statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for criminal and civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975(c) of the Code generally imposes an excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section (except that an IRA that engages in a prohibited transaction may instead forfeit its tax-exempt status) and also requires recision of such transaction.

             The types of transactions subject to the prohibited transaction restrictions of ERISA and Section 4975(c) of the Code include: (i) sales, exchanges or leases of property (such as the Securities), (ii) loans or other extensions of credit and (iii) the furnishing of goods and services. As described in Section 406(b)(1) or Section 4975(c)(1)(E) of the Code, the use of plan assets by or for the benefit of parties in interest or disqualified persons may also constitute a prohibited type of transaction.

             The Company, the Trustee, the Issuer and certain other persons and certain affiliates thereof, might be considered or might become a party in interest or disqualified person with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could give rise to one or more "prohibited transactions" within the meaning of Section 406 ERISA and Section 4975(c) of the Code unless an exemption described below or some other exemption is available. In particular, the sale of a Security by the underwriters thereof or the services provided by the Trustee to such Plan would appear in certain circumstances to be a prohibited transaction unless an exemption applies.

             There are numerous exemptions to the prohibited transaction restrictions of Section 406 of ERISA and Section 4975 of the Code, and the applicability of any particular exemption depends upon the circumstances. Certain exemptions are described below:

             The prohibited transaction restrictions of Section 406(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code also do not apply to the purchase or sale of Securities by a Plan from a party in interest that is a registered broker-dealer if the conditions set forth in Prohibited Transaction Class Exemption 75-1 ("PTCE 75-1") are satisfied. That exemption, however, does not extend to violations of Section 406(b) of ERISA or Section 4975(c)(1)(E) of the Code. The conditions that must be satisfied for PTCE 75-1 to apply as follows:

               (i) the broker-dealer is registered under the Exchange Act and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer;

               (ii) the transaction is at least as favorable to the Plan as an arm's-length transaction with an unrelated party and, at the time of the transaction, was not a prohibited transaction within the meaning of
        Section 503(b) of the Code;

               (iii) the broker dealer is not a fiduciary with respect to the Plan and is a party in interest with respect to the Plan solely because it or an affiliate provides services to the Plan; and

               (iv) for a period of six years from the date of the transaction, the Plan maintains or causes to be maintained such records as are necessary to determine whether the foregoing conditions have been met, and such records are unconditionally available for examination during normal business hours by the DOL and certain other persons.

             Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code permit the payment of fees to parties in interest that perform services for a Plan if (i) such services are appropriate and helpful for the establishment or operation of the Plan, (ii) such services are provided under a reasonable arrangement (including termination upon reasonably short notice without penalty); and (iii) no more than reasonable compensation is paid therefor.

             Before purchasing any Securities, a Plan Fiduciary should consult with its counsel and determine whether there exists any prohibition to the acquisition and holding of such Securities. In particular, a Plan Fiduciary should determine whether the underwriters of the Securities, the Issuer, the Trustee, the Company or the Servicer are parties in interest with respect to the Plan and whether any prohibited transaction exemptions, such as the Underwriter's Exemption PTCE 75-1, Section 408(b)(2) of ERISA or Section 4975(d)(2) of the Code, apply.

          Prohibited Transaction Class Exemptions

             Certain prohibited transaction class exemptions ("PTCEs") issued by DOL, including PTCE 84-14 (qualified professional asset managers), PTCE 90-1 (insurance company pooled separate accounts) and PTCE 91-38 (bank collective investment fund), may apply to Plans purchasing Securities and to some or all transactions involving the Securities if the conditions for an applicable exemption are satisfied.

   OTHER REQUIREMENTS

             ERISA imposes a bonding requirement on the Trustee, or, in the case of Bonds, the Company or its affiliate (if a fiduciary). This requirement may be fulfilled by adding an agent's rider to the bond otherwise covering each Plan's other assets. ERISA also imposes a requirement that all assets of a Plan be held in trust. This requirement will be fulfilled by the trustee of any Plan holding its Security in trust. ERISA does not require that the assets of the Issuer be held in trust.

             Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA of an investment in Securities are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that would not make the foregoing statements incorrect or incomplete.

             Acceptance of subscriptions on behalf of individual retirement accounts or other Plans is in no respect a representation by the Company, the Issuer, the Trustee or any other party that this investment meets all relevant legal requirements with respect to investments by any particular Plan or that such investment is appropriate for any particular Plan. EACH PLAN FIDUCIARY SHOULD CONSULT WITH ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.


                                LEGAL INVESTMENT

             Institutions whose investment activities are subject to regulation by federal or state authorities should review policies and guidelines adopted from time to time by such authorities before purchasing any of the Securities, because certain Series or Classes may be deemed unsuitable investments, or may otherwise be restricted, under such policies or guidelines.

             The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying" and, with regard to any Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

             All investors should consult with their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.


                              PLAN OF DISTRIBUTION

             The Issuer will apply all or substantially all the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase from the Company or one of its affiliates the Underlying Assets underlying such Series simultaneously with the issuance and sale of such Securities. The difference between the aggregate price paid by the Company or such affiliate for such Underlying Assets and such net proceeds represents profit (or loss) to the Company or such affiliate. None of such profits or losses will be disclosed in any Prospectus Supplement.

             The Securities of any Series may be offered in any of three ways:
   (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Series of Securities, including the names of any underwriters, the purchase price of such Securities and the proceeds to the Issuer or such affiliate from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Securities may be listed and the place and time of delivery of the Securities to be offered thereby.

             If underwriters are used in the sale, Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Securities if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

             If so indicated in the related Prospectus Supplement, the Underwriting Agreement relating to a particular Series of Securities will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts. Delayed Delivery Contracts provide for the payment of the public offering price by certain institutional investors, and delivery of the related Securities, at a future date to be specified in the Prospectus Supplement. If Delayed Delivery Contracts are used, the Underwriting Agreement will establish (i) a contractual limit on the amount of Securities that can be covered by such contracts and (ii) a minimum principal amount of each Delayed Delivery Contract. Certain other conditions to the use of Delayed Delivery Contracts may be set forth in the related Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitations of such contracts.

             Securities may also be sold through agents designated by the Issuer from time to time. Any agent involved in the offer or sale of Securities will be named, and any commissions payable by the Issuer to such agent will be set forth, in the related Prospectus Supplement. Any such agent will act on a best efforts basis for the period of its appointment.

             Any underwriters, dealers or agents participating in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Issuer to indemnification by the Issuer against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with or perform services for the Issuer or its affiliates in the ordinary course of business.

             If and to the extent required by applicable law or regulation, this Prospectus and the Prospectus Supplement will also be used by CSFB after the completion of the offering in connection with offers and sales related to market-making transactions in the Securities offered hereby in which CSFB acts as principal. CSFB may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.


                                 LEGAL MATTERS

             Certain legal matters in connection with the Securities offered hereby will be passed on for the Company by Sidley & Austin, New York, New York. Other counsel may pass on legal matters involving the application of laws of any jurisdictions other than the State of New York or the United States of America.

                                    GLOSSARY


             The following are abbreviated definitions of certain capitalized terms used in this Prospectus and the related Prospectus Supplement. Certain terms used under "The Securities", "The Indenture" and "The Trust Agreement" are defined more fully in the relevant Governing Document, to which reference is made.

             "Accrual Bond" means a Bond on which interest accrues and is added to the principal of such Security periodically but with respect to which no interest or principal is payable except during the period or periods specified in the related Prospectus Supplement.

             "Accrual Date" means, with respect to any Series, the date on which interest begins accruing on the Securities of the Series, as specified in the related Prospectus Supplement.

             "Accrual Payment Amount" means, with respect to any Payment Date for a Series occurring prior to or on the Accrual Termination Date, the aggregate amount of interest accrued on the Accrual Securities of such Series during the Interest Accrual Period relating to such Payment Date and which is not then required to be paid.

             "Accrual Securities" means a Class of Securities of a Series on which interest accrues and is added to the principal of such Securities periodically but with respect to which no interest or principal is payable except during the period or periods specified in the related Prospectus Supplement.

             "Accrual Termination Date" means, with respect to a Class of Accrual Securities, the Payment Date on which all Securities of the related Series with Final Scheduled Payment Dates earlier than that of such Class of Accrual Securities have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

             "Accrual Trust Certificate" means a Trust Certificate that is an Accrual Security.

             "Administration Agreement" means, with respect to a Series, an agreement pursuant to which the Administrator agrees to perform certain ministerial, administrative, accounting and clerical duties on behalf of the Issuer with respect to such Series.

             "Administration Fee" means the fee specified as such in the Administration Agreement.

             "Administrator" means the person that will perform certain ministerial, administrative, accounting and clerical duties on behalf of the Issuer with respect to certain Series of Securities pursuant to an Administration Agreement.

             "Aggregate Discounted Amount" means, with respect to any Series, the aggregate amount obtained by adding the Discounted Amount of each Underlying Security for such Series, plus the Discounted Amount, as determined in the related Prospectus Supplement, of any cash remaining in the Collection Account or any other Pledged Fund or Account subsequent to an initial deposit therein by the Issuer (together with, if applicable, the aggregate Discounted Amount of each other Underlying Asset to which a Discounted Amount is assigned).

             "Aggregate Outstanding Principal" means, with respect to any Series or Class thereof, the principal amount of all Securities of such Series or Class outstanding at the date of determination, including, in respect of any Class of Accrual Securities of such Series (or other Class of Securities on which interest accrues and is added to the outstanding principal amount thereof), the Compound Value (or accreted value) of such Securities through the Payment Date or Distribution Date immediately preceding the date of determination.

             "Applicable Federal Rate" means the interest rate on Treasury Securities.

             "Asset Schedule" means a schedule appearing in the Trust Agreement that will identify each Underlying Asset and other property to be included in the Trust for a Series. The Asset Schedule will specify with respect to each Underlying Security: the original principal amount and unpaid principal balance, as of the date of such Trust Agreement; the current interest rate; the scheduled payments of principal and interest; the maturity date of the related obligation; if the Underlying Security is an adjustable rate Underlying Security, the lifetime interest rate cap, if any, and the Index; and, if the related obligation has other than fixed scheduled payments and level amortization, the terms thereof.

             "Assumed Deposit Date" means the date specified therefor in the related Governing Document, on which distributions on the Underlying Securities are assumed to be deposited in the Collection Account for purposes of calculating Reinvestment Income thereon.

             "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement or the related Guaranteed Investment Contract for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in Pledged Funds and Accounts for the Series.

             "Authenticating Agent" means an agent appointed by the Trustee for purposes of authenticating and delivering any Series of Bonds.

             "Available Funds" means, except to the extent otherwise provided in the Prospectus Supplement, with respect to each Payment Date for a Series, the sum of the following amounts: (i) the aggregate amount received by the Issuer of such Series on or prior to such Payment Date in respect of the Underlying Securities with respect to such Series, the related Underlying Enhancement with respect to such Series, if any, and Reinvestment Income with respect to such Series, if any, plus or minus the net amount received or paid on any related Swap Agreements with respect to such Series and the cash proceeds received upon the exercise of the Optional Call Right, if any, with respect to such Series; less (ii) any amounts theretofore paid by the Issuer to Holders of such Series to the Trustee with respect to such Series, to the provider of any Underlying Enhancement with respect to such Series or any other Person with respect to such Series and any amounts payable on such Payment Date to the Trustee with respect to such Series, or the provider of any Underlying Enhancement with respect to such Series or otherwise payable on such Payment Date by the Issuer.

             "Beneficial Owners" means holders of beneficial interests in Securities that are not Holders of record on the Register for such Securities.

             "Bondholder" means the Person in whose name a Bond is registered in the Security Register.

             "Bond Interest Rate" or "Bond Rate" means the interest rate on the outstanding principal amount of a Bond payable on the applicable Payment Date for such Bond, as specified in the related Prospectus Supplement.

             "Bonds" means the Collateralized Bond Obligations sold by an Issuer pursuant to this Prospectus and the related Prospectus Supplement.

             "Book-Entry Bonds" means Bonds of a Series that are issued in whole or in part in book-entry form.

             "Book-Entry Eligible Securities" means Securities of any Series which are eligible, but are not required to be held by persons acquiring such Securities through DTC in the United States or though CEDEL or Euroclear in Europe.

             "Book-Entry Only Securities" means a Class of Securities which are issued on a book-entry basis and are required to be held by the person acquiring such Securities through DTC in the United States.

             "Book-Entry Registration" means the registration of book-entry securities.

             "Book-Entry Securities" means Securities of a Series that are issued in whole or in part in book-entry form.

             "Book-Entry Trust Certificates" means Trust Certificates of a Series that are issued in whole or in part in book-entry form.

             "Business Day" means a day that is not a Saturday, Sunday, legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed in either New York City or in the city in which the Corporate Trust Office is then located, or with respect to any Series that includes any Class of Variable Interest Securities, London.

             "CEA" means the Commodity Exchange Act, as amended.

             "CEDEL" means Centrale de Livraison de Valeurs Mobilieres S.A., or its successor in interest.

             "CEDEL Participants" means organizations for which CEDEL holds securities.

             "Certificateholder" or "Trust Certificateholder" means the Person in whose name a Trust Certificate is registered in the Security Register.

             "Certificate of Foreign Status" means a statement made on a form W-8 that is signed by the beneficial owner, under penalties of perjury, that the owner is not a United States Person, or in the case of an individual, that he or she is not a resident or citizen of the United States and that provides the name and address of the beneficial owner.

             "CFTC" means the Commodities Futures Trading Commission, or its successor in interest.

               "Class" means a class of Securities within a Series.

             "Closing Date" means, with respect to a Series, the date on which Securities of such Series are first issued.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "COFI" means the Cost of Funds Index.

             "Collection Account" means, with respect to a Series, the account created pursuant to the Governing Document to collect payments on the Underlying Assets for application as specified in such Governing Document.

             "Company" means Credit Suisse First Boston Structured Products Corporation, or its successor in interest.

             "Compound Value" means, with respect to a Class of Accrual Securities, as of any determination date, the original principal amount of such Class, plus all accrued and unpaid interest, if any, previously added to the principal thereof and reduced by any payments of principal previously made on such Class of Accrual Securities and by any losses allocated to such Class.

             "Cooperative" means Euroclear Clearance System S.C., a Belgian cooperative corporation, or its successor in interest.

             "Corporate Trust Office" means the corporate trust office of the Trustee, which shall be specified in the related Prospectus Supplement.

             "Covered Series" means a form of Underlying Enhancement that covers more than one Series of Securities.

             "CSFB" means Credit Suisse First Boston Corporation, or its successor in interest.

             "Definitive Securities" means the Securities of a Series when and if issued in definitive form to the record owners of such Series or their nominees.

             "Delayed Delivery Contracts" means contracts which provide for the payment of the public offering price by certain institutional investors, and delivery of the related Securities, at a future date to be specified in the Prospectus Supplement.

             "Delivery Date" means with respect to a Series, the date on which the Securities of such Series are to be delivered to the original purchasers thereof.

             "Designated Interest Accrual Date" means, as specified in the related Prospectus Supplement, (i) the date preceding a Redemption Date or Special Redemption Date as the date through which accrued interest is paid on redemption or special redemption, or (ii) the date through which accrued interest is paid on the occurrence of an Event of Default.

             "Determination Date" means the date on which a determination is made regarding the Holders to whom a payment is due and payable on any Underlying Securities, and in certain cases, other Underlying Assets.

             "Discounted Amount" means an amount equal to the lesser of (i) the present value of an assumed stream of payments of principal and interest on Underlying Securities included in the Underlying Assets securing a Series or comprising a Trust together with Reinvestment Income thereon, if any, discounted with the same frequency as payments are made on the Securities of such Series at the highest interest rate borne by such Securities and

   (ii) the product of any collateral value cap set forth in the related Governing Document and the then outstanding principal amount thereof.

             "Distributor" has the meaning specified in "Limitations on Issuance of Bearer Certificates".

             "DOL" means Department of Labor, or its successor in interest.

             "DOL Regulation" means a regulation issued under ERISA by the United States Department of Labor.

             "DTC" means The Depository Trust Company, a limited purpose banking corporation organized under the laws of the State of New York, or its successor in interest.

             "DTC Participants" means organizations for which DTC holds securities.

             "Due Date" means each date on which a payment is due and payable on any Underlying Securities and, in certain cases, other Underlying Assets.

             "Due Period" means, for each Payment Date, the period beginning on the second day of the month preceding the month in which such Payment Date, as applicable, occurs and ending on the first day of the month in which such Payment Date occurs.

             "Duff & Phelps" means Duff & Phelps Credit Rating Co., or its successor in interest.

             "Eligible Institution" means a depository institution the long-term deposits or the long-term unsecured debt obligations of which (or in the case of the principal bank in a bank holding company system, the long-term unsecured debt obligations of such bank holding company) have been rated at least AAA/Aaa by S&P and Moody's, respectively, AAA by Fitch, if such deposits and obligations are rated by Fitch, and AAA by Duff & Phelps, if such deposits or obligations are rated by Duff & Phelps, or maintained with a depository institution the commercial paper of which (or, in the case of a principal bank in a bank holding company system, the commercial paper of such bank holding company) is rated at least A-1 + /P-1 by S&P and Moody's, respectively, F-1 by Fitch, if such commercial paper is rated by Fitch, and D-1 by Duff & Phelps, if such commercial paper is rated by Duff & Phelps.

             "Eligible Investments" means any one or more of the obligations or securities described herein under "The Underlying Assets--Investment of Funds".

             "Enhanced Series" means a Series covered by an Underlying Enhancement.

             "Enhancement Agreement" means the agreement or instrument pursuant to which any Underlying Enhancement is issued or under which the terms of any Underlying Enhancement are set forth.

             "Enhancements" means Structural Enhancements or Underlying Enhancements.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

             "ERISA Plans" means employee benefit plans subject to Part 4 of Title 1 of ERISA.

             "Euroclear" or "Euroclear Operator" means the organization which operates the Euroclear System under contract with Euroclear Clearance System S.C.

             "Euroclear Participants" means organizations for which Euroclear holds securities.

             "Event of Default" is defined herein under "The Indenture--Events of Default" and "The Trust Agreement--Events of Default".

             "Excess Cash Flow" shall have the meaning set forth in the related Prospectus Supplement.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

             "Final Scheduled Payment Date" means the Payment Date on which principal of and interest on a Series of Securities is scheduled to be paid in full.

             "Financial Guaranty Insurance" means a surety bond or insurance policy included within the Underlying Enhancements with respect to a Series.

             "Fitch" means Fitch Investors Service, L.P., or its successor in interest.

             "Fixed Rate" means a nonvariable interest rate that is assigned to a Security.

             "Governing Document" means the Indenture or the Trust Agreement (including, unless the context otherwise requires, any related Series Supplement) establishing the terms of a particular Series.

             "Government Securities" means the securities identified as such in the related Prospectus Supplement and that are transferred by the Company or one of its affiliates to the related Trust on or before the Closing Date (or are used by the Company to collateralize a Series of Bonds).

             "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, convey, assign, transfer, deposit, set over, confirm, create and grant a lien on and a security interest in and right of setoff against property.

             "Group" means Assets grouped for the purpose of providing structural Enhancement. See "Structural Enhancements -- Grouping of Underlying Assets."

             "Guaranteed Investment Contract" means a guaranteed investment contract providing for the investment of distributions on the Underlying Assets guaranteeing a minimum of a fixed rate of return on the investment of moneys deposited therein.

             "Guarantor" means the person from whom the Issuer obtains a Guaranteed Investment Contract.

             "Holder" means each Person identified as a holder of a Security in the Security Register.

             "Indenture" means with respect to any Series of Bonds, the Trust Indenture, together with any related Series Supplement.

             "Index" means, among other things, LIBOR, a prime rate, COFI, a commercial paper rate, a federal funds rate or an index based on the price of certain commodities (such as crude oil, natural gas, gold, silver or coffee) or the value of certain intangibles (such as stock indices, bond indices, foreign exchange rates or the consumer price index).

             "Indirect Participant" means a person such as a bank, broker, dealer or trust company that clears through or maintains a custodial relationship with a Participant either directly or indirectly.

             "Installment Obligation" means a debt instrument that provides for payment of any amount other than the qualified stated interest before maturity.

             "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Series, during which interest accrues on Securities of the related Series with respect to any Payment Date, Redemption Date or Special Redemption Date.

             "Interest-Only Bond" means a Bond that is entitled to receive only payments of interest based on the Notional Principal Amount of the Security.

             "Interest-Only Securities" means a Class of Securities entitled to receive only payments of interest based on the Notional Principal Amount of the Security.

             "Interest-Only Trust Certificate" means a Trust Certificate that is entitled to receive only payments of interest based on the Notional Principal Amount of the Security.

             "Investment Company Act" means the Investment Company Act of 1940, as amended.

               "IRS" means the Internal Revenue Service.

             "Issuer" means the Company or a Trust established as issuer of a Series of Securities.

             "Letter of Credit" means a Letter of Credit issued to enhance securities as described under "Underlying Enhancements".

             "Letter of Credit Issuer" means the issuer of a Letter of Credit (which may be a syndicate of banks, financial institutions and/or other issuers, including confirming issuers).

             "Letter of Credit Percentage" means the maximum liability of a Letter of Credit Issuer, expressed as a percentage of the initial aggregate outstanding principal balance of the Underlying Securities or one or more Classes of Securities of the related Series, as specified in the related Prospectus Supplement.

             "LIBOR" means the London Interbank Offered Rate, as determined in accordance with the terms of the applicable Series Supplement.

             "Maximum Variable Interest Rate" means the interest rate cap on the Bond Interest Rate or Trust Certificate Interest Rate for Variable Interest Securities.

             "Minimum Variable Interest Rate" means the interest rate floor on the Bond Interest Rate or Trust Certificate Interest Rate for Variable Interest Securities.

             "Moody's" means Moody's Investors Service, Inc., or its successor in interest.

             "1992 Act" means the Future Trading Practices Act of 1992, as amended.

             "Nonperiodic Payment" means any payment made or received pursuant to a Notional Principal Contract that is not a Periodic Payment or a termination payment.

             "Nonresidents" means a nonresident alien individual, foreign partnership, foreign corporation, foreign estate or foreign trust.

             "Notional Principal Amount" means the hypothetical principal amount used in determining the interest payable on an Interest-Only Security.

             "Notional Principal Contract" means a financial instrument that provides for the payment of amounts by one party to another at specified intervals calculated by reference to a specified index applied to a notional principal amount in exchange for either (a) a promise to pay similar amounts or (b) specified consideration such as, for example, a cash payment made at the time that the contract is entered into.

             "OID" means "original issue discount" within the meaning of Section 1273 of the Code.

             "Optional Call Right" means the right of any Optionholder as described under "The Securities--Optional Call Right".

             "Optionholder" means the Company and/or one or more of its affiliates and/or one or more unrelated third persons who have an Optional Call Right as described in the related Prospectus Supplement.

               "OTS" means the Office of the Thrift Supervision.

             "Participant" means a person that transfers Book-Entry Securities through DTC, CEDEL or Euroclear including securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the underwriters of the Securities.

             "Participating Bond" means a Bond that is entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

             "Participating Securities" means a Class of Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

             "Participating Trust Certificate" means a Trust Certificate that is entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

             "Participation Agreement" means the agreement through which participation interests in a Series will be acquired.

             "Parties in Interest" means all persons described in Section 3(14) of ERISA for purposes of Title I of ERISA and all persons described in
   Section 4975(e) of the Code for purposes of Section 4975 of the Code.

             "Partnership-Taxed Security" means a Trust Certificate issued by a Partnership-Taxed Trust.

             "Partnership-Taxed Trust" means a Trust that is treated as a partnership for federal income tax purposes.

             "Paying Agent" means the Trustee or any other Person specified in a Governing Document authorized and appointed pursuant to such Governing Document to pay the principal or interest on any Securities on behalf of the Issuer.

             "Payment Date" means the date on which payments of principal, interest or any other amounts are payable on a Security.

             "Periodic Payments" has the meaning specified in "Certain Federal Income Tax Consequences--Income Allocable to Certain Underlying Assets that are Swap Agreements".

             "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization, government or any agency or political subdivision thereof.

             "Plan Fiduciary" means a fiduciary of an employee benefit plan as defined in and subject to ERISA or of a plan as defined in Section 4975 of the Code.

             "Plans" means ERISA Plans and plans within the meaning of Section 4975(e)(1) of the Code, and any person all or a portion of whose assets are treated as if they were assets of such plans.

             "Pledged Fund or Account" means any fund or account, including the Collection Account or any Reserve Fund established with respect to, and granted as security for, a Series of Securities.

             "Principal Determination Date" means the day specified in the related Prospectus Supplement.

             "Principal-Only Bond" means a Bond that pays principal only and no interest.

             "Principal-Only Securities" means a Class of Zero Coupon Securities that pay principal only and no interest.

             "Principal-Only Trust Certificate" means a Trust Certificate entitled to receive principal only and no interest.

             "Principal Payment Dates" means, with respect to a Class, the dates specified in the related Prospectus Supplement on which principal of the Securities of such Class is to be paid.

             "Private Label Custody Receipt Securities" means the securities identified as such in the related Prospectus Supplement and that are transferred by the Company or one of its affiliates to the related Trust on or before the Closing Date (or are used by the Company to collateralize a Series of Bonds).

             "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

             "PTCEs" means Prohibited Transaction Class Exemptions that are issued by the Department of Labor.

             "Rating Agency" means a nationally recognized statistical rating agency that is described as a Rating Agency in the applicable Prospectus Supplement.

             "Redemption Date" means, with respect to any Series, the Payment Date specified by the Issuer for the redemption of Securities of such Series pursuant to the Indenture.

             "Redemption Price" means, with respect to any Bond of a Series or Class to be redeemed, an amount equal to the percentage specified in the related Prospectus Supplement of the principal amount (or of the Compound Value of any Accrual Security) of such Security so redeemed, together with accrued and unpaid interest thereon at the applicable Bond Interest Rate to the Designated Interest Accrual Date for such Series.

             "Reinvestment Income" means any interest or other earnings on Pledged Funds or Accounts that are part of the Underlying Assets for a Series.

             "Reserve Fund" means, with respect to a Series, any reserve fund described in the applicable Prospectus Supplement, including a Subordination Reserve Fund.

             "Retail Bond" means each of the Bonds of a Class identified as such in the related Prospectus Supplement. See "The Securities--Mandatory Redemption of Retail Bonds".

             "Retail Securities" means a Class of Securities identified as such in the Prospectus Supplement. See "The Securities-Mandatory Redemption of Retail Bonds".

             "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

             "SEC" means the Securities and Exchange Commission, or its successor in interest.

             "Securities" means Bonds or Trust Certificates.

             "Securities Act" means the Securities Act of 1933, as amended.

             "Securityholder" means a Holder of an issued Security.

             "Securities Owners" means the owners of the beneficial interests in a Series of Securities.

             "Security Register" means the register maintained pursuant to the Governing Document for a Series, providing for the registration of the Securities of such Series and the transfers and exchanges thereof.

             "Senior Bond" means a Bond that has a claim upon the assets of the Issuer prior to other Bonds.

             "Senior Securityholders" means Holders of Senior Securities.

             "Senior Trust Certificate" means a Trust Certificate that has a claim upon the assets of the Issuer prior to other Trust Certificates.

             "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

             "Series Supplement" means a supplement relating to a Governing Document establishing the terms of a particular Series.

             "Servicer" means any entity which services loans contained in the Underlying Assets relating to a Series.

             "Special Redemption Date" means, with respect to a Series, the date of each month (other than any month in which a Payment Date occurs) on which Bonds of that Series may be redeemed pursuant to the Indenture for such Series; such date will be the same day of the month as the day on which the Payment Date for the Bonds of that Series occurs.

             "Specified Index" means: (i) a fixed rate, price or amount; (ii) a fixed rate, price or amount applicable in one or more specified periods followed by one or more different fixed rates, prices or amounts applicable in other periods; (iii) an index that is based on objective financial information; and (iv) an interest rate index that is regularly used in normal lending transactions between a party to the contract and unrelated persons.

             "Stripped Bond" has the meaning specified in "Certain Federal Income Tax Consequences--Income Allocable to Underlying Securities that are Stripped Bonds or Stripped Coupons".

             "Stripped Coupon" has the meaning specified in "Certain Federal Income Tax Consequences--Income Allocable to Underlying Securities that are Stripped Bonds or Stripped Coupons".

             "Structural Enhancement" means overcollateralization, senior/subordinated structures and other structural elements of Securities intended, for example, to ensure the timely payments or distributions of or on Securities or Classes thereof and not constituting a part of the Underlying Assets.

             "Subordinated Bond" means a Bond which is subordinate in right of payment or priority or otherwise to the extent described in the related Prospectus Supplement to payment of principal and interest to any Senior Classes of Securities of such Series.

             "Subordinated Securities" means a Class of Securities which are subordinate in right of payment or priority or otherwise to the extent described in the related Prospectus Supplement to payment of principal and interest to any Senior Classes of Securities of such Series.

             "Subordinated Securityholders" means Holders of Subordinated Securities.

             "Subordinated Trust Certificate" means a Trust Certificate which is subordinate in right of payment or priority or otherwise to the extent described in the related Prospectus Supplement to payment of principal and interest or otherwise to any Senior Classes of Securities of such Series.

             "Swap Agreements" means interest rate swap agreements, interest rate caps and/or interest rate floors relating to interest rates of the Underlying Securities and the Securities of the related Series.

             "Terms and Conditions" means securities clearance accounts and cash accounts with the Euroclear Operator that are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian Law.

               "TIN" means Taxpayer Identification Number.

             "Treasury Regulations" means the regulations promulgated under the Code.

             "Trust" means a trust established pursuant to the Trust Agreement into which Underlying Assets are deposited for the purpose of issuing a Series of Trust Certificates.

             "Trust Agreement" means the Master Trust Agreement (including, unless the context otherwise requires, any related Series Supplement) between the Company and the Trustee pursuant to which a Series of Trust Certificates is issued.

             "Trust Certificateholder" or "Certificateholder" means the Holder of a Trust Certificate.

             "Trust Certificate Interest Rate" means the interest rate or rates on the outstanding principal amount of a Trust Certificate payable on the applicable Payment Date for such Trust Certificate, as specified in the related Prospectus Supplement.

             "Trust Certificates" means the Trust Certificates sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

             "Trustee" means the bank or trust company named in the Prospectus Supplement for a Series as trustee under the related Indenture or Trust Agreement.

             "Trust Estate" means, with respect to any Series of Bonds, all money, instruments, securities and other property, including all proceeds thereof, which are subject or intended to be subject to the lien of the Indenture for the benefit of the Series as of any particular time (including all property and interests Granted to the Trustee pursuant to the Series Supplement for such Series).

             "Trust Indenture" means the trust indenture between the Company and the Trustee or a Trust and the Trustee pursuant to which a Series of Bonds are issued.

             "Unavailable Amount" means, unless otherwise provided in the Prospectus Supplement, with respect to a Series, the amount, if any, remaining in the related Collection Account on a related Payment Date that represents (i) scheduled payments of principal of and interest on the Underlying Assets due subsequent to the Principal Determination Date immediately preceding the related Payment Date, (ii) the amount of all related redemptions received or deemed received subsequent to the Principal Determination Date immediately preceding such Payment Date or (iii) any investment income that has accrued subsequent to the Principal Determination Date immediately preceding such Payment Date.

             "Undelivered Assets" means Underlying Assets that are not pledged and delivered to the Trustee on the related Closing Date.

             "Underlying Assets" means, with respect to any Series, the Underlying Securities, any related Underlying Enhancement and/or Swap Agreements and any cash or Guaranteed Investment Contracts and/or other assets underlying such Series.

             "Underlying Enhancement" means Reserve Funds, Financial Guaranty Insurance, Letters of Credit and other credit enhancement and/or liquidity facilities and other enhancements (other than Structural Enhancements) intended, for example, to ensure the servicing or timely payments or distributions of or on Securities or Classes thereof and constituting part of the Underlying Assets.

             "Underlying Debt Issuer" means a corporation, partnership, trust, limited liability company or other type of domestic entity that issues an Underlying Debt Security.

             "Underlying Debt Securities" means the securities identified as such in the related Prospectus Supplement and that are transferred by the Company or one of its affiliates to the related Trust on or before the Closing Date (or are used by the Company to collateralize a Series of Bonds).

             "Underlying Issuers" means the Persons that issue, guarantee or provide credit support or are otherwise issuers with respect to Underlying Securities.


             "Underlying Securities" means the securities identified as such in the related Prospectus Supplement and that are transferred by the Company or one of its affiliates to the related Trust on or before the Closing Date (or are used by the Company to collateralize a Series of Bonds).

             "United States Person" means a person or entity that for United States federal income tax purposes is either (i) a citizen or resident of the United States, (ii) a corporation, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

             "Variable Interest Bond" means a Bond that is a Variable Interest Rate Security.

             "Variable Interest Payment Date" means, with respect to any Class of Variable Interest Bonds, the interest payment date specified in the related Prospectus Supplement. Variable Interest Payment Dates may be monthly, quarterly, semi-annual or annual.

             "Variable Interest Period" means, with respect to any Class of Variable Interest Securities, the period commencing immediately subsequent to the preceding Variable Interest Period (or, in the case of the Variable Interest Period applicable to the first Variable

   Interest Payment Date with respect to such Class of Variable Interest Securities, commencing on the Accrual Date for such Class) and ending on the date specified in the related Prospectus Supplement, during which such Class of Variable Interest Securities will accrue interest, payable on the immediately succeeding Variable Interest Payment Date, at the Bond Interest Rate or Trust Certificate Interest Rate determined on the immediately preceding Determination Date.

             "Variable Interest Rate" means the interest rate in respect of a Variable Interest Security.

             "Variable Interest Securities" means a Class of Securities on which interest accrues at a Bond Interest Rate or Trust Certificate Interest Rate that is adjusted, based on a predetermined index, at periodic intervals, all as set forth in the related Prospectus Supplement.

             "Variable Interest Trust Certificate" means a Trust Certificate that is a Variable Interest Security.

             "Voting Rights" means Holders' rights to vote and give consents and waivers in respect of any matter specified in the applicable Governing Document as requiring such vote, consent or waiver, including any vote, consent or waiver in respect of any related Underlying Asset. Unless otherwise specified in the Prospectus Supplement, Voting Rights will be allocated to Holders of a Series of Securities based on the Aggregate Outstanding Principal of the Security held.

             "Zero Coupon Bond" means a Bond that is a Zero Coupon Security.

             "Zero Coupon Securities" means a Class of Securities entitled to receive payments or distributions of principal and interest, if any, only on the maturity date thereof.

             "Zero Coupon Trust Certificate" means a Trust Certificate that is a Zero Coupon Security.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution*
          -------------------------------------------

          The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

          Registration Fee....................  $        [      ]
          Printing and Engraving Expenses.....               *
          Trustee's Fees and Expenses.........               *
          Legal Fees and Expenses.............               *
          Blue Sky Fees and Expenses..........               *
          Accountant's Fees and Expenses......               *
          Rating Agency Fees..................               *
          Miscellaneous.......................               *
                                                   -----------

          Total...............................  $            *
                                                   ===========

---------------------------
* To be completed by amendment.

Item 15.  Indemnification of Directors and Officers
          -----------------------------------------

          The Company's Certificate of Incorporation and By-laws provide for indemnification of directors and officers of the Company to the fullest extent permitted by Delaware law.

          Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

          Credit Suisse First Boston, Inc. carries directors' and officers' liability insurance that covers certain liabilities and expenses of the Company's directors and officers and covers the Company for reimbursement of payments to directors and officers in respect of such liabilities and expenses.

Item 16.                   Exhibits
                           --------

          1.1  Form of proposed Underwriting Agreement.**

     4.1    Form of Indenture, including form of Bond.**

     4.2.1  Form of Master Trust Agreement, including form of
            Trust Certificate.**

     4.2.2  Form of Trust Agreement Supplement (Certificates).**

     4.2.3  Form of Trust Agreement Supplement (Certificates/Bonds).**

     5.1    Opinion of Sidley & Austin.**

     8.1    Opinion of Sidley & Austin with respect to tax matters.**

     23.1 Consent of Sidley & Austin (included in the opinions filed as Exhibits 5.1 and 8.1).**

     24.1 Powers of Attorney of directors and officers of Credit Suisse First Boston Structured Products Corporation (included in the signature pages to this Registration Statement).**

     25.1   Statement of Eligibility of Trustee.*

     99.1   Form of Prospectus Supplement for Trust Certificates.

__________________
*  To be filed by Form 8-K.
** Previously filed.


Item 17.  Undertakings
          ------------

          (a)  As to Rule 415:

               The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above
--------  -------
do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) As to documents subsequently filed that are incorporated by reference:

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  As to indemnification:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.


          (d) As to the Qualification of Trust Indentures under the Trust Indenture Act of 1939:

          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19th day of August, 1997.

                         Credit Suisse First Boston Structured Products Corporation


                         By: \s\ Gina Hubbell
                             ----------------------------------------
                                 Name:  Gina Hubbell
                                 Title: President and Chief Executive Officer

                              POWERS OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gina Hubbell, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all further amendments (including post-effective amendments) to the Registration Statement to which this Amendment relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the dates indicated:


     Signature                  Title                  Date
--------------------  --------------------------  ---------------

/s/ Gina Hubbell      President, Chief            August 19, 1997
--------------------  Executive
Gina Hubbell          Officer
                      (Principal Executive
                      Officer) and Director

    *                 Treasurer (Principal        August 19, 1997
--------------------  Financial Officer) and
Lewis Wirshba         Director

    *                 Controller (Principal       August 19, 1997
--------------------  Accounting Officer)
Carlos Onis
    *                 Director                    August 19, 1997
--------------------
Mark Patterson

* /s/ Gina Hubbell
--------------------
By: Gina Hubbell
Attorney-in-fact

                                 EXHIBIT INDEX
                                 -------------

                                                                     Page Number
                                                                     -----------
          1.1    Form of proposed Underwriting Agreement.**

          4.1    Form of Indenture, including form of Bond.**

          4.2.1 Form of Master Trust Agreement, including form of Trust Certificate.**

          4.2.2  Form of Trust Agreement Supplement (Certificates).**

          4.2.3  Form of Trust Supplement (Certificates/Bonds).**

          5.1    Opinion of Sidley & Austin.**

          8.1    Opinion of Sidley & Austin with respect to tax matters.**

          23.1 Consent of Sidley & Austin (included in the opinions filed as Exhibits 5.1 and 8.1).**

          24.1 Powers of Attorney of directors and officers of Credit Suisse First Boston Structured Products Corporation (included in the signature pages to this Registration Statement).**

          25.1   Statement of Eligibility of Trustee.*

          99.1   Form of Prospectus Supplement for Trust Certificates.

     __________________
     *  To be filed by Form 8-K.
     ** Previously filed.